UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

(RULE 14C-101)

(Amendment No. 2)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BAYWOOD INTERNATIONAL, INC.

(Name of Registrant As Specified in Charter)

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☐	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined): The maximum value of the consideration to be received by the registrant for the proposed transaction is $8,250,000. The fee is based on one fiftieth of 1% of this value.

(4) Proposed maximum aggregate value of transaction: $8,250,000

(5) Total fee paid: $1,650

☑	Fee paid previously with preliminary materials

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.: N/A

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(4) Date Filed: N/A

BAYWOOD INTERNATIONAL, INC.
9380 E. Bahia Drive, Suite A201
Scottsdale, AZ 85260
(480) 951-3956

To Our Stockholders:

The purpose of this letter is to inform you that we intend to take the following actions:

•

to sell substantially all of the assets in our wholly-owned subsidiary, Nutritional Specialties, Inc. pursuant to an Asset Purchase Agreement, dated July 24, 2009; and

•

to amend our Articles of Incorporation, as amended, by written consent of our stockholders to change our name from “Baywood International, Inc.” to “New Leaf Brands, Inc.”

WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and our Amended and Restated By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the Asset Purchase Agreement and the amendment of our Articles of Incorporation, as amended. Please read the accompanying Information Statement carefully.

The Information Statement is being mailed to stockholders on or about September 21, 2009.

By Order of the Board of Directors,

By:	/s/ Neil Reithinger ---------------------------- Neil Reithinger Secretary September 17, 2009

BAYWOOD INTERNATIONAL, INC.

9380 E. Bahia Drive, Suite A201

Scottsdale, AZ 85260

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement will be mailed on or about September 21, 2009 to the stockholders of record of Baywood International, Inc., at the close of business on August 5, 2009 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part. This Information Statement is being furnished to our stockholders to inform you of the adoption of resolutions by written consent by the holders of a majority of our total voting capital stock.

The resolutions give us authority to (1) sell all or substantially all of the rights and assets of Nutritional Specialties, Inc., our wholly-owned subsidiary, constituting substantially all of our assets to Nutra, Inc., a subsidiary of Nutraceutical International Corporation, pursuant to an Asset Purchase Agreement, dated July 24, 2009 (the “Asset Sale”) and (2) amend our Articles of Incorporation, as amended, to change our corporate name to New Leaf Brands, Inc. Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to the above actions. In addition, pursuant to the laws of the State of Nevada, the actions taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our Board of Directors determined to pursue stockholder actions by majority written consent of our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above actions to our stockholders in a timely manner. Additionally, our Board believed that implementing the above actions in a timely manner would be in the best interests of our Company and our stockholders so that we can pursue our new planned strategic direction, assuming the transaction is consummated, as soon as possible.

The above actions will become effective 20 days following the filing of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

FORWARD-LOOKING STATEMENTS

This Information Statement on Schedule 14C contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons. These reasons include, but are not limited to the risks described in our annual report on Form 10-K and other filings we make from time to time with the Securities and Exchange Commission as well as our ability to receive the necessary approvals, consents or waivers necessary to consummate the transaction contemplated by the Asset Purchase Agreement; whether our senior lender forecloses on our assets; and our ability to carry out our strategic plans for our Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this Information Statement to conform theses statements to actual results or to changes in our expectations, except as required by law.

SUMMARY TERM SHEET FOR THE ASSET SALE

Effective July 24, 2009, together with Nutritional Specialties, Inc., we entered into an Asset Purchase Agreement (the “Agreement”) with Nutra, Inc., a subsidiary of Nutraceutical International Corporation. The material terms of the Agreement are as follows and are described in more detail beginning on page 5 of this Information Statement:

•

We agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business for a purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments.

•

The $8,250,000 purchase price includes $1,000,000 for the LifeTIME trademark and the goodwill associated with the trademark. A third party has a right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark. On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark therefore Nutra, Inc. will pay the entire purchase price, assuming all other conditions are met.

•

If the estimated net asset value of the assets being sold is greater or less than the minimum net asset value of $1,848,604, the purchase price payable at closing will be increased or decreased by the amount of such difference on a dollar-for-dollar basis.

•

$250,000 of the purchase price will be held back by Nutra, Inc. for one year following the closing of the Asset Sale to satisfy any amounts owed by us to Nutra, Inc. pursuant to the Agreement, including, at Nutra, Inc.’s option, any post-closing adjustments to the purchase price.

•

The closing of the Asset Sale was subject to the approval by a majority vote of the outstanding shares of our Company which was received on August 6, 2009.

•

The final closing of the Agreement is subject to certain releases including final consents from our Company’s senior lender, Vineyard Bank, N.A.

•

If the closing of the Asset Sale has not occurred by October 15, 2009 due to any failure of any of the conditions to closing described in the Agreement, then Nutra, Inc. may terminate the Agreement at its sole option unless Nutra, Inc. elects in writing to extend the Agreement for one or more successive periods of 30 days.

•

We have agreed to indemnify Nutra, Inc. for any losses arising out of our breach of the representations and warranties or covenants contained in the Agreement. Nutra, Inc. may only bring claims for losses which exceed, in the aggregate, $50,000 and only for that amount by which the losses exceed $50,000.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date of August 5, 2009, we had authorized 500,000,000 shares of common stock, of which 8,619,022 shares were issued and outstanding. Each share of common stock has one vote. As of the Record Date, we had authorized 540,000 shares of Series I 8% Cumulative Convertible Preferred Stock (the “Series I Preferred Stock”), of which 535,000 shares were issued and outstanding. Each share of Series I Preferred Stock is entitled to the number of votes equal to the number of shares of common stock that each share of Series I Preferred Stock is convertible into, or 16.67 votes. For example, as of the Record Date, if a holder owns 1,000 shares of Series I Preferred Stock, such Series I Preferred shares are convertible into 16,667 shares of common stock. The holder is therefore entitled to 16,667 votes. As of the Record Date, we had authorized 20,000 shares of Series J 6% Redeemable Convertible Preferred Stock (the “Series J Preferred Stock”), of which 20,000 shares are issued and outstanding. Each share of Series J Preferred Stock is entitled to the number of votes equal to the number of shares of common stock that each share of Series J Preferred Stock is convertible into, or 25 votes. The Series I and Series J Preferred Stock holders vote together with our common stock as one class.

A vote by the holders of at least a majority of our total voting capital stock is required to effect each of the actions described in this Information Statement. Therefore a majority of the 18,035,739 total votes represented by the outstanding shares of voting capital stock of our Company is required to pass the stockholder resolutions for these actions.

On August 6, 2009, a majority of votes representing 13,738,137 shares or 76.2% of shares entitled to vote, executed a written consent in favor of the action to carry out the Asset Sale and the action to effect the name change. The voting information is included in the table as follows:

	Total potential vote	Total actual vote	% voted
Series I	8,916,717	7,058,335	79.2%
Series J	500,000	362,500	72.5%
Common Stock	8,619,022	6,317,302	73.3%

Total	18,035,739	13,738,137	76.2%

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposed actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on October 13, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of July 31, 2009, by each person known by us to (i) beneficially own more than 5% of our common stock and by each of our (ii) directors, (iii) named executive officers at the end of our most recently completed fiscal year as defined in Regulation S-K, Item 402(m)(2) and (iv) all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares beneficially owned, except to the extent that authority is shared by spouses under applicable law.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class (2)
Common	Neil Reithinger (3)	961,757	10.2%

Common	Karl H. Rullich (4)	953,600	11.1%

Common	O. Lee Tawes, III (5)	4,233,385	39.1%

Common	Thomas Pinkowski (6)	1,467,500	16.3%

Common	David Tsiang (7)	323,234	3.6%

Common	Neil Russell (8)	122,917	1.4%

Common	Skae Beverage International, LLC (9)	2,158,453	23.1%

Common	R. Scott Ricketts (10)	308,736	3.5%

Common	Eric Skae (11)	4,104,178	36.4%

Common	GCE Property Holdings, Inc. (12) 1290 Avenue of the Americas New York, NY 10104	2,352,941	21.4%

Common	Lorraine DiPaolo (13) c/o Northeast Securities, Inc. 100 Wall Street, 8th Floor New York, NY 10005	2,292,816	21.5%

All executive officers and directors as a group (7 persons)		11,521,707	75.1%

(1)

Unless otherwise indicated, the mailing address for each party listed is c/o Baywood International, Inc., 9380 E. Bahia Dr., Suite A201, Scottsdale, AZ 85260.

(2)

Based on 8,619,022 common shares issued and outstanding on July 31, 2009.

(3)

Mr. Reithinger beneficially owns 161,757 common shares, an option to purchase 500,000 common shares at an exercise price of $1.00 per share and an option to purchase 300,000 common shares at an exercise price of $0.80 per share.

(4)

Mr. Rullich beneficially owns 953,600 common shares.

(5)

Mr. Tawes beneficially owns 2,024,426 common shares, an option to purchase 10,000 common shares at an exercise price of $1.60 per share, a warrant to purchase 125,000 common shares at an exercise price of $0.40 per share, a warrant to purchase 250,000 common shares at an exercise price of $0.40 per share, a warrant to purchase 100,000 common shares at an exercise price of $0.80 per share, a warrant to purchase 50,000 common shares at an exercise price of $0.80 per share, a warrant to purchase 50,000 common shares at an exercise price of $0.79 per share, a warrant to purchase 150,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 78,125 common shares at an exercise price of $0.80 per share, a warrant to purchase 312,500 common shares at an exercise price of $0.80 per share, a warrant to purchase 250,000 common shares at an exercise price of $0.85 per share and 50,000 shares of Series I Convertible Preferred Stock that are convertible into 833,334 common shares at a conversion price of $0.60 per share.

(6)

Mr. Pinkowski beneficially owns 1,100,000 common shares, a warrant to purchase 17,500 common shares at an exercise price of $1.00 per share, 100,000 common shares issuable upon conversion of a $100,000 convertible note at a conversion price of $1.00 per share and an option to purchase 250,000 common shares at an exercise price of $1.80 per share.

(7)

Mr. Tsiang beneficially owns 62,766 common shares, warrants to purchase 21,250 common shares at an exercise price of $0.40 per share, warrants to purchase 155,000 common shares at an exercise price of $0.80 per share, warrants to purchase 25,884 common shares at an exercise price of $0.85 per share and 3,500 shares of Series I Convertible Preferred Stock that are convertible into 58,334 common shares, at a conversion price of $0.60 per share.

(8)

Mr. Russell beneficially owns warrants to purchase 6,250 common shares at an exercise price of $0.40 per share, 2,500 shares of Series I Convertible Preferred Stock that are convertible into 41,667 common shares at a conversion price of $0.60 per share, an option to purchase 12,500 common shares at an exercise price of $1.00 per share and an option to purchase 62,500 common shares at an exercise price of $0.79 per share.

(9)

Skae Beverage International, LLC beneficially owns 1,444,444 common shares and 714,009 common shares issuable upon the conversion of a promissory note with a principal amount of $1,000,000 plus approximately $71,014 of accrued interest as of July 31, 2009, at a conversion price of $1.50 per share. Mr. Eric Skae is the sole control person of Skae Beverage International, LLC and, as such, has full voting and dispositive control over the shares held by Skae Beverage International, LLC.

(10)

Mr. Ricketts beneficially owns a warrant to purchase 28,736 common shares at an exercise price of $0.87 per share, 10,000 shares of Series J Preferred Stock, that are convertible into 250,000 common shares at a conversion price of $0.40 per share and an option to purchase 30,000 common shares at an exercise price of $0.74 per share.

(11)

Mr. Skae beneficially owns an option to purchase 50,000 common shares with an exercise price of $0.90 per share, which expires on September 9, 2013, a warrant to purchase 150,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 145,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 100,000 common shares at an exercise price of $0.85 per share and 240,709 common shares issuable through the conversion of a $200,000 note plus accrued interest of $4,603 at July 31, 2009 at a exercise price of $0.85. Through Skae Beverage International, Inc., Mr. Skae beneficially owns 1,444,444 common shares and 714,009 common shares issuable upon the conversion of a promissory note with a principal amount of $1,000,000 plus approximately $71,014 of accrued interest as of July 31, 2009, at a conversion price of $1.50 per share. In addition, through various individuals related to Mr. Skae, Mr. Skae beneficially owns a total of 1,260,016 common shares issuable upon the conversion of promissory notes with a total principal amount of $1,000,000 plus approximately $71,014 of accrued interest as of July 31, 2009. The note plus accrued interest may only be converted to common stock upon an event of default. Assuming conversion on July 31, 2009, these promissory notes are convertible at $0.85 per share.

(12)

Includes 1,176,471 common shares issuable upon the conversion of a 12% Subordinated Note with an conversion price of $0.85 per share and a maturity date of the earlier of (i) September 4, 2009 or (ii) no more than 15 business days following the closing of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 of gross proceeds; and 1,176,470 common shares issuable upon the exercise of warrants with an exercise price of $0.85 per share and an expiration date of September 5, 2013. Kenneth L. Henderson, as President of GCE Property Holdings, Inc., has voting and dispositive control over the securities.

(13)

Includes 261,218 common shares, 23,750 common shares issuable upon exercise of a warrant with an exercise price of $1.00 per share and expiration date of March 30, 2012, 76,719 common shares issuable upon exercise of a warrant with an exercise price of $0.80 per share and expiration date of March 30, 2012, 117,648 common shares issuable upon the conversion of a 12% Subordinated Note with an exercise price of $0.85 per share and a maturity date of the earlier of (i) September 4, 2009 and (ii) no more than 15 business days following the closing of a debt or equity financing in which we receive at least $4,000,000 of gross proceeds and 117,647 common shares issuable upon exercise of a warrant with an exercise price of $0.85 per share and expiration date of September 5, 2013. In addition, through her spouse, Gordon DiPaolo, Ms. DiPaolo beneficially owns 50,000 shares of Series I Convertible Preferred Stock that are convertible into 833,334 common shares at a conversion price of $0.60 per share, 50,000 common shares issuable upon exercise of a warrant with an exercise price of $0.40 per share and expiration date of March 30, 2012, 62,500 common shares issuable upon exercise of a warrant with an exercise price of $0.80 per share and expiration date of April 4, 2013, 300,000 common shares issuable upon exercise of a warrant with an exercise price of $0.85 per share and expiration date of February 9, 2014 and 450,000 common shares issuable upon exercise of a warrant with an exercise price of $0.40 per share and an expiration date of May 1, 2014.

ACTION: TO SELL ALL OR SUBSTANTIALLY ALL OF THE RIGHTS AND ASSETS OF NUTRITIONAL SPECIALTIES, INC., OUR WHOLLY-OWNED SUBSIDIARY, PURSUANT TO AN ASSET PURCHASE AGREEMENT WITH NUTRA, INC., A SUBSIDIARY OF NUTRACEUTICAL INTERNATIONAL CORPORATION

Recommendation of the Board of Directors

On July 23, 2009, our Board of Directors unanimously approved entry into an Asset Purchase Agreement with Nutra, Inc., a subsidiary of Nutraceutical International Corporation, a Delaware corporation (the “Agreement”) and the transactions contemplated thereby (the “Asset Sale”). The Board has determined that the Agreement and the Asset Sale are advisable to and in the best interests of our Company and our stockholders. In reaching this decision, our Board consulted with our management, as well as our financial and legal advisors, and considered a number of positive factors that it believed supported its decision, including, without limitation:

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the fact that the consideration would consist solely of cash, which would provide our Company with immediate liquidity;

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the assets being sold did not generate sufficient cash flow to cover our Company’s overhead and pay our debt as it became due;

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our Company has been unable to raise sufficient capital on acceptable terms; and

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the growth potential of the ready-to-drink tea business as compared to the nutraceutical business and the likelihood that a change in business direction focusing solely on the ready-to-drink tea business following the consummation of the Asset Sale would be successful.

The foregoing factors are discussed in more detail below:

The fact that the consideration would consist solely of cash, which would provide our Company with immediate liquidity.

The Board considered that, if we did not enter into the Agreement, we predict that the cash generated from our operations would not be sufficient to satisfy our future debt principal payments and debt service expenses. Our Company’s senior lender is Vineyard Bank, N.A., which, as of July 17, 2009, was closed by the Office of the Comptroller of the Currency which appointed the Federal Deposit Insurance Corporation, or FDIC, as receiver. We are currently in default on the principal payments due under loans held by this lender and we are in default on certain financial covenants contained in the agreements governing the loans. As of June 30, 2009, we have an outstanding debt of $3,753,046 all of which is now reflected as currently due in our financial statements (the “Vineyard Bank Debt”). As a result of our defaults under the agreements, the lender may declare the entire unpaid principal balance and all accrued unpaid interest immediately due. Additionally, the Vineyard Bank Debt is secured by a first priority security interest in our business assets. We intend to use part of the funds from the Agreement to pay down part or all of the Vineyard Bank Debt. If we do not receive these funds, the lender may foreclose on our business assets pursuant to the loan agreements and it could ultimately sell our Nutritional Specialties subsidiary and we would be unable to control the final sale price which could be lower than the amount of the consideration in the Agreement. Assuming the Asset Sale is consummated and we are able to negotiate payment of our indebtedness, we also intend to pay down other indebtedness. As of June 30, 2009, our current liabilities were $18,235,301, including notes payable, and our long-term debt was $2,653,612. As of June 30, 2009, we had notes payable of $12,922,589, of which $5,647,466 is in default. We intend to repay or renegotiate indebtedness that is either currently in default or may be in default if payment is not made within three months of our receipt of funds. We believe it is important to pay any additional debt that is in or near default to protect our Company against lawsuits, which may be expensive to defend, and which we are unlikely to prevail in. It is difficult to predict precisely how much of the funds we will use to pay indebtedness as we intend to attempt to renegotiate some or all of our indebtedness for lower payments in exchange for payment in full or payments in advance. We intend to use any remaining funds from the transaction to fund our planned new strategic direction to grow our ready-to-drink tea business.

The assets being sold did not generate sufficient cash flow to cover our Company’s overhead and pay our debt as it became due.

The Board considered that, as described above, we are in default on the Vineyard Bank Debt which puts our Company at risk of foreclosure on some or all of our assets. We are also in default with several other unsecured lenders and are delinquent on many of our trade payables due to our lack of capital. If we did not enter into the Agreement, we believe our existing operations would not have generated sufficient cash flow to cover all of our overhead expenses and pay our debts as they become due. We believe the influx of cash from consummating the Agreement will be sufficient to repay and renegotiate most of our existing debt and subsequently allow us to focus our management efforts and corporate resources on our ready-to-drink tea business. The Board concluded that a change in our strategic direction was necessary and that entering into the Agreement would create a stronger Company with better potential for growth.

Our Company was unable to raise sufficient capital on acceptable terms.

The Board considered our ability to raise sufficient capital on acceptable terms. We believe we need capital to grow our ready-to-drink tea business. While we believe we could grow this business slowly with the cash flow it generates, we believe more substantial growth is possible only with access to capital on terms acceptable to us. If we did not enter into the Agreement, we believe our cash flow from our existing operations would not be sufficient to pay our debt obligations and our corporate overhead. This means we would have little or no internal cash flow available to grow our operations. Additionally, given our defaults on the debt we have currently outstanding, we do not believe we would be able to raise capital on terms acceptable to us or at all. We believe, by selling the assets as described in the Agreement, we will be able to pay off or restructure most of our debt and resolve our current defaults. As a result, we believe we will have more access to capital on terms acceptable to us and such capital can be used to grow our ready-to-drink tea business.

The growth potential of the ready-to-drink tea business as compared to the nutraceutical business and the likelihood that a change in business direction focusing solely on the ready-to-drink tea business following the Asset Sale would be successful.

Our management and Board considered the growth potential of the ready-to-drink tea business as compared to the nutraceutical businesses. The Board concluded that the sale of our nutraceutical business would allow our Company to pursue a new strategic direction to build a beverage company around our New Leaf® brand of ready-to-drink teas and other functional beverages. The Board believes that with the experience of our current management and the growth of the industry as a whole, that this strategy could provide our Company with the greatest chance for growth and our stockholders with the greatest chance for a return on investment.

Our Board also considered a variety of risks and other potentially negative factors concerning the Agreement and the Asset Sale, including the following factors:

•

the risks and costs to us if the Asset Sale does not close, including the diversion of management and employee attention;

•

the risk that the Asset Sale might not be completed in a timely manner or at all due to a failure to receive necessary approvals, consents or waivers; and

•

the amount of revenue from our Nutritional Specialties, Inc. subsidiary that would be lost as a result of the Asset Sale.

The risks and costs to us if the Asset Sale does not close, including the diversion of management and employee attention.

The Board considered the fact that entering into the Agreement and carrying out the measures contemplated by the Agreement would require our management and employees to dedicate substantial time and attention to the transaction, instead of focusing on day-to-day business matters and growing the business. Additionally, we would spend significant funds on legal and other professional advisors to helps us carry out the matters contemplated by the Agreement. The Board considered the risk that if the transaction does not close, such time and expense would be lost. However, the Board concluded that it is likely the transaction will close and the time and expense are necessary to reposition our Company for further potential growth.

The risk that the Asset Sale might not be completed in a timely manner or at all due to a failure to receive necessary approvals, consents or waivers.

The Board considered the risk that if we fail to receive the necessary approvals, consents or waivers as described in the Agreement, there would be an additional loss of management and employee time and Company resources. Pursuant to the Agreement, we are required to obtain stockholder approval and obtain consents by third parties that are required to transfer the assets to be purchased as described in the Agreement, including consent from the landlord for an assignment of a lease agreement to Nutra, Inc. and a consent and/or release from creditors and parties holding liens against the assets to be purchased as described in the Agreement. The Board believed stockholders would support the foregoing transaction and believed we will be able to obtain the necessary consents and waivers from third parties, however at the time of the transaction, the Board could not be certain that it would receive such support, consents and waivers.

Revenue from our Nutritional Specialties, Inc. subsidiary would be lost as a result of the Asset Sale.

Assuming the Asset Sale is consummated, we would no longer develop, market and distribute nutraceutical products under our Lifetime or Baywood brands and we would no longer realize revenues from Nutritional Specialties, Inc. Based on unaudited financial statements of Nutritional Specialties, Inc., which includes both our LifeTime and Baywood brands, we realized a gross profit of $5,667,615 during the fiscal year ended December 31, 2008 and our Company as a whole realized a gross profit of $5,798,706. The gross profit realized by Nutritional Specialties, Inc. accounted for 97.7% of our gross profit as a whole. The Board, however, did not believe the loss of such gross profit outweighed the financial benefits to us if we consummate the Asset Sale. Our Company has had negative cash flows as a whole and if we continue to use our cash flow to pay down debt and fund operational losses, we may never have an opportunity to grow our business.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive. Our Board did not quantify or assign any relative weights to the factors it considered in reaching its decision to declare the Agreement and the Asset Sale advisable, in determining that the Agreement and Asset Sale is fair and in the best interest of our Company and our stockholders, and in approving the Agreement and the Asset Sale. Additionally, different directors may have given different weight to different factors. Our Board considered all of these factors as a whole, including discussions with and questioning of our management and financial and legal advisors, and, overall, considered the factors to be favorable to and in support of its decision.

For the reasons set forth above, our Board unanimously declared the Agreement advisable and determined that the Asset Sale is fair to, and in the best interests of, our Company and our stockholders, and unanimously approved the Agreement and the Asset Sale.

On July 24, 2009, we entered into the Agreement subject to, among other things, stockholder approval. The Board directed that the Agreement and the Asset Sale be submitted to a vote for approval by our stockholders. On August 6, 2009, a majority of our stockholders approved the Agreement and the Asset Sale. A copy of the Agreement is included as Appendix A to this Information Statement and is incorporated by reference in its entirety into this Information Statement.

The Agreement and Asset Sale – Opinion of the Lyndon Group, LLC

In connection with the Asset Sale, the Board of Directors obtained a fairness opinion on August 18, 2009 which was subsequently amended on September 16, 2009 to include a valuation methodology and add additional information to the valuation analysis (the “Opinion”) from the Lyndon Group, LLC (the “Lyndon Group”), an independent accounting, finance, IT and governance professional services firm. The Board of Directors looked at the qualifications of a number of firms and retained the Lyndon Group because the Lyndon Group has substantial experience in similar transactions and because of the Lyndon Group’s familiarity with our Company. As part of its business, the Lyndon Group is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. There is no material relationship between the Lyndon Group and our Company or any affiliates of our Company.

In connection with the Opinion, the Lyndon Group did not make recommendations regarding whether to consummate Asset Sale or regarding the consideration to be paid in the Asset Sale; rather it addressed the fairness of such consideration after it was determined by the parties to the transaction. The Opinion does not, with our Company’s express approval, ascribe a specific range of values to Nutritional Specialties, Inc., nor does it address the fairness of the transaction to creditors or any security holders of Nutritional Specialties, Inc., either debt or equity, other than the stockholders of our Company. The Lyndon Group expressed no opinion as to whether the assets subject to the Agreement would actually be sold to other buyers for the amount the Lyndon Group believed to be the fair value and present fair saleable value. The Opinion values the assets being sold as a going-concern (including goodwill), on a pro forma basis.

Based upon the information provided to it, the Lyndon Group determined that the Asset Sale is fair from a financial point of view, to the stockholders of our Company as of the date of the Opinion. The full text of the Lyndon Group’s Opinion, dated July 24, 2009, is attached to this Information Statement as Appendix B and is incorporated by reference in its entirety into this Information Statement.

In arriving at its opinions, the Lyndon Group, among other things:

•

Visited the offices of Nutritional Specialties, Inc. and held meetings and telephone discussions with key senior managers of our Company;

•

Reviewed the financial statements of Nutritional Specialties, Inc. for the fiscal years ended December 31, 2004 through 2008 and the financial statements for the six month period ended June 30, 2009, and management prepared pro forma financial statements for fiscal years ending December 31, 2009 through 2013;

•

Reviewed the terms and conditions of the Asset Sale;

•

Reviewed copies of the Agreement;

•

Reviewed the calculation of the net asset value as of the date of the Opinion as $2,383,454 based on the financial statements prepared by our Company;

•

Reviewed a promissory note issued by Nutritional Specialties, Inc.; and

•

Conducted or reviewed such other studies, analysis and inquiries as it deemed appropriate.

The Lyndon Group employed several commonly used valuation approaches in conducting its appraisal, including the Discounted Cash Flow Approach and the Guideline Publicly-Traded Companies Approach. The Discounted Cash Flow Approach evaluates a company’s ability to generate free cash flow into perpetuity, discounted to the present value using a risk-adjusted rate of return. The required rate of return is defined as the rate necessary to entice an arm’s length investment in the company. This rate is estimated using the weighted average cost of capital. The Guideline Publicly-Traded Companies Approach derives an indication of value by applying multiples of invested capital or equity to financial variables of publicly-traded companies with investment attributes similar to those of the subject company. The appropriate multiples are then applied to the subject company’s financial results after adjusting for differences in size, expected growth, liquidity, customers, leverage, the ability to obtain financing, and overall market risk.

In applying the Discounted Cash Flow Method, value is determined by performing a prospective financial analysis of the subject business to estimate future net cash flows. Free cash flow (defined as after-tax operating profit + depreciation - capital expenditures - working capital investment) represents the cash available after required investments for operations. Lyndon Group utilizes unlevered free cash flow in its analysis in order to analyze value before consideration of how the assets are financed which can vary by investor. We provided the Lyndon Group financial projections for LifeTime for the fiscal years ending December 31, 2009 through 2013. The Lyndon Group’s analysis determined that the projections were reasonable based on industry expectations and historical performance.

In applying the Guideline Publicly-Traded Companies Approach, the Lyndon Group researched financial and other information obtained through published sources, and identified certain public companies as being reasonably comparable to our Company. In selecting comparable public companies, the Lyndon Group used the following screening criteria:

•

Primary Stand Industrial Classification (SIC) codes listed as 2834 and 5122

•

No non-U.S. based firms

•

The company’s stock was not traded on the OTC market

•

The company’s stock price exceeds $1.00

The Lyndon Group selected the following comparable companies:

•

Hi Tech Pharmacal (HITK) is a specialty manufacturer and marketer of prescription, over-the-counter and nutritional products.

•

NBTY Inc (NTY) is a global manufacturer, marketer and retailer of a line of value-priced nutritional supplements in the United States and throughout the world.

•

Nutraceutical Intl Corp (NUTR) is a manufacturer, marketer, distributor and retailer of nutritional supplements and other natural products sold mainly to and through domestic health and natural food stores.

•

Schiff Nutrition Intl (WNI) develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.

The Lyndon Group found that the value derived by the Guideline Publicly-Traded Companies Approach yields a marketable, minority value, and a control premium of twenty-two percent was applied to the value derived.

In preparing the Opinion, the Lyndon Group assumed and relied on the truth, accuracy and completeness of all information supplied or otherwise, including without limitation, any financial information, forecasts or projections, made available to it, discussed with or reviewed by or for it, or publicly available. The Lyndon Group did not independently verify the accuracy and completeness of the information provided to it and did not assume and expressly disclaimed any responsibility for independently verifying such information. The Lyndon Group did not undertake any independent evaluation or appraisal of any of our individual assets or liabilities and it was not furnished with any such evaluation or appraisal.

The Lyndon Group relied on our representations that the financial forecast information furnished to and discussed with the Lyndon Group was prepared in a reasonable manner and reflected the best currently available estimates and judgment of our management as to the expected future financial performance of Nutritional Specialties, Inc. and that there have been no material change in the assets, financial condition, business or prospects of Nutritional Specialties, Inc. since the date of the most recent financial statements made available to the Lyndon Group. The Opinion expresses no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, the Lyndon Group relied, with our express permission, upon the certifications, representations and warranties of our management that our management is not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. The Opinion is based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to the Lyndon Group as of the date of the Opinion, and any subsequent change in such conditions would require a reevaluation of such Opinion. Although subsequent developments may affect the Opinion, the Lyndon Group assumed no obligation to update, revise or reaffirm such Opinion, and it expressly disclaimed any obligation to do so.

Further, the Lyndon Group accepted our management’s representation that the executed version of the Agreement would not differ in any material respect from the drafts that the Lyndon Group reviewed and that the Asset Sale would be consummated substantially on the terms discussed in the Agreement without any waiver of any material terms or conditions by any party to the Agreement. The Opinion did not give consideration to the tax effect of the Asset Sale on our Company.

Our Company paid a fee of $65,000 to the Lyndon Group in connection with the preparation of the Opinion. No portion of this fee is contingent on the consummation of the Asset Sale.

Contact Information

Our principal executive offices are located at 9380 E. Bahia Drive, Suite A201, Scottsdale, AZ 85260. Our telephone number is (480) 951-3956.

The principal executive offices of Nutra, Inc. are located at 1500 Kearns Boulevard, Park City, Utah 84060. Nutra’s telephone number is (435) 655-6000.

Business Conducted

Prior to entering into the Agreement, our business was to develop, market and distribute healthy and functional ready-to-drink beverages and nutraceutical products. Our main focus was on creating products that incorporate functional ingredients or offer other natural health benefits by targeting niche markets and mainstream movement with strong consumer demand. We operated through the combination of a diversified nutraceutical company that promoted our LifeTime® brand, and a premium ready-to-drink tea company that promoted our New Leaf brand. The LifeTime brand was acquired in March 2007 with the acquisition of Nutritional Specialties, Inc. and the New Leaf brand was acquired in September 2008 with the acquisition of Skae Beverage International, LLC.

Our new planned strategic direction, assuming the transaction with Nutra, Inc. is consummated, is to build a beverage company around our New Leaf brand of ready-to-drink teas and other new functional beverages. Additionally, assuming the transaction with Nutra, Inc. is consummated, we will no longer develop, market and distribute nutraceutical products. Even with limited access to capital, we have grown the New Leaf brand. New Leaf beverages are sold in 24 states, through 75 distributors and 14 well-known retailers in over 8,000 outlets. We sold 138,341 cases of iced tea in the second quarter of 2009, up over 68% from 82,196 cases in the first quarter of 2009. We anticipate that, after our debts are repaid and renegotiated, we will be able to raise capital to grow our New Leaf brand as well as develop additional brands.

Following the completion of the Asset Sale, our Chief Executive Officer, Eric Skae will continue in his role. Prior to joining our Company, Mr. Skae founded Skae Beverage International, LLC as Midnight Sun Brands, LLC in October 2002. He has spent the past fifteen years in the beverage industry working in senior-level sales, marketing and distribution roles. We will continue to rely on Mr. Skae’s expertise in the beverage industry. Additionally, our beverage business will continue in its staffing, distribution and manufacturing after the Asset Sale is completed in the same manner as it did prior to entering into the Agreement.

Nutra, Inc. is a subsidiary of Nutraceutical International Corporation, a Delaware corporation. Nutraceutical is an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products. Internationally, Nutraceutical markets and distributes branded nutritional supplements and other natural products to and through health and natural product distributors and retailers. Nutraceutical’s core business strategy is to acquire, integrate and operate, from beginning to end, the manufacturing, marketing and distribution of branded nutritional supplement businesses in the natural products industry. Nutraceutical was formed in 1993 by senior management and Bain Capital, Inc. to effect a consolidation strategy in the fragmented vitamin, mineral, herbal and other nutritional supplements industry. Since its formation, Nutraceutical has completed twenty-five acquisitions of assets or stock.

Terms of the Transaction

Effective July 24, 2009, together with Nutritional Specialties, Inc., we entered into the Agreement with Nutra, Inc., a subsidiary of Nutraceutical International Corporation. Pursuant to the Agreement, we agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business, including but not limited to its accounts, notes receivable and other receivables, inventory, tangible assets, rights existing under assigned purchase orders, proprietary rights, government licenses, customer lists, records, goodwill and assumed contracts. Certain rights and assets were excluded from the purchased assets, including the right to market, sell and distribute beverages as described in the Agreement. In exchange for the foregoing, Nutra, Inc. agreed to pay an aggregate purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments.

The final closing of the Asset Sale is subject to the following contingencies and requirements:

•

The approval by a majority vote of the outstanding shares of our Company which was received on August 6, 2009;

•

Obtaining certain releases including final consents from our Company’s senior lender, Vineyard Bank, N.A.;

•

If the closing of the Asset Sale has not occurred by October 15, 2009 due to any failure of any of the conditions to closing described in the Agreement, then Nutra, Inc. may terminate the Agreement at its sole option unless Nutra, Inc. elects in writing to extend the Agreement for one or more successive periods of 30 days;

•

$250,000 of the purchase price will be held back by Nutra, Inc. for one year following the closing of the Asset Sale to satisfy any amounts owed by us to Nutra, Inc. pursuant to the Agreement, including, at Nutra, Inc.’s option, any post-closing adjustments to the purchase price; and

•

The $8,250,000 purchase price is comprised of $7,250,000 for the purchased assets plus $1,000,000 for the LifeTIME trademark and the goodwill associated with the trademark. A third party has a right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark. On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark therefore Nutra, Inc. will pay the entire purchase price, assuming all other conditions are met.

Pursuant to the Agreement, the assets of Nutritional Specialties, Inc. will be evaluated at closing to see if they have a minimum net asset value as of the closing date, after giving effect to normal generally accepted accounting principles (“GAAP”), adjustments for reserves and except for routine reductions related to normal amortization and depreciation, equal to $1,848,604. When determining this net asset value at closing (referred to as the “Estimated NAV”), adjustments will be made to the extent that Nutritional Specialties, Inc.’s latest financial statements fail to conform to GAAP. In the absence of reaching a mutual agreement on the Estimated NAV amount at closing, the Estimated NAV shall equal the mean average of both parties’ good faith proposals. If the Estimated NAV is greater or less than $1,848,604, the purchase price payable at closing will be increased or decreased by the amount of such difference on a dollar-for-dollar basis. No later than six months after the closing date, if Nutra, Inc. determines that there is a material difference between the actual net asset value, (the “Actual NAV”) and the Estimated NAV, it will prepare a written statement setting forth the calculation of the Actual NAV. If there is no objection to this calculation, this written statement shall be deemed the final statement. If the parties disagree, they will determine the Actual NAV according to the procedure set forth in the Agreement and the difference between the Actual NAV and the Estimated NAV will be reconciled.

The closing for all the purchased assets as well as the LifeTIME trademark and the goodwill associated with the trademark will take place on the later to occur of (i) the business day that is 21 days following the mailing of the Definitive Information Statement, or (ii) the first business day that is at least 45 calendar days after Nutritional Specialties, Inc. has delivered a notice of right of first refusal to the third party to purchase the LifeTIME trademark and goodwill associated with the trademark. On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark.

Pursuant to the Agreement, we have agreed to indemnify Nutra, Inc. for any losses arising out of our breach of the representations and warranties or covenants contained in the agreement. Nutra, Inc. may only bring claims for losses which exceed, in the aggregate, $50,000 and only for that amount by which the losses exceed $50,000.

Use of Proceeds

Pursuant to the Agreement, we will receive $8,250,000, subject to adjustment. Additionally, as part of the Agreement, certain of our liabilities will be paid at closing. We currently project these liabilities to be approximately $1,800,000. We also estimate that professional fees and services related to the transaction will be approximately $400,000. Consequently, we believe we will have net proceeds of approximately $5,800,000 following the closing of the Agreement. We intend to use these proceeds, in part, to repay and renegotiate the Vineyard Bank Debt. As of June 30, 2009, the Vineyard Bank Debt is $3,753,046, all of which is now reflected as currently due in our financial statements. We cannot currently predict if we will pay the entire outstanding Vineyard Bank Debt or if we will be able to renegotiate some or all of the Vineyard Bank Debt prior to the Asset sale closing and the time we receive the proceeds.

With the remaining proceeds, after the Vineyard Bank Debt is repaid or renegotiated, we also intend to pay down other indebtedness. As of June 30, 2009, our current liabilities were $18,235,301 which includes notes payable of $12,922,589. Our long-term debt was $2,653,612. Of our notes payable, $5,647,466 is in default as of June 30,

2009. This includes the Vineyard Bank Debt. As of August 27, 2009, we have commitments from holders of $1,350,000 principal value of debt we have defaulted on to work with us to restructure their debt such that we are no longer in default. We currently believe we will be able to restructure such debt on terms acceptable to us, however if we cannot restructure such debt, we will likely use a portion of the net proceeds to pay all or part of this debt. We intend to repay or renegotiate indebtedness that is either currently in default or may be in default if payment is not made within three months of our receipt of funds.

Additionally, we have outstanding loans with a principal amount aggregating $2,756,182, including accrued interest, payable to our Chief Executive Officer, Eric Skae, and affiliates of Mr. Skae through August 31, 2009. Of this amount, we are in default on $492,782 and such amount is currently due. Additionally, we are required to start making payments on an additional $1,000,000 in principal value in September 2009. As part of our strategy to repay debt in default or debt in risk of default, if we have sufficient funds, we intend to repay approximately $1,100,000 of our debts to Mr. Skae and his affiliates. Such amount includes the $492,782 currently in default as well as approximately $600,000 that we intend to use to pay down loans that will require payments beginning in September 2009. We intend to negotiate with Mr. Skae and his affiliates to restructure the remainder of the outstanding debt to terms that our Company can manage and that are consistent or better to our Company than market terms and Mr. Skae has expressed a willingness to enter such negotiations.

In approving entering into the Agreement, our Board considered that some of the net proceeds of the Asset Sale would be used to pay debt owed to Mr. Skae and his affiliates and that such payments are a related party transaction. The Board weighted also the opportunity to renegotiate and restructure debt we were in default on and the opportunity to restructure future debt payments in a way that could be supported by the operations of the Company. The Board concluded that the terms given to Mr. Skae and his affiliates were no better than would be given to an independent third party and, in fact, Mr. Skae and his affiliates had provided and are willing to provide the Company with flexible financing that has not been otherwise available to the Company on any terms from an independent third party. We intend to use any remaining net proceeds from the transaction to fund our planned new strategic direction to grow our ready-to-drink tea business.

Regulatory Approvals

No federal or state regulatory requirements must be complied with, or approval must be obtained, in connection with the foregoing transaction.

Past Contacts, Transaction, Negotiations and Agreements

Other than in connection with the Asset Sale, within the two years prior to the date of this Information Statement, there have not been any negotiations, transactions or material contracts between us or our affiliates and Nutra, Inc. and its affiliates regarding any merger, consolidation, acquisition, tender offer for or other acquisition of any class of our securities, election of our directors or sale or other transfer of a material amount of our assets.

ACTION: AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE OUR NAME TO NEW LEAF BRANDS, INC.

Assuming the Asset Sale described above is consummated, our new planned strategic direction will be to build a beverage company around our New Leaf brand of ready-to-drink teas and other new functional beverages. In order to more accurately reflect the planned business activities of our Company in our name, the Board of Directors has determined to change our name from “Baywood International, Inc.” to “New Leaf Brands, Inc.” We believe that the new name will better reflect the products we offer to our customers and will reduce customer confusion. Accordingly, on July 23, 2009 our Board of Directors approved, subject to stockholder approval which was received on August 6, 2009, an amendment to our Articles of Incorporation, as amended, to change our name to “New Leaf Brands, Inc.” Even if we do not consummate the Asset Sale, we will implement our name change to "New Leaf Brands, Inc." because we believe it better reflects the strategic direction of our Company.

Our ticker symbol will change as a result of this name change. Stockholders will not be required to submit their stock certificates for exchange as a result of the name change. Following the effective date of the amendment changing our name, all new stock certificates issued by us will include our new name. The amendment effecting the name change will become effective following the amendment being filed with the Secretary of State of the State of Nevada, which will be expected to occur as soon as practicable following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date. The name change is reflected in our proposed Articles of Amendment included as Appendix C to this Information Statement.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

HOUSEHOLDING INFORMATION

Some banks, brokers and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this Information Statement may be sent to multiple stockholders sharing an address. We will promptly deliver a separate copy of this Information Statement to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Baywood International, Inc., 9380 E. Bahia Drive, Suite A201, Scottsdale, AZ 85260, or by telephone at (480) 951-3956. Any stockholder who wants to receive a separate copy of this Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker or other record holder, or such stockholder may contact our Company at the above address or telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "SEC") relating to our business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1508, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. You may obtain information on the operations of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least 20 days after the date on which the Definitive Information Statement has been mailed to our stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on October 13, 2009.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited in connection with such actions. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Appendix A

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of July 24, 2009 (the “Effective Date”), by and among Nutritional Specialties, Inc., a Nevada corporation (“Company”) and Baywood International, Inc., a Nevada corporation and the sole shareholder (the “Shareholder”) (Company and Shareholder are collectively the “Sellers”) and Nutra, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, the Company is, among other things, in the business of manufacturing, marketing and distributing dietary supplements under the “LifeTIME” and “Baywood” brand names (such business is defined more specifically below under Section 1.1 as the “Business”) and owns certain tangible and intangible assets associated therewith; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire from the Sellers, and the Sellers desire to sell to Buyer, substantially all of the assets and properties related to the Business.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1

Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management policies of such Person, whether through the voting power of outstanding securities, by contract or otherwise.

(b)

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

(c)

“Business” means the business of manufacturing, marketing and distributing dietary supplements and similar products under the “LifeTIME” and “Baywood” brand names, but specifically excludes the Skae Beverage Business (as defined in Section 10.11(d) below) or any tangible or intangible assets associated with the Skae Beverage Business.

(d)

“Claims” shall mean the written notice from the Buyer to any of the Sellers, describing in reasonable detail the nature of any claim made by the Buyer against any Indemnifying Party (as defined in Section 8.2(c) below) pursuant to this Agreement and the amount of the Loss (as defined in Section 8.2(a) below) with respect thereto, if then known.

(e)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)

“Contracts” shall mean any contracts, agreements and commitments, whether oral or written.

(g)

“Environmental, Health and Safety Requirements” shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

(h)

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(i)

“GAAP” shall mean United States generally accepted accounting principles as promulgated in effect from time to time, consistently applied.

(j)

“Indebtedness” shall mean collectively all obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing (as defined in Section 2.6), or any state of facts existing at or prior to the Closing, including (i) Taxes with respect to or based upon transactions or events occurring on or before the Closing and (ii) liabilities with respect to or based upon loans, indebtedness, promissory notes, debentures, deferred purchase price for property or services, capital lease obligations or similar obligations (or any guaranties of any of the foregoing).

(k)

“Knowledge,” or any similar term or knowledge qualification contained herein, shall mean (i) with respect to any individual, the actual knowledge of such Person after reasonable investigation, and (ii) in the case of any Person other than an individual, the actual knowledge of such Person after the reasonable investigation of all key employees, officers and directors of such Person.

(l)

“Lease” means that certain real property lease dated May 13, 2005, as amended and assigned for Company’s existing facility located at 1967 North Glassell Street, Orange, California, comprising approximately 10,381 square feet of office space. A copy of the Lease is attached as Exhibit A.

(m)

 “LifeTIME Mark and Goodwill” shall mean U.S. Trademark Registration No. 1,649,254 and the goodwill associated with the LifeTIME mark associated with that United States registration.

(n)

“Lien” shall mean any mortgage, pledge, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim, restriction, or other security interest of any kind.

(o)

“Non-Competition Period” shall mean the period beginning on the Closing Date (as defined in Section 2.6) and ending on the third anniversary of the Closing Date.

(p)

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization, any other business entity or a governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

(q)

“Proprietary Rights” means all of the following owned by, issued to, used by or licensed to any of the Sellers and used in the Business (whether pursuant to a written license or not)(but for purposes of clarity, excluding those used in or associated with the Skae Beverage Business), along with all associated income, royalties, damages and payments due from or payable by any third party (including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof), all other associated rights (including, without limitation, the right to sue and recover for past, present, or future infringements or misappropriations thereof), and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) trademarks, service marks, trade dress, logos, slogans, UPC codes, trade names and corporate names and all registrations and applications for registration thereof, together with all goodwill associated therewith; (ii) copyrights and works of authorship, and all registrations and applications for registration thereof; (iii) computer software (including, without limitation, data, data bases and related documentation); (iv) trade secrets, confidential information, and proprietary data and information (including, without limitation, compilations of data (whether or not copyrighted or copyrightable), ideas, know how, marketing, information, financial and accounting data, business and marketing plans, and customer and supplier lists and related information); (v) internet sites and related code, graphics, assets and other properties related thereto as well as all rights associated therewith, including the Website located at www.lifetimevitamins.com and www.baywoodproducts.com; (vi) all items set forth in Schedule 5.13; (vii) all other intellectual property rights; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

(r)

“Right of First Refusal” means the right of first refusal granted by Company to a certain third party (the “Third Party”) and referenced in a Confidential Agreement dated November 3, 2003, to purchase the LifeTIME Mark and Goodwill.

(s)

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to such tax or additional amounts in respect of the foregoing.

(t)

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

ARTICLE II
PURCHASE AND SALE OF ASSETS

2.1

Purchase and Sale of Assets.

(a)

Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.6), the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, convey, assign, transfer and deliver to the Buyer by appropriate instruments reasonably satisfactory to the Buyer and its counsel, free and clear of all Liens, all of the assets, properties, rights, titles and interests of every kind and nature owned, licensed or leased by Sellers and used in or related to the Business (including indirect and other forms of beneficial ownership) as of the Closing Date, whether tangible, intangible or personal and wherever located and by whomever possessed, including the Proprietary Rights, including, without limitation, all of the following assets, but excluding all of the Excluded Assets and, for avoidance of doubt, excluding the Skae Beverage Business (collectively, the “Purchased Assets”):

(i)

all Company accounts, notes receivable and other receivables (including accounts receivable), including any prepayments and prepaid expenses;

(ii)

all inventory and related supplies of the Seller and all inventory in transit that has been purchased, including but not limited to those items identified as Inventory in the NAV Schedule attached hereto as Schedule 2.1(a)(ii) (the “NAV Schedule”) (collectively, “Inventory”);

(iii)

all tangible assets of any kind, including all Fixed Assets identified in the NAV Schedule, together with the Accumulated Depreciation associated therewith (as such terms are set forth in the NAV Schedule), and including those assets listed in Schedule 5.4;

(iv)

all claims, deposits, prepayments, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment of every kind and nature;

(v)

all rights existing under those purchase orders to purchase goods or products relating to the Business as listed on the attached “Schedule 2.1(a)(v)” (collectively, the “Assigned Purchase Orders”);

(vi)

all rights under any warranties and indemnification obligations (whether implied or express) received from suppliers to the extent they pertain to the Purchased Assets;

(vii)

the right (but not the obligation) to hire any of the Company’s employees, consultants, independent contractors and brokers;

(viii)

all Proprietary Rights, including electronic and hard copies of any custom software programs, data, web pages and all related underlying software and documentation;

(ix)

all permits, licenses, franchises, and other authorizations obtained from federal, state or local governments or governmental agencies or other similar rights, and all data and records pertaining thereto related to the Business (collectively, “Government Licenses”);

(x)

all insurance, warranty, litigation, class action and condemnation proceeds received after the date hereof with respect to damage, non conformance of or loss to the Purchased Assets, or which otherwise pertain to the Business or the activities conducted therefrom or in connection therewith, and all rights and proceeds under insurance policies to the extent related to or payable in connection with any of the Purchased Assets or the Assumed Liabilities, including those that arise under any certificates of insurance from suppliers or their insurers;

(xi)

all rights to receive mail and other communications addressed to any of the Sellers related to the Business, except for communications related to the Excluded Assets;

(xii)

all telephone and facsimile numbers related to the Business;

(xiii)

customer lists, price lists and vendor lists and similar items related to the Business;

(xiv)

copies of books, financial and other corporate records to the extent related to the Business;

(xv)

all historical records, images, commercials, advertisements, brochures and similar items;

(xvi)

all goodwill of the Sellers associated with the Business, including the goodwill associated with existing customer relationships of the Business; and

(xvii)

any Contract that, within a reasonable period of time after the disclosure of such Contract to the Buyer, the Buyer elects in writing to assume (the “Assumed Contracts”).

(b)

Excluded Assets. The Sellers shall retain all of their right, title and interest in and to, and shall not transfer to the Buyer the following assets (collectively, the “Excluded Assets”):

(i)

cash, cash equivalents and marketable securities;

(ii)

the rights of Sellers pursuant to this Agreement;

(iii)

the originals of books, financial and other corporate records related to the Business, including Tax Returns, stock and minute books, corporate seal and corporate records of Company (although Buyer shall have the right to request and receive copies of any of these);

(iv)

all Contracts, except to the extent that such Contract is or becomes an Assumed Contract;

(v)

the LifeTIME Mark and Goodwill, except that the same shall be transferred to Buyer at the Second Closing Date (defined below) if the Third Party fails to exercise or affirmatively waives its Right of First Refusal with regard to the same; and

(vi)

the Skae Beverage Business.

2.2

Limited Assumption of Liabilities. Subject to the conditions specified in this Agreement, from and after the Closing, the Buyer shall assume and agree to pay, perform, discharge and satisfy, as and when due in accordance with their terms, only those liabilities and obligations of the Company associated with any Assumed Contracts; and then only to the extent such liabilities and obligations relate to goods, products, or services to be furnished to the Buyer after the Closing and to the extent, and only to the extent, arising out of obligations of performance thereunder which obligations are to be performed solely after the Closing (the “Assumed Liabilities”).

2.3

Excluded Liabilities. Except for the Assumed Liabilities, the Buyer shall not assume, and shall have no liability or obligation for any liabilities of any of the Sellers (collectively, the “Excluded Liabilities”), including liabilities or obligations of any of the Sellers arising out of or related to: (A) any other obligation required to be recorded on a balance sheet of the Sellers prepared in accordance with GAAP, (B) Taxes, (C) Indebtedness for borrowed money or deferred purchase price for property or services (including, without limitation, pursuant to any capital lease), (D) any amounts due to Affiliates or any intercompany or interbranch or interstore liabilities, (E) Excluded Assets, (F) any trade accounts payable of the Sellers, whether related to the Business or otherwise, including but not limited to co-op advertising commitments and claims, liabilities or obligations for sales returns, allowances and chargebacks, all with respect to periods prior to the Closing Date, (G) any accrued liabilities (including employee benefits, employee payroll taxes, vacation and sick leave payable, holiday pay, etc.), whether related to the Business or otherwise, including the remaining payments under the settlement with Farmatek IC VE DIS TIC, LTD, STJ entered into in June 2009, (H) any present or former employees of the Company (including, without limitation, any Plan (as defined in Section 5.18 below) (I) any contract or arrangement with any Affiliates, (J) any default or breach of contract, breach of warranty, tort, infringement, violation of law or environmental matter (in each case, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) and (K) the existing litigation ongoing in California with respect to a purported violation of Proposition 65 regarding multivitamin products (it being understood that Sellers may not settle or resolve such litigation in any manner that involves any future compliance commitments, changes to labeling or change in marketing or labeling without first obtaining the consent of Buyer, which will not be unreasonably withheld).

2.4

Purchase Price for Purchased Assets. In consideration for the Purchased Assets, the Buyer shall pay to the Sellers a total purchase price of $8,250,000 (“Purchase Price”) comprised of $7,250,000 for the Purchased Assets plus $1,000,000 for the LifeTIME Mark and Goodwill (the “LifeTIME Mark and Goodwill Consideration”), subject to adjustment pursuant to Section 2.5 and Section 8.2 below and subject to the retention of $250,000 as a holdback (the “Holdback Amount”) pursuant to Section 2.7 below. Other than the Holdback Amount and Third Party Disbursements (defined in Section 2.4(b) below), the Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to an account or accounts owned by Company. Notwithstanding the foregoing, Buyer and Sellers agree as follows:

(a)

on the Effective Date (or within five (5) business days thereafter), Buyer shall deposit Two Hundred Fifty Thousand Dollars ($250,000) of the Purchase Price as a deposit (the “Deposit”) into an escrow account established with a third-party that is mutually acceptable to Buyer and Sellers, said Deposit to be disbursable to Buyer or Sellers according to the terms and conditions of the separate escrow agreement between the parties of even date herewith (the “Escrow Agreement”); and

(b)

at Closing, Sellers shall cooperate with Buyer in providing wiring or mailing instructions such that all amounts owing to trade creditors, vendors and service providers to the Business (including for products or services delivered or in transit but not yet paid for), employees (employees obligations such as accrued vacation), brokers for broker commissions and holders of secured debt instruments that need to be paid off or released at Closing in connection with the transfer of the Business so that the Business can continue to operate without interruption or disruption, specifically including all parties who hold liens on the Purchased Assets, can be paid directly by Buyer or otherwise out of the Closing proceeds, in such amounts as Sellers shall have negotiated with such parties, and all such amounts shall be considered part of the Purchase Price (all such payments are hereafter the “Third Party Disbursements”).

(c)

Company agrees that in connection with their receipt of and distribution of the Purchase Price, and prior to any distribution to its shareholder (the Shareholder) of any part of the Purchase Price (other than reimbursement of expenses), the Company will proceed in a manner and according to a process that it devises and believes is fair and reasonable to creditors and potential claimants of the Company, in particular treating those who are similarly situated consistently and offering to such parties similar options with regard to satisfaction of debt instruments or other obligations owing by the Company to such parties, such that similarly situated parties receive similar opportunities to be paid some or part or their claims, whether in exchange for cash consideration, through the offer of common stock, through the assumption by the parent of the Company of the obligation, or otherwise in some similar manner. Sellers also agree not to treat employees, officers or insiders of Sellers vis. a vis. other creditors differently merely by virtue of their affiliation with Sellers.

2.5

Adjustments to Purchase Price.

(a)

Minimum NAV. Sellers and Buyer have agreed that the Company should have a Net Asset Value as of the Closing Date, after giving effect to normal GAAP adjustments for reserves and except for routine reductions related to normal amortization and depreciation, equal to $1,848,604 (the “Minimum NAV”), which is the Net Asset Value derived from the Company’s balance sheet as of December 31, 2008, as follows:

Item	Value
Accounts Receivable	$948,072
Allowance for Doubtful Accounts	$(193,324)
Inventory	$1,048,343
Inventory Reserve	$(71,452)
Prepaids	$48,351
Property and Equipment	$83,491
Accumulated Depreciation	$(14,877)
Net Asset Value	$1,848,604

(b)

Estimated NAV. The parties hereto agree that in determining the estimated net asset value at Closing (the “Estimated NAV”), adjustments will be made to the extent that the Latest Financial Statements of the Company fail to conform in all respects to GAAP, including all required reserves and accruals for relevant items, such as:

(A)

accounts receivable (with 100% reserves for all receivables in excess of 120 days or that relate to accounts that are known or suspected to be uncollectible in Buyer’s discretion), and reserves for coop advertising and reserves for sales returns, allowances and chargebacks, it being understood that an accounts receivable aging review shall be completed the day prior to Closing and used in the calculation of the Estimated NAV;

(B)

inventory, which shall be treated as follows:

(a)

as to inventory comprised of raw materials, bulk pills (including bulk powders), liquids, creams, labels and packaging components, such inventory must (and any raw material that does not meet this criteria must be fully reserved):

•

be good and saleable (valued at standard cost under FIFO);

•

be fully reserved with respect to overstock or obsolete items, as well as any supplies or items normally expensed; and

•

be fully reserved as to all items in excess of the last twelve (12) months historical sales on hand;

(b)

as to finished goods inventory, all items must (and any finished goods that do not meet this criteria must be fully reserved):

•

be good and saleable (valued at standard cost under FIFO);

•

be fully reserved with respect to overstock or obsolete items, as well as any supplies or items normally expensed;

•

be fully reserved as to all items in excess of the last twelve (12) months historical sales on hand; and

•

all finished goods items must have a shelf-life on the label or bottle based on historical prices and must meet the following criteria (with any items not meeting such criteria being fully reserved):

Shelf Life on Finished Goods	Minimum Remaining Shelf Life for Finished Goods

1 year	6 months

2 years	1 year

3 years	2 years

4 years	3 years

5 years	4 years

(c)

As to inventory comprised of “promotional items,” such as marketing materials, brochures and similar items, such inventory shall be fully reserved.

IT BEING UNDERSTOOD that an inventory audit shall be completed the day prior to Closing and used in the calculation of the Estimated NAV;

(C)

proper reserves for consumer returns and product warranties; and

(D)

on the day prior to Closing, for all Purchased Assets, the parties will undertake and complete a review of accumulated depreciation on all fixed assets through Closing.

If any item on the Company’s historical financial statements is not reflected in accordance with GAAP, or if any item which should be reflected on the Company’s historical financial statements is missing therefrom, in determining the Estimated NAV such items shall nonetheless be included and determined in accordance with GAAP, and all accounting entries will be taken into account regardless of their amount, all known errors and omissions will be corrected and all known proper adjustments will be made. In the absence of reaching a mutual agreement on the Estimated NAV, the Estimated NAV shall equal the mean average of Buyer’s good faith proposal and Seller’s good faith proposal. If the Estimated NAV is greater or less than the Minimum NAV, the Purchase Price payable at Closing shall be increased or decreased by the amount of such difference on a dollar-for-dollar basis.

(c)

Post-Closing Adjustment. No later than six (6) months after the Closing Date, if Buyer determines that there is a material difference between the actual NAV and the Estimated NAV, then Buyer shall prepare and deliver to the Company, on behalf of all the Sellers, a written statement (the “Proposed Statement”) setting forth a calculation of the actual NAV (“Actual NAV”). The Company shall respond on behalf of (and are hereby empowered to respond on behalf of) all Sellers and, if it has any objections to the Proposed Statement, it shall deliver a detailed statement describing the objections to Buyer within thirty (30) days after receiving the

Proposed Statement, and in the absence of providing any such objection, the Proposed Statement shall be deemed the final statement (the “Final Statement”) and the calculation of the Actual NAV set forth on the Final Statement shall be conclusive and binding upon the parties hereto. The Buyer and the Company shall use commercially reasonable efforts to resolve any such objections. If the Buyer and the Company fail to obtain a final resolution within thirty (30) days after the Buyer receives the Company’s written objections to the Proposed Statement, the Buyer and the Company shall select a single accounting firm mutually acceptable to the Buyer and the Company, and such accounting firm shall resolve any objections. If the Buyer and the Company are unable to select a mutually acceptable accounting firm, they will select a nationally-recognized “Big-4” accounting firm by lot (after excluding their respective regular outside accounting firms), and such accounting firm shall resolve any objections. The determination of any accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the Buyer and the Company. The Buyer shall thereafter revise the Proposed Statement to reflect the determination of the accounting firm and the final revised Proposed Statement shall become the Final Statement. Buyer and Company shall equally share the costs, fees and expenses associated with retaining any such accounting firm. In any case, if Buyer delivers a Proposed Statement, then once the Actual NAV is determined, if the Actual NAV (as finally determined pursuant to this Section 2.5(c)) is less than the Estimated NAV, Company will pay to Buyer an amount equal to the full amount of such difference by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Actual NAV is finally determined. If Buyer delivers a Proposed Statement and the Actual NAV (as finally determined pursuant to this Section 2.5(c)) is more than the Estimated NAV, Buyer will pay to Company an amount equal to the full amount of the difference between the Actual NAV and the Estimated NAV by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Actual NAV is finally determined.

2.6

Closing of Transactions. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place according to the following schedule and in the following steps:

(a)

Promptly after the Effective Date, Sellers will seek to obtain the approval of this Agreement and the transactions contemplated by this Agreement by a majority vote of the shares of the Shareholder entitled to vote for such a transaction under applicable law (the date on which such approval is obtained is hereafter the “Shareholder Approval Date”) and will provide a copy of the evidence of such approval to Buyer, but if no such approval is obtained and provided to Buyer by August 30, 2009, then at Buyer’s option, upon written notification from Buyer, this Agreement shall be deemed terminated and the Deposit shall be promptly returned to Buyer and all parties hereto shall be deemed released from all obligations hereunder (other than their obligations of confidentiality under the separate confidentiality agreement between the parties);

(b)

Promptly after the Effective Date, and in any case within ten (10) business days of the Effective Date, Sellers will file an information statement (the “Information Statement” or “Form 14C”) on Form 14C with the Securities and Exchange Commission (“SEC”) and shall wait for the applicable waiting period, which shall last until the earlier to occur of the date on which the SEC provides a waiver or the expiration of the ten (10) business day period (hereafter the “SEC Review Deadline”); provided, that if the SEC provides notification of its intent to review the Form 14C, then Sellers will cooperate in all respects with providing the SEC with such documents and information as SEC may request;

(c)

If the SEC does not provide notification of its intent to review the Form 14C prior to the SEC Review Deadline, or otherwise waives the applicable waiting period, then promptly thereafter, Sellers shall mail to the shareholders as of the record date the Form 14C filed with the SEC and initiate the minimum twenty-one (21) day waiting period prior to Closing (such mailing date is hereafter the “Information Statement Mailing Date”);

(d)

Notwithstanding anything herein to the contrary, if Closing has not occurred on or prior to October 15, 2009 due to any failure of any of the Conditions to Closing set forth in Section 3.1 below (unless Buyer elects in writing to extend for one or more successive periods of thirty (30) days), then at that time or any time thereafter, Buyer at its option may terminate this Agreement upon written notification to Sellers and Buyer’s Deposit shall be promptly returned to Buyer and all parties hereto shall be deemed released from all obligations hereunder (other than their obligations of confidentiality under the separate confidentiality agreement between the parties hereto);

(e)

the Closing for all Purchased Assets as well as the LifeTIME Mark and Goodwill will take place at the corporate offices of Shareholder at 9380 East Bahia Dr., Suite A201, Scottsdale, AZ or at another mutually agreeable place at 10:00 a.m., Mountain Time on the later to occur of: (i) twenty-first (21st) business day after the Information Statement Mailing Date, or (ii) the first business day that is at least forty five (45) calendar days after Company has delivered the Notice of Right of First Refusal in the form attached hereto as Exhibit B to the Third Party (which delivery shall take place as soon as practicable after the Effective Date, but in no event shall such document be mailed occur more than three (3) business days after the Effective Date), or the date on which Sellers have received a written waiver from the Third Party of the Right of First Refusal, or such other date as may be mutually agreed to by Buyer and Sellers (the “Closing Date”); it being understood, that if the Third Party exercises its Right of First Refusal, then at the Closing Date, the LifeTIME Mark and Goodwill will be conveyed by Sellers to the Third Party in exchange for the LifeTIME Mark and Goodwill Consideration using a Trademark Assignment in substantially the form attached hereto as Exhibit C (the “LifeTIME Trademark and Goodwill Assignment”) except that the Assignee shall be changed from NutraMarks, Inc to the Third Party; and the LifeTIME Mark and Goodwill Consideration will be paid by the Third Party to Sellers and the Purchase Price owing by Buyer shall be reduced by the amount of the LifeTIME Mark and Goodwill Consideration; provided further, that if the Third Party does not exercise its Right of First Refusal, then on the Closing Date, Company shall convey the LifeTIME Mark and Goodwill to Buyer pursuant to the LifeTIME Trademark and Goodwill Assignment in exchange for the LifeTIME Mark and Goodwill Consideration to be paid by Buyer to Company. For all purposes under this Agreement, the Closing shall be deemed effective as of the close of business on the Closing Date.

2.7

Disposition of Holdback Amount. In addition to any other rights and remedies available to Buyer and without limiting Buyer’s ability to recover for any claims made pursuant to this Agreement, the Holdback Amount will be available to satisfy any other amounts owed by any of the Sellers to the Buyer pursuant to this Agreement, including, at Buyer’s option, any post-closing adjustments to the Purchase Price under Section 2.5. More specifically, on the first anniversary of the Closing Date (or, if not on a business day then the next following business day) (the “Disbursement Date”), the Buyer shall release and deliver to the Company the Holdback Amount (after deducting the amount, if any, as to which Claims shall theretofore have been made by the Buyer subject to the indemnification provisions contained in Section 8.2). If the amount of any Claims exceeds the amount of the Holdback Amount, the entire remaining balance of the Holdback Amount shall be set aside and retained by the Buyer until the final disposition of such Claims.

ARTICLE III
CONDITIONS TO CLOSING

3.1

Seller’s Conditions. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions by the Sellers on or before the Closing Date:

(a)

Representations and Warranties. Without duplication of any "materiality" qualifiers contained therein, each of the representations and warranties set forth in Article V hereof will be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to such extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)

Performance. The Shareholders and the Company shall have each performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed by them at or prior to the Closing Date, including without limitation those described in Section 2.6 (a), (b) and (c) above;

(c)

Consents and Releases. All consents by third parties that are required for the transfer of the Purchased Assets to the Buyer, or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of, a default under or a termination or material modification of any material agreement to which the Company is a party or to which any material portion of the property of the Company is subject will have been obtained, and releases of any and all security interests held by third parties for which the underlying indebtedness has been, or will be, repaid by the Company on the Closing Date will have been obtained, all on terms reasonably satisfactory to the Buyer, including without limitation all of the following:

(i)

A consent from the landlord for the Lease for an assignment of the Lease to Buyer or one of Buyer’s Affiliates (the “Lease Assignment”), or a sublease to Buyer, or some other arrangement acceptable to Buyer and Sellers regarding the Lease; and

(ii)

A consent and/or release, as required by Buyer, from or involving:

(A)

 All creditors and parties holding Liens against the Purchased Assets; and

(B)

Any parties referred to in Section 2.4(b) above who are not otherwise paid in full; and

(C)

An approval of the transactions contemplated by this Agreement by the shareholders of the Company and the shareholders of Shareholder, following all notices required by law (or a waiver therefrom), signed or representing such percentage of the shareholders of the Company and of Shareholder, as may be required by such entity’s Certificate of Incorporation or Articles of Incorporation, Bylaws and applicable law, including a copy of the Information Statement on Form 14C filed by Sellers and referenced herein.

(iii)

Prior to the Second Closing Date, and with respect to the Second Closing Date and the LifeTIME Mark and Goodwill only, the Third Party shall have failed to exercise, or affirmatively waived, its Right of First Refusal, or if it shall have exercised said Right of First Refusal, it shall have paid the LifeTIME Mark and Goodwill Consideration to Buyer as a reimbursement to Buyer for amounts it previously deposited with Sellers regarding the LifeTIME Mark and Goodwill, or if such Third Party did not pay the LifeTIME Mark and Goodwill Consideration to Buyer directly, then Sellers shall have paid the LifeTIME Mark and Goodwill Consideration to Buyer.

(d)

Governmental Approvals. All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained on terms reasonably satisfactory to Buyer, and the SEC shall not have opened a review or investigation into the proposed transaction nor issued any comments on the Form 14C filed by Sellers, or the same shall have been resolved;

(e)

No Actions. No action or proceeding before any court or governmental body will be pending or threatened wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(f)

Financial Statements. Copies of the Company’s (i) unaudited financial statements for the period ended as of December 31, 2008, and (ii) unaudited financial statements, as soon as they become available, for the periods ending as of March 31, 2009, June 30, 2009 and for the period ending as of the Closing Date, as soon as they are available but no later than twenty (20) calendar days after the Closing Date (which financial statements shall be referred to herein as the “Interim Financial Statements”). The Interim Financial Statements shall be prepared according to GAAP, consistently applied;

(g)

Due Diligence. Buyer shall have completed, and shall be satisfied (in Buyer's sole discretion) with the results of, all due diligence Buyer may elect to perform regarding the Company or its Business;

(h)

Tax Returns. Company shall have filed (whether on a separate or consolidated basis with Shareholder) all relevant and required state and federal tax returns for the fiscal year ending December 31, 2007, and shall have paid all applicable taxes for any such periods;

(i)

Other Deliverables. On or prior to the Closing Date, the Sellers shall have delivered to the Buyer each of the following:

(i)

certificate from each of the Sellers, dated as of the Closing Date, stating that the preconditions specified in this Section 3.1 have been satisfied;

(ii)

certified copies of the resolutions of each of the Sellers’ boards of directors approving the transactions contemplated by this Agreement;

(iii)

copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated herein, including but not limited to a consent from the landlord for the assignment of the Lease or a sublease under the Lease (if and to the extent required or requested by Buyer);

(iv)

complete customer and vendor lists of the Company, including all relevant contact information, such as addresses, phone numbers, fax numbers, principal contact persons, all of which shall preferably be provided in both hard copy and in electronic format;

(v)

unless the Second Closing Date occurs simultaneously with the First Closing Date and the Third Party waived or failed to exercise its Right of First Refusal, a non-exclusive, perpetual, irrevocable, fully paid-up and fully transferable license and right to use the LifeTIME Mark and Goodwill in connection with the manufacture, distribution, sale and marketing of nutritional supplement and similar products, in such form as Buyer may request (the “Trademark License”);

(vi)

a fairness opinion, in form and substance satisfactory to the Buyer, issued by a qualified firm that the Purchase Price and other terms and conditions of this Agreement are fair to the shareholders of Sellers from a financial point of view (which shall be provided to Buyer within ten (10) business days of the Effective Date); and

(vii)

such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby; and

(j)

No Material Change. There shall have been no material adverse change from the Effective Date in the business, assets, financial condition, operating results, earnings, the customer, supplier, employee and sales representative relations, the business condition, the financing arrangements or any business prospects of the Company;

(k)

No Adverse Actions or Claims. There shall have been no lawsuit, petition, filing, claim, proceeding or credible threat of any of the foregoing from or involving the Company or Shareholder or from or involving shareholders, creditors, warrant-holders, distributors of Company or of Shareholder that relate to or are with respect to any of the transactions contemplated herein or any of the Purchased Assets and name Buyer or allege any claim against Buyer, and or that seek to force Company or Shareholder into, or that petition for any sort of relief that involves, voluntary or involuntary bankruptcy proceedings or any similar proceedings.

(l)

Satisfaction of Covenants. The covenants set forth in Section 4.1 hereunder shall have been completed to the satisfaction of the Buyer; and

(m)

All Other Actions. All actions to be taken by the Company or Shareholders in connection with the consummation of Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by such parties to effect the transactions contemplated hereby reasonably requested by Buyer will be reasonably satisfactory in form and substance to Buyer.

Any condition specified in this Section 3.1 may be waived by the Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by the Buyer and delivered to the Company and the Shareholder or unless the Buyer agrees to consummate the transactions contemplated by this Agreement without satisfaction of such condition.

3.2

Buyer Conditions. The obligation of each of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

(a)

Representations and Warranties. Each of the representations and warranties set forth in Article VI hereof will be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to such extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)

Performance. The Buyer will have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c)

Governmental Approvals. All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

(d)

No Actions. No action or proceeding before any court or governmental body will be pending or threatened wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(e)

Lease Assignment. The Buyer shall have executed and delivered to the other signature parties thereto the counterpart to the Lease Assignment, and the Lease Assignment shall be in full force and effect;

(f)

Other Deliverables. On or prior to the Closing Date, the Buyer shall have delivered or caused to be delivered to Company and Shareholder all of the following:

(i)

a certificate from the Buyer, dated the Closing Date, stating that the preconditions specified in this Section 3.2 have been satisfied;

(ii)

certified copies of the resolutions of the Buyer’s board of directors approving the transactions contemplated by this Agreement;

(iii)

the Purchase Price, less the Holdback Amount, for the Purchased Assets (it being understood that the Deposit shall be shown as a credit and distributed directly to Sellers on the Closing Date); and

(iv)

such other documents or instruments as Sellers reasonably request to effect the transactions contemplated hereby.

Any condition specified in this Section 3.2 may be waived by the Company and the Shareholder, provided that no such waiver shall be effective unless it is set forth in writing executed by the Company and the Shareholder or unless the Company and the Shareholder agree to consummate the transactions contemplated by this Agreement without the satisfaction of such condition.

ARTICLE IV
PRE-CLOSING COVENANTS

4.1

Pre-Closing Covenants. The parties hereto agree as follows with respect to the period between the Effective Date of this Agreement and the Closing:

(a)

General. Each of the parties hereto shall use their reasonable best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but no waiver, of the closing conditions set forth in Article III above);

(b)

Operation of the Business. Each of the Sellers shall use their best efforts to carry on the Business of the Company substantially in the same manner as historically conducted and shall refrain from engaging in any practice, taking any action, or entering into any transaction outside the ordinary course of business;

(c)

Preservation of the Business. Each of the Sellers shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies and relationships with its employees, lessors, licensors, suppliers, contractors, distributors customers and others having business dealings with the Business, sufficient to enable the Company to operate its Business in accordance with past practices;

(d)

Maintenance of Assets. Each of the Sellers shall maintain the assets of the Company in customary repair, order and condition consistent with past practice and current needs, replace in accordance with past practice its inoperable, worn out or obsolete assets and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Buyer and the Company;

(e)

Books and Records. Each of the Sellers shall maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements (as defined in Section 5.4(a) below);

(f)

Notice of Developments. The Sellers shall give prompt written notice to the Buyer of any material adverse development causing a breach of any of its own representations and warranties in Article V hereof or any breach of any covenant hereunder by any of the Sellers;

(g)

Maintain Open Communications. Sellers shall confer on a reasonable basis at the Buyer’s request with representatives of the Buyer to report on operational matters and the general status of ongoing operations;

(h)

Other Negative Covenants. Each of the Sellers shall refrain from the following:

(i)

making any loans, entering into any insider transactions or making or granting any increase in any employee’s or officer’s compensation or making or granting any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company, other than in the ordinary course of the Company’s business consistent with past practices to or with individuals who are not affiliated with Sellers;

(ii)

establishing or, except in accordance with past practice, contributing to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Company;

(iii)

entering into any contract, agreement or transaction other than in the ordinary course of the Company’s business consistent with past practice and at arm’s length with persons or entities that are not affiliated with the Sellers except as it relates to restructuring activities; and

(iv)

making or changing any election, changing any annual accounting period, adopting or changing any accounting method, filing any amended Tax Return, entering into any closing agreement, settling any Tax claim or assessment relating to the Company, surrendering any right to claim a refund of Taxes, consenting to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or taking any other similar action, or omitting to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company.

(i)

Interim Financial Statements. Sellers shall fully cooperate with Buyer’s financial personnel and outside accountants to cause the Interim Financial Statements to be updated and prepared in conformity with GAAP, consistently applied, by making appropriate and necessary accruals, and shall deliver monthly updated Interim Financial Statements as soon as reasonably possible and available; and

(j)

Access. Sellers shall provide, and shall cause their respective officers, employees, agents and representatives (including the Company’s independent accountants) to provide to Buyer and its officers, employees, agents and representatives reasonable access to personnel (including the Company’s independent accountants), and financial, accounting and other data and information (including workpapers of the Company’s independent accountants, whether prepared in contemplation of this Section 4.1 or otherwise), to the extent relating to the calculation of any of the amounts described in this Section 4.1 as reasonably requested by the Buyer, its representatives or agents for purposes of evaluating the Sellers’ compliance with the terms and conditions of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

The Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

5.1

Organization and Corporate Power. Company and Shareholder are each duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2

Authorization of Transactions. The Company has full corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder. Without limiting the generality of the foregoing, the shareholders of the Company and Shareholder have duly authorized the execution, delivery, and performance of this Agreement by the Company and the Shareholders respectively. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions.

5.3

Non-Contravention. Neither the execution and the delivery by the Sellers of this Agreement or any other agreements as contemplated herein to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company; (ii) conflict with, result in any breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a material adverse effect; or (iii) require the giving of notice to, making of any filing with, or obtaining any authorization, consent, approval, exemption or other action of any court or other governmental body.

5.4

Financial Statements. Set forth in Schedule 5.4 are the true and correct copies of the Company’s financial statements that include copies of the Company’s (i) unaudited balance sheet and statement of income for the fiscal year ended December 31, 2008, as adjusted, as derived from the audited Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations of Shareholder (together with the Interim Financial Statements, the “Latest Financial Statements”); and (ii) the Federal and any applicable State Tax extensions or returns and supporting schedules for Company and/or for Sellers for calendar years 2007 and 2008 (when available after Closing). Except as set forth in Schedule 5.4, each of the foregoing financial statements (including in all cases the notes thereto, if any) (collectively, the “Financial Statements”) is accurate and complete in all material respects, is consistent with the Company’s books and records (which, in turn, are accurate and complete in all material respects), present fairly, in all material respects, the Company’s financial position and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with the Company’s past accounting practices consistently applied.

(a)

The Interim Financial Statements delivered in accordance with Section 3.1(f) above were prepared in accordance with GAAP, consistently applied.

5.5

Title to and Condition of Assets.

(a)

Sellers have good and marketable titles to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Latest Financial Statements or acquired after the date hereof, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Financial Statements. Without limiting the generality of the foregoing, the Company has good and marketable title to all of the Purchased Assets, free and clear of any Liens or restriction on transfer, except the Vineyard Bank N.A. and Citibank, F.S.B., Citicorp Leasing, Inc., and Citicorp (West) FSB UCC filings, all of which shall be released on or prior to the Closing Date.

(b)

The Purchased Assets owned or otherwise used by the Company in the conduct of its business (other than assets that are not necessary for the operation of the Business) are in satisfactory operating condition and repair and are usable in the ordinary course of business, subject only to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction.

5.6

Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to becoming due, including any liability for Taxes and liabilities with respect to or based upon loans, indebtedness, promissory notes, debentures, deferred purchase price for property or services, or similar obligations (or any guaranties of any of the foregoing)), except for (i) liabilities set forth on the face of the Latest Financial Statements (rather than in any notes thereto); (ii) liabilities that have arisen after the most recent fiscal month end in the ordinary course of business (none of which is a result of a breach); and (iii) those liabilities disclosed in Schedule 5.6.

5.7

Absence of Certain Developments. Except as set forth in Schedule 5.7, and except as expressly contemplated by this Agreement, since the date of the Latest Financial Statements, the Sellers have not:

(a)

suffered a material adverse change in the Business or financial condition or operating results or earnings or assets or customer, supplier, employee and sales representative relations, taken in the aggregate, or business condition or financing arrangements of the Company and there has been no material casualty loss or damage to the assets of the Company (whether or not covered by insurance);

(b)

borrowed any amount or incurred or became subject to any liabilities, except trade payables incurred in the ordinary course of business consistent with past practice;

(c)

discharged or satisfied any Lien or paid any obligation or liability, or prepaid any amount of indebtedness for borrowed money, other than those discharged, satisfied, paid or prepaid in the ordinary course of business;

(d)

mortgaged, pledged or subjected to any Lien any portion of the properties or assets associated with or used in the Business;

(e)

sold, leased, assigned or transferred (including transfers to any employees or affiliates of the Company) any portion of their respective tangible assets associated with or used in the Business, except sales of Inventory in the ordinary course of business consistent with past practice, or cancelled without fair consideration any debts or claims owing to or held by Company;

(f)

sold, assigned, licensed or transferred (including without limitation transfers to any employees or affiliates of the Company) any Proprietary Rights or disclosed any confidential information other than pursuant to agreements preserving all rights of the Sellers in such confidential information or received any written confidential information of any third party in violation of any obligation of confidentiality;

(g)

suffered any extraordinary losses or waived in writing any rights of significant value, whether or not in the ordinary course of business or consistent with past custom and practice;

(h)

suffered any theft, damage, destruction or casualty loss in excess of $5,000 per incident and $10,000 in the aggregate, to their respective tangible assets associated with or used in the Business, whether or not covered by insurance, or suffered any substantial destruction;

(i)

entered into, amended or terminated any Contract, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Affiliate, director, officer or employee;

(j)

made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except in the ordinary course of business consistent with past practices;

(k)

conducted cash management customs and practices other than in the ordinary course of business consistent with past practices;

(l)

made any capital expenditures or commitments for capital expenditures that aggregate in excess of $20,000;

(m)

made any loans or advances of money, except for advances made to employees not in excess of $5,000 in the aggregate;

(n)

made any charitable contributions, pledges, association fees or dues;

(o)

entered into any lease of capital equipment or real estate involving rents in excess of $5,000 per annum;

(p)

changed or authorized any change in the Company’s articles of incorporation, by-laws or other corporate organizational documents; or

(q)

committed to any of the foregoing.

5.8

Real Property. Except as set forth on Schedule 5.8 (the “Leases and Encumbrances Schedule”):

(a)

Real Property. The Lease is valid, binding and enforceable and in full force and effect and Company holds a valid and existing leasehold interest under the Lease. Sellers have delivered to Buyer a true, correct, complete and accurate copy of the Lease and such copy is attached as Exhibit A. With respect to the Lease: (i) neither Company nor any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (ii) no party to the Lease has repudiated any provision thereof; (iii) there are no disputes, oral agreements or forbearance programs in effect as to the Lease; (iv) the Lease has not been modified in any respect; and (v) Company has not assigned, transferred, conveyed or encumbered any interest in the Lease.

(b)

No Proceedings. There are no proceedings in eminent domain or other similar proceedings pending or threatened, affecting any portion of the property at which the Business is operated and/or the premises covered by the Lease (the “Leased Premises”). There exists no judgment, order or similar decree outstanding, nor any litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Leased Premises.

(c)

Current Use. The current use of the Leased Premises does not violate any instrument of record or agreement affecting the Leased Premises, nor shall the consummation of this transaction result in any such violation. There is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over the Leased Premises that affects such real property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Leased Premises that, individually or in the aggregate, has had or resulted in, or will have or result in, an adverse effect on the operation of the Business.

(d)

Condition and Operation of Improvements. All buildings and all components of all buildings, structures and other improvements included within the Leased Premises (the “Improvements”) are in good condition and repair and adequate to operate such facilities, and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof. There are no structural deficiencies or latent defects affecting any Improvements located upon the Leased Premises. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Leased Premises are installed and operating and are sufficient to enable the Leased Premises to be used and operated to conduct the operations of the Business. The Leased Premises, and all of the fixtures, facilities and improvements thereon, are in compliance with all applicable laws and regulations and the consummation of the transaction shall not give rise to any violation of any such laws and regulations.

(e)

Title to Personal Property. Sellers own good and marketable title, free and clear of all Liens, to all of the personal and intangible personal property and assets of Sellers included within the Purchased Assets. At the Closing, Sellers will convey good and marketable title to all of its personal property and assets included within the Purchased Assets, free and clear of all Liens. The Purchased Assets so conveyed will include all of those assets (real, personal, tangible and intangible) necessary to conduct the Business in substantially the same manner as presently conducted and all assets used during the twelve months prior to the Closing Date (other than inventory sold to third parties or consumed in the ordinary course of business and worn out or obsolete fixed assets disposed of in the ordinary course of business) and will enable Buyer to operate the Business in substantially the same manner as operated by Sellers during the twelve month period prior to the Closing Date.

(f)

Condition of Assets. All of the machinery, equipment and other tangible personal property and assets of Sellers included within the Purchased Assets are in working condition and repair in all respects, ordinary wear and tear not caused by neglect excepted, and are useable in the ordinary course of business.

5.9

Accounts Receivable. All of the notes and accounts receivable of the Company reflected on the Latest Financial Statements, and all notes and accounts receivable of the Company as of the Closing Date including specifically the Assumed Accounts Receivable are and will be, good and valid receivables and obligations incurred in the ordinary course of business, subject to no counterclaims, charge backs, deductions, credits, set offs or offsets. All such accounts receivable are properly reflected on the Latest Financial Statements. The Accounts Receivable Aging Report set forth in Schedule 5.9 is accurate and complete and will be updated as of Closing by Company. As of the Closing Date, no person or entity will have any lien on such receivables or any part thereof (except as set forth in Schedule 5.9), and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment will have been made with respect to any such receivables other than in the ordinary course of business consistent with past practice and as reflected in the reserve therefor.

5.10

Inventory. All of the Inventory of the Company reflected on the Latest Financial Statements, whether located at the premises of the Company or elsewhere on the Closing Date, will consist of a quantity and quality usable and saleable in the ordinary course of business (not in excess of 12 months historical sales for any specific inventory item), are not damaged or defective and are merchantable. No item of inventory will have an age greater than 12 months (based on date manufactured), unless fully reserved for. All of the Inventory consist of bona fide assets and have a use by date, expiration date or shelf life that expires at least 24 months’ after the Closing Date. All of the Inventory of the Company, whether located at the premises of the Company or elsewhere, are, and as of the Closing Date will be, properly reflected on the Company’s books and records and are not and, as of the Closing Date will not be, the subject of any counterclaim, or a claim for a charge back, deduction, credit, set off or other offset, or any claim of a party-in-possession, such as a claim for a lien or other restriction, other than those referred to in Section 2.5 above that pertain to inventory reserves. All of the Inventory, whether located at the premises of the Company or elsewhere, are and, as of the Closing Date will be, in compliance with all applicable Laws, including those pertaining to labeling and packaging. All the Company’s products included in such Inventory comply in all respects with current FDA (as defined below in Section 5.19(b)) and FTC (as defined below in Section 5.19(b)) requirements and the requirements of Other Authorities (as defined below in Section 5.19(b)) and were handled in conformity with current FDA requirements and the requirements of Other Authorities.

5.11

Taxes.

(a)

Except as set forth on Schedule 5.11, Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by Company (whether or not shown on any Tax Return) have been paid. Company is not currently the beneficiary of any extension of time within which to file any income Tax Return. Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(b)

There is no material dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority or (B) as to which Sellers or any of the directors and officers of the Company has Knowledge.

(c)

The Company has not filed a consent under Code §341(f) concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, or is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code §280G. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(d)

The unpaid Taxes of the Company (A) do not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Financial Statements (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company filing its Tax Returns.

(e)

The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or §361.

5.12

Contracts and Commitments. Except as specifically contemplated by this Agreement and except as set forth on Schedule 5.12, the Company is not a party to or bound by, whether written or oral, any: (i) bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal; (ii) Contract for the employment of any officer, individual employee or other person on a full time or consulting basis, any severance agreement or any agreement requiring any payment upon a change of control of the Company; (iii) Contract or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of its assets; (iv) agreements with respect to the lending or investing of funds; (v) license or royalty agreements; (vi) guaranty of any obligation, other than endorsements made for collection; (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $4,000 annually; (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it; (ix) Contract or group of related Contracts (not including utility service agreements) with the same party for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year (except if such Contracts do not involve a sum in excess of $5,000 annually) or involves a sum in excess of $5,000; (x) Contract or group of related Contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $5,000; (xi) Contract with any officer, director, shareholder or other insider of the Company or any of its affiliates, or any family member or relative of Sellers (or trust for the benefit of Company or any of the foregoing), or with any entity controlled by or under common control of any such party (together, all such parties are “Related Parties”); (xii) Contract relating to the distribution, marketing or sales of its products, including the terms of sale used by Company in connection with confirmations of any purchase orders or shipments made to customers; (xiii) warranty agreement with respect to products sold; (xiv) Contracts pursuant to which the Company subcontracts work to third parties; or (xv) other Contract material to it whether or not entered into in the ordinary course of business.

(a)

Except as set forth on Schedule 5.12, the Company has delivered to the Buyer a complete copy of each written Contract listed in Schedule 5.12 (as amended to date) and a written summary setting forth the material terms and conditions of each oral Contract referred to in Schedule 5.12. With respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit the termination, modification, or acceleration, under the Contract; and (iii) no party has repudiated any material provision of the Contract.

5.13

Proprietary Rights. Neither the Company nor any Shareholders have interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of third parties in any material respect, and none of the Company, Shareholders and the directors and officers of the same has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of Company in any material respect.

(a)

Schedule 5.13 identifies each patent or registration which has been issued to the Company with respect to any of its Proprietary Rights, identifies each pending patent application or application for registration which the Company has made with respect to any of its Proprietary Rights, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of their Proprietary Rights (together with any exceptions). Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 5.13 also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright, UPC code, and material computer software item used by the Company in connection with the Business. With respect to each item identified in Schedule 5.13:

(i)

the Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction, as identified on such schedule;

(ii)

the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv)

the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(b)

Schedule 5.13 identifies each material Proprietary Right that any third party owns and that Company uses pursuant to license, sublicense, agreement, or permission in connection with the Business. The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item required to be identified in Schedule 5.13:

(i)

the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(ii)

no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(iii)

no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

(iv)

the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

(v)

no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company, including without limitation, a failure by the Company pay any required maintenance fees).

5.14

Litigation; Proceedings. Except as set forth on Schedule 5.14, there are no actions, suits, proceedings, orders or public investigations pending or threatened against the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis, to the Knowledge of the Company or Shareholders for any of the foregoing.

5.15

Brokerage Fees. Sellers have retained Columbia West Capital LLC as their advisor in connection with this Agreement and will be solely responsible for any fees or costs of Columbia West Capital LLC. Aside from the foregoing, none of the Sellers have authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement

5.16

Governmental Licenses and Permits. Schedule 5.16 contains a complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments (collectively, the “Licenses”) owned or possessed by the Company or used by the Company in the conduct of the Business. Except as indicated on Schedule 5.16, the Company owns or possesses all right, title and interest in and to all of the Licenses which are necessary to conduct the Business as presently conducted. No loss or expiration of any License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof.

5.17

Employees. To the Knowledge of Sellers, no employee plans to terminate employment with the Business during the next twelve (12) months.

5.18

Employee Benefits.

(a)

Except as set forth in Schedule 5.18, with respect to current or former employees of the Company, independent contractors, or the spouses, beneficiaries or dependents thereof, the Company does not maintain and has not maintained, does not contribute to and has not contributed to, does not have and has not had any obligation to contribute to, and does not have and has not had any liability or potential liability with respect to any (i) qualified defined contribution or defined benefit plans or arrangements (whether or not terminated) which are employee pension benefit plans (as defined in Section 3(2) of ERISA) (the “Employee Pension Plans”); (ii) any ongoing or terminated funded or unfunded employee welfare benefit plans (as defined in Section 3(1) of ERISA) (“Employee Welfare Plans”); or (iii) any plan, policy, program or arrangement (whether or not terminated) which provides nonqualified deferred compensation benefits, bonus benefits or compensation, incentive benefits or compensation, severance benefits or compensation, “change of control” (as set forth in Code Section 280G) benefits or compensation or any program, plan, policy or arrangement which provides any health, life, disability, accident, vacation, tuition reimbursement or other fringe benefits (“Other Plans”). The Company does not participate in or contribute to and has not participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”) nor does the Company have any other liability, including, without limitation, any potential withdrawal liability, with respect to any Multiemployer Plan, and Company has not incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any funded or unfunded Employee Welfare Plan, Multiemployer Plan or Other Plan which provides post retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than limited medical benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B or otherwise required by law. (Any Employee Pension Plan, any Employee Welfare Plan, any Other Plan and any Multiemployer Plan shall be referred to herein collectively as the “Plans”).

(b)

All Plans (and related trusts and insurance Contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code and the Employee Pension Plans which are employee pension benefit plans (as defined in section 3(2) of ERISA) meet, in all material respects, the requirements of “qualified plans” under Section 401(a) of the Code, and each such Employee Pension Plan has received a favorable determination letter from the Internal Revenue Service.

Company has not incurred any liability that has not been previously satisfied in full to the Pension Benefit Guaranty Corporation (the “PBGC”), the Internal Revenue Service, the Department of Labor, any other governmental agency, any Multiemployer Plan or any Person with respect to any Plan currently or previously maintained by members of the controlled group of companies (as defined in Section 414 of the Code) that includes Company (the “Controlled Group”), and no condition exists that presents a risk to Company or any other member of the Controlled Group of incurring such a liability, other than liability for premiums due the PBGC or contributions to any Plan that are not yet due and payable.

5.19

Compliance with Laws. The Sellers are not in violation of any Laws (including, without limitation, applicable occupational health and safety laws and regulations and applicable food and drug regulations and advertising regulations, zoning ordinances of foreign, federal, state and local governments and all agencies thereof) relating to the Business or the Purchased Assets, the Sellers have not been charged or threatened with any charge concerning any violation of any provision of any Law relating to the Business or the Purchased Assets that has not already been resolved, and the Sellers are not in violation of, or in default under, and no event has occurred which, with the lapse of time or the giving of notice, or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any governmental authority relating to the Business or the Purchased Assets. Without limiting the generality of the foregoing, there have been no product recalls, withdrawals or seizures with respect to any products developed, sold, licensed or delivered by the Sellers with respect to the Business. Without limiting the generality of the foregoing, except as set forth in Schedule 5.19, the Sellers:

(a)

are in compliance with, and the Sellers have not violated, the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Fair Packaging and Labeling Act, Consumer Products Safety Commissions Poison Prevention Act and the Safe Drinking Water and Toxic Enforcement Act of 1986 or "Proposition 65." No notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by the Sellers or filed, commenced or, to the knowledge of Sellers, threatened against the Sellers, or any one of them, alleging a violation of or liability or potential responsibility under any such law, rule or regulation which have not heretofore been duly cured and for which there is no remaining liability.

(b)

are not in receipt of notice of, or subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action or other compliance or enforcement action, relating to any of the products of the Business or the ingredients thereof or to the facilities in which such products are designed, manufactured, merchandised, serviced, distributed, sold, delivered or handled, whether issued by the Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC") or by any other federal, state, local or foreign authority having or asserting responsibility for the regulation of such products ("Other Authorities"), and, if any such notices or inspections are identified on Schedule 5.19, Sellers have, subsequent to the date thereof, taken and implemented all necessary and appropriate corrective or remedial actions identified in or referenced in any such notices or inspections or in any responses thereto provided by Sellers.

(c)

have obtained all necessary approvals, registrations and authorizations from, has made all necessary and appropriate applications and other submissions to, and have prepared and maintained all records, studies and other documentation needed to satisfy and demonstrate compliance with the requirements of, the FDA, the FTC and Other Authorities for their current business activities relating to the products of the Business.

(d)

have not made any false statement in, or omission from, the applications, approvals, reports or other submissions to the FDA, the FTC or the Other Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or Other Authorities relating to its products.

(e)

have not directly or indirectly made any false statement in, or omission from, any report, study, or other documentation prepared in conjunction with the applications, approvals, reports or records submitted to or prepared for the FDA, the FTC or Other Authorities relating to its products.

(f)

have not directly or indirectly made or offered any payment, gratuity or other thing of value that is prohibited by any law or regulation to personnel of the FDA, the FTC or Other Authorities in connection with the approval or regulatory status of or the facilities in which the products are designed, manufactured, merchandised, serviced, distributed, sold, delivered or handled.

(g)

are in compliance with all applicable regulations and requirements of the FDA, the FTC and Other Authorities relating to the products of the Business, including any good manufacturing or handling practices, requirements for demonstrating and maintaining the safety and efficacy of the products, export or import requirements, certificates of export, requirements for investigating customer complaints and inquiries, labeling requirements and protocols (including requirements for substantiation of marketing, advertising or labeling claims, requirements which prohibit "drug" claims or which require that the FDA receive notice of structure/function claims or pre-market notification of new dietary ingredients), labeling or registration requirements of any foreign jurisdiction into which the products are shipped or sold, shipping requirements, monitoring requirements, packaging or repackaging requirements, recordkeeping requirements, laboratory controls, sterility requirements, inventory controls and storage and warehousing procedures.

(h)

have not received any notification, written or verbal, which remains unresolved as of the date hereof, from the FDA, the FTC, FDA or FTC personnel or Other Authorities indicating that any product of the Business is unsafe or ineffective for its intended use, or have shipped or sold (or permitted to be shipped or sold) any products into any jurisdictions without first having obtained all requisite approvals, registrations and permissions from the FDA, the FTC and Other Authorities or have made claims with respect to such products which are "drug" claims (when in fact such products are not duly registered or qualified as “drugs” under applicable law) or which would cause such products to be deemed misbranded, or which questioned or requested the support or substantiation for any such claims.

5.20

Product Warranty; Product Liability. Except as set forth on Schedule 5.20, no product of the Business manufactured, sold, licensed, leased or delivered to any party is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease, other than statutory warranties. Except as set forth in Schedule 5.20, within the three years prior to the date of this Agreement, there have been no breaches of any warranty of any product of the Business manufactured, sold or delivered to any party that have resulted in a material adverse effect on the Company or any Sellers. Schedule 5.20 includes copies of such standard terms and conditions of sale for the Company (containing applicable guaranty and warranty provisions).

(a)

There is no existing liability, claim or obligation arising from or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company.

5.21

Environmental and Safety Requirements.

(a)

Each of the Sellers, their predecessors and Affiliates has complied with and is in compliance with all Environmental, Health and Safety Requirements.

(b)

Each of the Sellers, their predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

(c)

Neither the Sellers nor any of their predecessors or Affiliates have received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements, or any liabilities or potential liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health and Safety Requirements.

(d)

None of the following exists at any property or facility owned or operated by the Sellers or their predecessors or Affiliates: (i) underground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

(e)

Neither the Sellers nor any of their predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance), in a manner that has given or would give rise to obligations or liabilities, including, without limitation, any obligation or liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health and Safety Requirements.

(f)

Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so called “transaction triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

(g)

Neither the Sellers nor any of their predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any obligation or liability, including any obligation or liability for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

(h)

No facts, events or conditions relating to the past or present facilities, properties or Business of the Sellers or any of their predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health and Safety Requirements, or give rise to any other obligations or liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) pursuant to Environmental, Health and Safety Requirements, including, without limitation, any obligations or liabilities relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

5.22

Insurance. The attached Schedule 5.22 (the “Insurance Schedule”) sets forth an accurate description of each insurance policy to which Sellers have been a party, a named insured or otherwise the beneficiary of coverage at any time during the past two years with respect to the Business. All of such insurance policies are legal, valid, binding and enforceable and in full force and effect, and Sellers have not (and never have been) in breach or default with respect to their obligations under such insurance policies.

5.23

Sufficiency of Assets. The Purchased Assets include all of the assets necessary to permit the Buyer to conduct the Business after the Closing in a manner substantially equivalent to the manner as it is being conducted on the date of this Agreement. Except for the Excluded Assets, no officer, director, employee or shareholder of the Sellers owns any asset or property used in or pertaining to the Business of the Company.

5.24

Disclosure. Neither this Agreement, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Sellers that the statements contained in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VI.

6.1

Corporate Organization and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2

Authorization. The Buyer has full corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Buyer has duly authorized the execution, delivery, and performance of this Agreement by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

6.3

Brokerage Fees. The Buyer has not authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.

6.4

Closing Date. All of the representations and warranties contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Buyer has advised Company otherwise in writing prior to the Closing.

ARTICLE VII
TERMINATION

7.1

Termination. This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of the Buyer and the Company;

(b)

by the Buyer if the Closing has not occurred on or prior to October 15, 2009; provided that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if Buyer’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time; or

(c)

by either the Buyer or the Company if there has been a material misrepresentation or breach of any covenant or agreement to be performed or complied with by the other party, or in the event of a material breach of any representation or warranty of the other party, pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Article III hereof becoming incapable of fulfillment or cure (which condition has not been waived in writing by such affected party) prior to the Closing Date; or

(d)

by the Buyer, if any conditions to Buyer’s obligations under Section 3.1 have not been satisfied for any reason; or

(e)

by the Sellers if any conditions to Sellers’ obligations under Section 3.2 have not been satisfied for any reason; and

(f)

In the event of the termination of this Agreement by either the Buyer or the Sellers under this Section 7.1, all obligations of the parties hereunder shall terminate, except for obligations set forth in this Section 7.1, 9.3 and 9.7 hereof; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenant or agreements set forth in this Agreement.

7.2

Disposition of Deposit. If this Agreement is terminated by Sellers under Section 7.1(c) or (e) above, or by Buyer under Section 3.1(f), then the Deposit shall be distributed to and retained by Sellers as liquidated damages for all damages they have suffered as a result of any breach or failure to perform by Buyer AND THE DEPOSIT SHALL CONSTITUTE SELLERS’ SOLE AND EXCLUSIVE REMEDY for such breach or failure to perform. If this Agreement is terminated by Buyer under Section 7.1(a), (b), (c) or (d)(except with respect to Section 3.1(f)), or under Sections 2.6(a), (b) or (c), or under Section 7.3 below, then the Deposit shall be distributed to and retained by Buyer.

7.3

Termination Fee. If this Agreement is terminated by Sellers for any reason other than Section 7.1(c) or (e) above (or under one of those provisions without a good faith basis for such termination), or it is terminated by Buyer under any part of this Agreement because of the willful refusal or failure of Sellers to pursue approval of this transaction and Agreement as set forth in Section 2.6, or because Sellers receive and wish to accept an alternative offer from another party, including an offer by the Third Party to purchase any of the Purchased Assets other than the LifeTIME Mark and Goodwill, even if such an offer is pursuant to the Right of First Refusal (should such Third Party assert that the Right of First Refusal includes a right to purchase all of the Purchased Assets in addition to the LifeTIME Mark and Goodwill) or otherwise, then Buyer may demand (and shall immediately be paid by Company or Shareholder or both, at the option of Buyer) a termination fee (the “Termination Fee”) of $825,000, which Termination Fee shall be in lieu of all other or alternative damage claims it may have.

ARTICLE VIII
INDEMNIFICATION AND RELATED MATTERS

8.1

Survival. All representations and warranties set forth in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and continue in full force and effect until the third anniversary of the Closing Date (the “Survival Period”); provided that if a claim for indemnification is made in connection with any representation or warranty set forth in this Agreement, the Survival Period will be extended with respect solely to such representation or warranty until the date of final determination of such claim. Notwithstanding the foregoing, the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.11, 5.15, 6.1, 6.2, and 6.3, and all covenants and agreements set forth in Article II, IX and X of this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and continue in full force and effect without any time limitation thereafter.

8.2

Indemnification.

(a)

Subject to the limitations set forth in this Article VIII, the Sellers, jointly and severally, shall indemnify, defend and hold harmless the Buyer and its officers, directors, agents, employees and Affiliates from and against any and all loss, liability, deficiency, damage, diminution in value or expense (including reasonable legal expenses and costs and including interest and penalties) (a “Loss”) arising out of, relating to or resulting from (i) any breach (or any third party allegation that, if true would constitute a breach) of a representation or warranty of the Sellers, contained in this Agreement or in any other agreement contemplated herein or in any writing delivered in connection herewith (including any attachment, exhibit, schedule or certificate) (which breach shall be determined for purposes of this Article VIII without regard to any qualification based on knowledge or Seller’s Knowledge with respect to any representation or warranty made in Article V), (ii) any breach by the Sellers of any of the covenants set forth in this Agreement, or (iii) any of the Excluded Liabilities; provided, however, that the Sellers will have no liability hereunder for indemnification with respect to Losses (a) until the aggregate amount of all such Losses exceeds $50,000 and then only for the amount by which the aggregate amount of all such Losses exceeds $50,000.

(b)

Subject to the limitations set forth in this Article VIII, the Buyer shall indemnify, defend and hold harmless the Sellers and their officers, directors, agents, employees and Affiliates from and against any and all Loss arising out of, relating to or resulting from (i) any breach (or any third party allegation that, if true would constitute a breach) of a representation or warranty of the Buyer, contained in this Agreement or in any other agreement contemplated herein or in any writing delivered in connection herewith (including any attachment, exhibit, schedule or certificate) (which breach shall be determined for purposes of this Article VIII without regard to any qualification based on knowledge or Buyer’s Knowledge with respect to any representation or warranty made in Article VI), or (ii) any breach by the Buyer of any of the covenants set forth in this Agreement.

(c)

If a party hereto seeks indemnification under this Section 8.2, such party (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of the facts and circumstances giving rise to the Claim. In that regard, if any suit, action, claim, liability or obligation (a “Proceeding”) shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 8.2, the Indemnified Party shall notify the Indemnifying Party of the same in writing, specifying in reasonable detail the basis of such Claim and the facts pertaining thereto and the Indemnifying Party, if it so elects and accepts full responsibility therefor, may assume and control the defense thereof (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided, however, that (i) in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to this Section 8.2, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a “Joint Defense Proceeding”) for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties and (ii) if the Proceeding could not reasonably require any payment by the Indemnifying Party, the Indemnifying Party shall have no right to assume and control the defense thereof, but shall have the right to employ counsel separate from counsel employed by the Indemnified Party in such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnifying Party shall be at the expense of the Indemnifying Party unless the employment thereof has been specifically authorized by the Indemnified Party in writing. If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) due to the circumstances, it is appropriate or necessary for the Indemnified Party to have separate representation as a result of a conflict or potential conflict of interest that may pertain to counsel selected by the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties. The Indemnified Party shall not be liable for any settlement of any Proceeding by the Indemnifying Party, which settlement involves anything other than solely monetary damages, without the Indemnified Party’s written consent, which may be withheld in its sole discretion. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

(d)

In addition to any other remedies that the Buyer may have at law or in equity, the Buyer shall be entitled to set-off any amounts due to it from any of the Sellers pursuant to this Article VIII against any amounts otherwise payable by the Buyer to the Sellers.

ARTICLE IX
ADDITIONAL AGREEMENTS

9.1

Continuing Assistance. Subsequent to the Closing, the parties hereto shall, at their own cost, assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

9.2

Tax Matters. All sales and transfer Taxes, deed Taxes, conveyance fees, recording charges, documentary, use, stamp, registration and other such Taxes and fees (including any penalties and interest), if any, incurred in connection with Closing or the sale or transfer of any of the real Property to Buyer shall be paid by the Sellers when due, and such parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

9.3

Press Releases and Announcements. Prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company will be issued without the mutual approval of all parties hereto, except (i) the Buyer or Shareholder may make a press release and file associated documents with NASDAQ and the SEC to announce the transaction upon signature of this Agreement, but shall endeavor to provide the other party with prior notification and the opportunity to comment on the same (provided the Sellers agree not to engage in any trading of Buyer’s stock or disclose its knowledge of such pending announcement to any party other than its professional advisors, except in a manner that is contemplated to ensure compliance with applicable securities laws and regulations), and (ii) the Buyer or Shareholder may make any additional public disclosure which the Buyer in good faith believes is required by law or regulation. Subject to the foregoing exceptions, after the Closing Date and until the first anniversary of the Closing Date, no press releases related to this Agreement and the transactions contemplated herein will be issued without the parties written mutual consent, unless required by applicable law, and if so required, then the procedures outlined above shall be followed with respect to any such press release.

9.4

Further Actions. The Sellers shall execute and deliver such further instruments of conveyance and transfer and the parties will take such additional action as any other party may reasonably request to effect, consummate, confirm or evidence the transfer to the Buyer of the Purchased Assets and any other transactions contemplated by this Agreement.

9.5

Specific Performance. The Sellers acknowledge that the Company’s business is unique and recognizes and affirms that in the event of a breach of this Agreement by any of such parties, money damages may be inadequate and the Buyer may have no adequate remedy at law. Accordingly, the Sellers agree that the Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such parties’ obligations hereunder not only by an action or actions for damages under the indemnification provisions of Article VIII but also by an action or actions for specific performance, injunctive and/or other equitable relief.

9.6

Investigation. Prior to the Closing Date, the Buyer may make or cause to be made such investigation of the business and properties of the Sellers as it deems necessary or advisable to familiarize itself therewith; provided that such investigation shall be reasonably related to the transactions contemplated hereby. The Sellers shall, and shall cause the Company and its officers, directors, employees and agents to, permit Buyer and its employees, agents, accounting, legal and other authorized representatives and representatives of the financial institutions which are considering participation in the financing of this transaction to, at reasonable times, (i) have full access to the premises, books and records of the Company at reasonable hours, (ii) visit and inspect any of the properties of the Company, and (iii) discuss the affairs, finances and accounts of the Company with the directors and independent accountants of the Company.

9.7

Fees and Expenses. Except as otherwise provided herein, the parties hereto shall pay all of their own fees and expenses (including, if incurred, fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

9.8

Books and Records. Before and after Closing, Sellers shall allow the Buyer’s representatives, attorneys and accountants access to the Company’s books and records, upon reasonable request and during such party’s normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby.

9.9

Negotiations with Others. During the period from the Effective Date to the Closing Date, or until such date as this Agreement may be terminated in accordance with its terms, neither Sellers nor any of Sellers’ officers, directors, counsel, accountants, auditors, investment bankers or other agents retained by or acting on behalf of Sellers, will (i) seek, solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group (other than Buyer) relating to the possible acquisition of stock or equity interests of Seller or the possible purchase of all or substantially all of the Purchased Assets, or any tender or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, Seller (each an “Acquisition Proposal”), (ii) enter into, participate or cooperate in or consider or pursue any discussions or negotiations regarding or that reasonably may be expected to lead to an Acquisition Proposal or furnish to any person or entity information concerning Seller for purposes of facilitating any Acquisition Proposal, or (iii) otherwise solicit or cooperate in any way with, or assist, participate in, facilitate or encourage any effort or attempt by any person to make or enter into an Acquisition Proposal. Seller shall notify Buyer in writing within twenty-four (24) hours following receipt of any unsolicited Acquisition Proposal or request for information from any third party. Such written notification shall describe in reasonable detail any such occurrence and identify the person or persons involved.

ARTICLE X
MISCELLANEOUS

10.1

Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by each of the parties hereto. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

10.2

Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied. Notices, demands and communications to the parties hereto will, unless another address is specified in writing, be sent to the address indicated below:

(i)

If to the Sellers, to:

9380 East Bahia, Suite A201
Scottsdale, AZ 85260

Attn: Neil Reithinger, President

Facsimile Number: (480) 483-2168

With a copy to, which shall not constitute notice, to:

Trombly Business Law

1320 Centre Street, Suite 202

Newton, MA 02459

Attn: Amy Trombly

Fax: (617) 243-0066

(ii)

If to the Buyer, to:

Nutra, Inc.

1500 Kearns Blvd., Suite B-200

Park City, UT 84060

Attention: Frank W. Gay II

Fax: 435-655-6080

With a copy to, which shall not constitute notice, to:

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

United States of America

Attention: Stephen D. Oetgen

Fax: (415) 439-1314 (rightfax)

(b)

All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 10.2 if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five (5) business days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) business days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

10.3

Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) or (iii) collaterally assign all of the Buyer’s rights, interests and benefits under this Agreement to Buyer’s financing sources.

10.4

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

10.5

Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. Subject to Section 10.9 below, there are no agreements, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement.

10.6

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

10.7

Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.8

Confidentiality Agreement. Nothing in this Agreement shall be deemed to cancel the existing confidentiality agreement executed by and between the Buyer and the Company. However, in the event of any conflict between the provisions of this Agreement and such confidentiality agreement, the provisions of this Agreement shall prevail.

10.9

Non-compete Agreements.

(a)

Sellers shall deliver to the Buyer as soon as practicable following the Closing Date, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the Business which Sellers may possess or have under their control. Subject to Section 10.9(c) below, Sellers agree that during the Non-Competition Period, Sellers will not permit their names to be used by or participate as a manufacturer, marketer or distributor of dietary or nutritional supplements to (a) any retail stores in the United States of America and its possessions and territories as well as Canada (including national retailers like Wal-Mart, Walgreen’s, Rite Aid and similar chains, regional and independent retailers, including drug stores, grocery stores, discount clubs such as Costco and Sam’s Club, and health food stores, specifically including any local, regional and national chains of health food stores and/or natural grocery stores, including Whole Foods, GNC and Vitamin Shoppe), or (b) any customer, distributor or similar party, or into any distribution channel (i) in the United States or Canada or (ii) in any geographical territory in which Sellers did business or into which Sellers sold products for the twenty four month period prior to the Closing Date and during the period after Closing until the Non-Competition Period begins (the “Restrictive Territories”). For purposes of this Agreement, the term “participate” includes any direct or indirect interest in any enterprise, whether as a partner, sole proprietor, stockholder, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, investor, lender, owner or otherwise; provided that the term “participate” shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Sellers acknowledge that the restrictions set forth above are reasonable and necessary with respect to duration, geography and scope to protect the goodwill of the business being sold pursuant to this Agreement. Subject to Section 10.9(c) below, during the Non-Competition Period, Sellers shall not (i) induce or attempt to induce any employee of Buyer or its Affiliates to leave its employ or in any way interfere with the relationship between Buyer and its Affiliates and their respective employees, (ii) solicit any person who was an employee of Buyer or its Affiliates at any time during the Non-Competition Period or (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee or other business relation of Buyer or its Affiliates to cease doing business with them or in any way interfere with the relationship between Buyer or any of its Affiliates and any such person or business relation (including, without limitation, making any negative statements or communications about Buyer or its Affiliates). Notwithstanding the foregoing, nothing herein shall prevent Sellers from hiring an employee of Buyer or its Affiliates who responds to a general advertisement of a position or who, without any solicitation or contact from Sellers, applies for a position with Sellers.

(b)

The Parties hereto agree that Buyer would suffer irreparable harm from a breach by Sellers of any of the covenants or agreements contained in this Section 10.9 and that money damages would not be an adequate remedy for any such breach. In the event of a breach or threatened breach by Sellers of any of the provisions of this Section 10.9, Buyer or its successors or assigns, in addition to all other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (including, without limitation, the extension of the Non-Competition Period by a period equal to the length of the violation of this Section 10.9), without posting any bond or other security. In the event of an alleged breach or violation by Sellers of any of the provisions of this Section 10.9, the Non-Competition Period described above shall be tolled until such alleged breach or violation has been duly cured. Sellers agree that these restrictions are reasonable. If, at the time of enforcement of any of the provisions of this Section 10.9, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Sellers agree that the covenants made in Section 10.9 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

(c)

At Closing, if requested by Buyer, Sellers shall deliver to Buyer counterparts to the foregoing non-competition covenants, duly executed by each of the Shareholders.

(d)

Notwithstanding anything to the contrary in this Section 10.11, nothing herein shall be deemed to prevent Sellers or any of their Affiliates from manufacturing, marketing, selling or distributing ready to drink beverages, teas (in liquid, powder or tea-bag form), functional beverages, new age beverages, iced tonics, juices, energy drinks, carbonated drinks of any kind or water or functional water (the “Skae Beverage Business”).

10.12

Corporate Names. Sellers agree to terminate and cancel any “DBA” filings it may have with regard to the name LifeTIME or Baywood or any similar name promptly after Closing, or transfer the same to Buyer if Buyer so requests and to the extent transferable. Notwithstanding anything herein to the contrary, Sellers may continue to use “Baywood International” and “Baywood Making Life Better” until December 31, 2009. Sellers acknowledge that Buyer may be applying for fictitious name filings for “LifeTIME” or “Baywood” or similar names in various jurisdictions and agree to sign consents for any required filings if necessary.

10.13

License to Use Corporate Names on Labels and Marketing Material

. Sellers grant a license to Buyer to use any and all of Seller’s entity names, fictitious names or other names that, immediately prior to Closing, are found on any labels, brochures, marketing materials, websites or other information or materials that were used by the Business prior to Closing but are not part of the Purchased Assets until such time as Buyer has modified or updated such items.

10.14

Reciprocal License to Use Corporate Names.  Buyer grants a license to Sellers to use the name “Baywood” as part of Seller’s corporate name and on Seller’s websites, marketing materials and other documents and stationery for a period of up to six (6) months after Closing, after which time Sellers shall cease using such name.

10.15

Including: The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matter immediately following it.

*  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER:

NUTRA, INC.,
A DELAWARE CORPORATION

By:	/s/ Jeffery A. Hinrichs

Its:	Vice President

COMPANY:

NUTRITIONAL SPECIALTIES, INC.
A NEVADA CORPORATION

By:	/s/ Neil Reithinger
Neil Reithinger, CEO

SHAREHOLDER:

BAYWOOD INTERNATIONAL, INC.,
A NEVADA CORPORATION

By:	/s/ Eric Skae
Its:	CEO

Exhibit List

Exhibit A

Lease

Exhibit B

Form of Notice of Right of First Refusal to Third Party

Exhibit C

Form of LifeTIME Trademark and Goodwill Assignment

Schedule List  [Most of the following schedules will be provided or updated prior to Closing]

NAV Schedule

Schedule 2.1(a)(v) – Assigned Purchase Orders Schedule

Schedule 5.4 – Financial Statements Tax Returns Schedule

Schedule 5.6 – Liabilities Schedule

Schedule 5.7 – Developments Schedule

Schedule 5.8 – Lease and Encumbrances Schedule

Schedule 5.9 – Accounts Receivable Aging Report

Schedule 5.11 – Taxes Schedule

Schedule 5.12 – Contracts Schedule

Schedule 5.13 – Proprietary Rights Schedule

Schedule 5.14 – Litigation Schedule

Schedule 5.16 – Governmental Licenses and Permits Schedule

Schedule 5.18 – Employee Benefits Schedule

Schedule 5.19 – Compliance Schedule

Schedule 5.20 – Product Warranty and Product Liability Schedule

Schedule 5.22 – Insurance Schedule

Schedule 5.4 to Asset Purchase Agreement

Financial Statements and Tax Returns Schedule

Financial Statements

Unaudited Statement of Operations and Balance Sheet for the

Fiscal Year Ended December 31, 2008

Statement of Operations

For the year ended December 31, 2008

Lifetime [1]
SALES:
Net Sales	$12,713,755

COST OF SALES:
Cost of Sales	7,046,140

GROSS PROFIT	5,667,615

OPERATING EXPENSES:
Shipping and Handling	1,291,176
Marketing Expenses	2,160,782
General & Administrative	1,113,721
Depreciation & Amortization	105,381

TOTAL OPERATING EXPENSES	4,671,060

OPERATING INCOME (LOSS)	996,555

OTHER INCOME (EXPENSE):
Interest Income	759
Miscellaneous Income (Expense), Net	24,943
Interest Expense	(48,105)

TOTAL OTHER INCOME (EXPENSE)	(22,403)

INCOME (LOSS) BEFORE TAXES	$974,152

———————

1

Includes Baywood brand

Balance Sheet

December 31, 2008

Lifetime [1]
CURRENT ASSETS
Cash & cash equivalents	$––
Accounts Receivable	908,072
Allowance for Doubtful Accounts	(153,324)
Inventory	1,048,343
Inventory Reserve	(71,452)
Prepaids	48,351

Total Current Assets	1,779,990

PROPERTY & EQUIPMENT
Property & Equipment	83,491
Accumulated Depreciation	(14,877)

Total Property & Equipment	68,614

OTHER ASSETS
Goodwill & Other intangible assets, net	9,377,062

Total Other Assets	9,377,062

Total Assets	$11,225,666

CURRENT LIABILITIES
Accounts Payable	$656,318
Accrued Liabilities	505,149
Intercompany transactions	(115,603)
Intercompany	(2,840,075)

Total Current Liabilities	(1,794,211)

OTHER LIABILTIES
Long-term debt	901,628
Total Other Liabilities	901,628

Total Liabilities
STOCKHOLDERS' EQUITY
Common Stock
Additional Paid-in Capital	40,000
Retained Earnings	10,128,899
1,949,350
Total Stockholders' Equity
12,118,249
Total Liabilities and Stockholders' Equity
Common Stock	$11,225,666

Tax Returns

See Schedule 5.11

Schedule 5.11 to Asset Purchase Agreement

Taxes

For 2008, the Company files its federal tax return and state tax returns in Nevada, Arizona, California and Idaho as part of the Shareholder’s consolidated federal tax return and the Shareholder filed an extension for its 2008 consolidated federal tax return and state tax returns.

For 2007, the Company filed an extension for its 2007 federal tax returns and state tax returns in the states that it was required to file.

Schedule 5.12 to Asset Purchase Agreement

Contracts Schedule

Below is a list of contracts that have been disclosed to Buyer; however, Buyer has not determined whether the contracts will be assumed under the Purchase Agreement.

1.

License and Distribution Agreement between Indiana Whitter Distributors and Nutritional Specialties, Inc. dba LifeTime Vitamins dated July 1, 2008.

2.

Lease Agreement dated May 13, 2005 between Boyd Business Center of Orange (“Landlord”) and Life Time Vitamins Nutritional Specialties, Inc. (“Tenant”) for 10,381 square feet (the “Premises”) located in a one story building located at 1967 Glassell, Orange, California, Assignment and Assumption Agreement dated May 24, 2007, and First Amendment to Lease Agreement dated June 5, 2008.

3.

Pitney Bowes Agreement between Pitney Bowes and Nutritional Specialties, Inc.

4.

Brokerage Agreement between Cheri Reaume (Suncoast Nutrition Source) and Nutritional Specialties, Inc. dated January 1, 2008.

5.

Master Broker Agreement between Aspen Naturals, LLC and Nutritional Specialties, Inc. dated June 1, 2008.

6.

Master Broker Agreement between Bart Gregoroff and Nutritional Specialties, Inc. dated March 15, 2008.

7.

Master Broker Agreement between Jeff Cammack and Nutritional Specialties, Inc. dated May 15, 2008.

8.

Master Broker Agreement between Maureen Knight and Nutritional Specialties, Inc. dated December 1, 2008.

9.

Master Broker Agreement between Stephanie Amann and Nutritional Specialties, Inc. dated December 1, 2008.

10.

Broker Agreement between Alan and Chris Klehr and Nutritional Specialties, Inc. dated November 1, 2001.

11.

Broker Agreement between Catherine Czajkowski and Nutritional Specialties, Inc. dated May 1, 1998.

12.

Broker Agreement between Walter E. Moody and Nutritional Specialties, Inc. dated July 1, 2003.

13.

Broker Agreement between Earl Rangel and Nutritional Specialties, Inc. dated April 28, 1997.

14.

Broker Agreement between John Burns and Nutritional Specialties, Inc. dated November 15, 2003.

15.

Broker Agreement between Pam Harmell and Nutritional Specialties, Inc. dated May 1, 1999.

16.

Broker Agreement between Sean Bos and Nutritional Specialties, Inc. dated October 23, 2003.

17.

Master Broker Agreement between Classic Sales & Marketing and Nutritional Specialties, Inc. dated April 16, 2008.

18.

Sales Broker Agreement between John Raimondo and Nutritional Specialties, Inc. dated January 28, 2009.

19.

Master Broker Agreement between Creative Health Marketing and Nutritional Specialties, Inc. dated May 1, 2008.

20.

Master Broker Agreement between Rob Yeager and Nutritional Specialties, Inc. dated June 1, 2009.

21.

Assignment and Assumption of Lease between Baywood Acquisitions, Inc. and Nutritional Specialties, Inc. dated March 30, 2007.

22.

Letter Agreement between Victoria Health Foods and Nutritional Specialties, Inc. dated June 9, 1999.

23.

Exclusive Distributorship Agreement between Agram 89, Ltd. and Nutritional Specialties, Inc. dated April 1, 2005.

24.

Exclusive Distributorship Agreement between Al Madina Enterprises and Nutritional Specialties, Inc. dated September 5, 2005.

25.

Exclusive Distributorship Agreement between Nature’s Way of Canada Limited and Nutritional Specialties, Inc. dated January 1, 2008.

26.

Exclusive Distributorship Agreement between 3D Farma, LDA and Nutritional Specialties, Inc. dated March 1, 2005.

27.

Distributor Certificate between Rashwell, Inc. and Nutritional Specialties, Inc. dated March 6, 2000.

28.

Exclusive Distributorship Agreement between Global-Active, Ltd. and Nutritional Specialties, Inc. dated December 1, 2006.

29.

License and Distribution Agreement between SVG Dis Ticaret Ltd. and Nutritional Specialties, Inc. dated October 1, 2007.

30.

License and Distribution Agreement between AVL Trading LLC and Nutritional Specialties, Inc. dated October 10, 2008.

31.

Exclusive Distribution Agreement between Farmatek IC VE DIS TIC Ldt. STI and Nutritional Specialties, Inc. dated April 3, 2006.

32.

Employment Agreement between Thomas Pinkowski and Baywood International, Inc. March 30, 2007.

33.

Settlement Agreement and Mutual Release between Farmatek IC VE DIS TIC, Ltd. STI and Oskiyan Hamdemir and Baywood International, Inc. dated June 12, 2009.

34.

Purchasing Agreement, Contract No. 4056 between General Nutrition Corporation and Nutritional Specialties, Inc. dated January 1, 2009.

35.

Promissory Note between Thomas and Lisa Krech Family Trust of 2004 and Nutritional Specialties, Inc. dated May 18, 2006.

36.

Manufacturing and Supply Agreement between Gemini Pharmaceuticals, Inc. and Baywood International, Inc.

37.

Manufacturing and Supply Agreement between NHK Laboratories, Inc. and Baywood International, Inc. dated March 20, 2007.

38.

License Agreement between Sneeze Formula, Inc. and Baywood International, Inc. dated June 10, 1999.

39.

License Agreement between Snore Formula, Inc. and Baywood International, Inc.

40.

Service Order Agreement between XO Communications, Inc. and Nutritional Specialties, Inc. dated October 22, 2008.

41.

Trademark License Agreement between Life Time Fitness, Inc. and Nutritional Specialties, Inc. dated October 30, 2003.

APPENDIX B

Fairness Opinion

Personal and Confidential

July 24, 2009

Board of Directors

Baywood International, Inc.

9380 East Bahia, Suite A201

Scottsdale, Arizona 85260

Ladies and Gentlemen:

You have retained The Lyndon Group, LLC (“Lyndon Group”) to provide a fairness opinion (“Opinion”) on the proposed transaction (“Transaction”) involving Baywood International, Inc. (the “Sellers” or the “Company”), Nutritional Specialties, Inc. (“Nutritional Specialties”), and Nutra, Inc., a subsidiary of Nutraceutical International Corporation. (“Buyers”), whereby Baywood International, Inc. will sell substantially all of the assets of the Company to the Sellers.

We understand that the terms of the Transaction are (i) the assumption by the Sellers of certain liabilities, (ii) the assumption by the Sellers of the remaining balance owed under a certain Promissory Note, (iii) the exclusion of the SKAE Beverage Business, (iv) in consideration for the sale of the assets of Nutritional Specialties the Buyers shall pay to the Sellers a total purchase price of $8,250,000 comprised of $7,250,000 for the assets plus $1,000,000 for the LifeTime trade mark and goodwill, (v) if the estimated Net Asset Value is greater or less than the minimum Net Asset Value of $1,848,604, the purchase price payable at closing shall be increased or decreased by the amount of such difference on a dollar-for-dollar basis.

The business of the Sellers consists of developing, marketing and distributing healthy nutraceutical products providing natural health benefits. Products are primarily sold direct to national health food (“NHF”) stores and other select retail channels.

This Opinion does not, with the Company’s express approval, ascribe a specific range of values to Nutritional Specialties, nor does it address the fairness of the Transaction to creditors or any security holders of Nutritional Specialties, either debt or equity, other than the shareholders of the Company, and we expressly disclaim any obligation to do so. This Opinion is not a recommendation on whether to consummate the Transaction but an opinion regarding the consideration paid in the proposed Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

▪

Visited the business offices of Nutritional Specialties and held meetings and telephone discussions with the key senior managers of Baywood International, Inc., including Mr. Bob Geiges;

▪

Reviewed the financial statements of Nutritional Specialties for the fiscal years ended December 31, 2004 through 2008 and the financial statements for the six month period ending June 30, 2009, and management prepared pro forma financial statements for fiscal years ending December 31, 2009 through 2013;

▪

Reviewed the terms and conditions of the Transaction;

▪

Reviewed copies of the following documents and agreements, certified by the management of the Company as true, correct and complete:

o

Asset Purchase Agreement by and among those persons executing the agreement as Sellers and Buyers as of July 24, 2009;

o

Calculated the Net Asset Value, as of the date hereof, as $2,383,454 based on the financial statements prepared by Baywood International, Inc.;

o

Promissory Note dated May 18, 2006 between Nutritional Specialties, Inc. and Thomas and Lisa Krech, Trustees of the Tom and Lisa Family Trust of 2004; and

▪

Conducted or reviewed such other studies, analyses and inquiries as we have deemed appropriate.

Valuation Methodology

Our appraisal employed several commonly used valuation approaches, including the Discounted Cash Flow Approach and the Guideline Publicly-Traded Companies approach. These methods are briefly described below.

The Discounted Cash Flow Approach – evaluates a company’s ability to generate free cash flow into perpetuity, discounted to the present value using a risk-adjusted rate of return. The required rate of return is defined as the rate necessary to entice an arm’s length investment in the company. This rate is estimated using the weighted average cost of capital.

The Guideline Publicly-Traded Companies Approach – derives an indication of value by applying multiples of invested capital or equity to financial variables of publicly-traded companies with investment attributes similar to those of the subject company. The appropriate multiples are then applied to the subject company’s financial results after adjusting for differences in size, expected growth, liquidity, customers, leverage, the ability to obtain financing, and overall market risk.

Valuation Analysis

Discounted Cash Flow Approach

In applying the Discounted Cash Flow Method, value is determined by performing a prospective financial analysis of the subject business to estimate future net cash flows. Free cash flow (defined as after-tax operating profit + depreciation - capital expenditures - working capital investment) represents the cash available after required investments for operations. Lyndon Group utilizes unlevered free cash flow in our analysis in order to analyze value before consideration of how the assets are financed which can vary by investor.

The financial projections for Nutritional Specialties were provided by Baywood International for the fiscal years ending December 31, 2009 through 2013. The overall outlook calls for a slower revenue growth trajectory for 2009 and 2010 combined with no projected margin improvement due to competitive pricing pressure during that period. Revenue is projected to increase approximately 10% per year for 2009 and 2010 then increase to 12.9% and 12.7% for 2011 and 2012, respectively and then to decline to 10% growth in 2013. Gross margins are assumed to remain consistent with the first six months of 2009 for the remaining six months of 2009 and 2010 and thereafter gross profit margins are expected to improve to 49.4% by 2013. Operating expense is forecasted to be 31.7% of sales in 2009 and to increase to 33.33% for 2010 and 2011. Thereafter Operating expense is projected to decline to 32.0% by 2013. Annual working capital is assumed to equal 10.0% of revenue throughout the projected period. Capital expenditures are expected to be 0.125% of sales, consistent with historical performance.

The Revenue and Earnings before Interest, Taxes, Depreciation and Amortization projections were benchmarked to analyst reports issued on the comparable companies utilized in the Guideline Publicly-Traded Companies Approach. Our analysis determined that the projections were reasonable based on industry expectations and historical performance.

The rate of return required by a prospective investor in the Company, which is equivalent to the rate at which the Company's future free cash flows are discounted, is comparable to the return an investor could realize on alternative investments of similar risk. In our analysis, the Weighted Average Cost of Capital (WACC) was utilized because the Company's capital structure (and that of their industry counterparts) includes both equity and debt capital. The equity rate of return was determined using the “Build-Up Approach.” The Cost of Equity was determined to be 25% and the pre-tax Cost of Debt was estimated at 6.25%. The capital structure utilized was 10% debt and 90% equity. This was consistent with the comparable companies utilized in the Guideline Publicly-Traded Companies Approach. The Weighted Average Cost of Capital was calculated to be 23%.

The Guideline Publicly-Traded Companies Approach

In researching financial and other information obtained through published sources such as the Securities and Exchange Commission’s EDGAR database, Standard and Poor’s, Dun & Bradstreet Market Place, and OneSource, select public companies were identified as being reasonably comparable to the Company. In selecting comparable public companies, the following screening criteria were considered:

•

Primary Stand Industrial Classification (SIC) codes listed as 2834 and 5122

•

No non U.S. based firms

•

The company’s stock was not traded on the OTC market

•

The company’s stock price exceeds $1.00

The selected comparable companies are listed below:

•

Hi Tech Pharmacal (HITK) is a specialty manufacturer and marketer of prescription, over-the-counter and nutritional products.

•

NBTY Inc (NTY) is a global manufacturer, marketer and retailer of a line of value-priced nutritional supplements in the United States and throughout the world.

•

Nutraceutical Intl Corp (NUTR) is a manufacturer, marketer, distributor and retailer of nutritional supplements and other natural products sold mainly to and through domestic health and natural food stores.

•

Schiff Nutrition Intl (WNI) develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.

The multiples considered in the guideline publicly traded company method compute the invested capital value of the Company as a multiple of the adjusted forecasted 2009 revenue, and earnings before interest, taxes, depreciation and amortization (EBITDA). Hi-Tech Pharmacal Co was excluded from our analysis as revenue growth projections for 2009 were estimated to be 60% which was far higher than the other selected comparable companies. The selected Revenue multiple was 0.6x and the selected EBITDA multiple was 4.2x. The value derived by the Guideline Public Companies Approach yields a marketable, minority value. A control premium of twenty-two percent was applied to the value derived.

In preparing this Opinion, we assumed and relied on, with the Company’s express permission, the truth, accuracy and completeness of all information supplied or otherwise, including, without limitation, any financial information, forecasts or projections, made available to us, discussed with or reviewed by or for us, or publicly available. We did not independently verify the accuracy and completeness of the information provided to us and have not assumed and expressly disclaim any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the individual assets or liabilities of the Company or been furnished with any such evaluation or appraisal. Any inaccuracies in, or omissions from, the information on which we relied could materially affect our Opinion.

This Opinion values the assets of Nutritional Specialties being sold as a going-concern (including goodwill), on a pro-forma basis. For purposes of this Opinion, “fair value” shall be defined as the amount at which Nutritional Specialties would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both; and “present fair saleable value” shall be defined as the amount that may be realized if Nutritional Specialties’ aggregate assets (including goodwill) are sold in their entirety with reasonable promptness in an arm’s length transaction under present conditions for the sale of comparable business enterprises, as such conditions can be reasonably evaluated by Lyndon Group. We have used the same valuation methodologies in determining fair value and present fair saleable value for purposes of rendering this Opinion. No representation is made herein, or directly or indirectly by this Opinion, as to the sufficiency of said definitions for any purpose other than in connection with the rendering of this Opinion.

Notwithstanding the use of the defined terms “fair value” and “present fair saleable value,” we have not been engaged to identify other prospective purchasers or to ascertain the actual prices at which and terms on which the assets of Nutritional Specialties could currently be sold to other buyers, and we know of no such efforts by others.

Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether the assets of the Sellers would actually be sold to other buyers for the amount we believe to be the fair value and present fair saleable value.

Furthermore, we have assumed that there has been no material change in the assets, financial condition, business, or prospects of Nutritional Specialties since the date of the most recent financial statements made available to us.

The Company has represented that the financial forecast information furnished to and discussed with us by the Company was prepared in a reasonable manner and reflected the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of Nutritional Specialties, and that there have been no material change in the assets, financial condition, business or prospects of Nutritional Specialties since the date of the most recent financial statements made available to us. This Opinion expresses no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, we have relied, with the Company’s express permission, upon the certifications, representations and warranties of management of the Company that management is not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. This Opinion is based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to us as of the date of this Opinion, and any subsequent change in such conditions would require a reevaluation of such Opinion. Although subsequent developments may affect this Opinion, we have assumed no obligation to update, revise or reaffirm such Opinion, and we expressly disclaim any obligation to do so.

In rendering this Opinion, we have accepted management’s representation that the executed version of the transaction documents would not differ in any material respect from the drafts that we reviewed and that the Transaction would be consummated substantially on the terms discussed in the transaction documents without any waiver of any material terms or conditions by any party hereto. This Opinion does not give consideration to the tax effect of the Transaction on the Company.

Based upon the foregoing, our analysis and relying upon the accuracy and completeness of all information provided to us, it is our opinion that the Transaction is fair from a financial point of view, to the shareholders of the Baywood International, Inc. as of the date hereof. This Opinion is for the use and benefit of the Baywood International, Inc. and its Board of Directors in its evaluation of the Transaction and, except as set forth in the next paragraph, shall not be used by any other person without our prior written consent.

We hereby consent to the inclusion of this Opinion in Baywood’s Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the “Information Statement”) and to the references therein to our firm and to the Opinion under the heading titled “The Agreement and Asset Sale – Opinion of the Lyndon Group, LLC.” In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Information Statement within the meaning of the term “expert,” as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very Truly Yours,

Lyndon Group

APPENDIX C

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION,

AS AMENDED

OF

BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Articles of Incorporation, as amended, were approved by the stockholders of the corporation on August 5, 2009 in the manner required by the Articles of Incorporation, as amended:

(1) RESOLVED, that Article One of the Articles of Incorporation, as amended, of Baywood International, Inc. is hereby amended to read as follows:

"The name of the corporation is New Leaf Brands, Inc.”

TWO: The amendment to the Articles of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation, as amended, to be signed by its duly authorized officer this ____, 2009.

Baywood International, Inc.

By:

Eric Skae

President and Chief Executive Officer

C-1

APPENDIX D

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Baywood International, Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheet of Baywood International, Inc. (the “Company”) as of December 31, 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baywood International, Inc. as of December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, was not in compliance with certain financial covenants related to debt agreements, and has a significant amount of debt of which approximately $8.3 million matures in 2009, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

Phoenix, Arizona

April 14, 2009

INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders and Board of Directors

Baywood International, Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheet of Baywood International, Inc. (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2007. The financial statements for the year ended December 31, 2006, were audited by other auditors whose report expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baywood International, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

April 14, 2008

BAYWOOD INTERNATIONAL, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
CURRENT ASSETS
Cash & cash equivalents	$98,410	$692,049
Accounts receivable, net of allowance for uncollectible of $256,323 in 2008 & $2,166 in 2007	945,830	760,304
Inventory	1,217,150	1,368,412
Prepaids	68,947	69,952
Stock subscription receivable	50,000
Total current assets	2,380,337	2,890,717
PROPERTY & EQUIPMENT
Computer & equipment - net	201,012	65,382
OTHER ASSETS
Investment in non-consolidated Joint Venture - net of impairment	100	34,521
Other	150	150
Goodwill & other intangible assets - net	13,765,387	9,471,922
Deferred financing costs - net	470,572	346,916
Total other assets	14,236,209	9,853,509
Total assets	$16,817,558	$12,809,608
CURRENT LIABILITIES
Accounts payable	1,967,224	1,081,790
Accrued liabilities related party	420,014	488,923
Accrued liabilities	1,192,211	819,447
Interest payable	192,909	119,259
Dividends payable	101,999	108,943
Short-term notes - related party	1,634,512	365,341
Short-term notes - other	500,221	581,481
Notes payable - current portion	6,168,114	4,123,698
Total current liabilities	12,177,204	7,688,882
OTHER LIABILTIES
Long-term debt - related party	1,850,000	782,726
Long-term debt - other	863,889	1,593,527
Total other liabilities	2,713,889	2,376,253
Total liabilities	$14,891,093	$10,065,135
STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value, convertible 10,000,000 shares authorized
Class A - 35,000 shares issued and outstanding	35	35
Class H - 350,000 shares issued and 23,558 shares outstanding	24	24
Class I - 540,000 shares issued and 535,000 shares outstanding in 2008; 540,000 shares outstanding in 2007	535	540
Class J - 20,000 shares issued and outstanding in 2008	20
Common Stock, $.001 par value, 500,000,000 shares authorized, December 31, 2008 8,399,056; December 31, 2007 6,579,647 shares issued and outstanding	8,399	6,580
Additional paid-in capital	22,786,251	18,910,811
Accumulated other comprehensive loss	(37,350)	(37,350)
Accumulated deficit	(20,831,449)	(16,136,167)
Total stockholders' equity	1,926,465	2,744,473
Total liabilities and stockholders' equity	$16,817,558	$12,809,608

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Consolidated Statements of Operations

	Years ended December 31,
	2008	2007
SALES:
Net sales	$13,543,940	$9,528,870
COST OF SALES:

Cost of sales	7,745,234	5,158,575
Gross profit	$5,798,706	$4,370,295
OPERATING EXPENSES:

Shipping & handling	1,373,644	889,697
Marketing expenses	2,974,002	1,542,291
General & administrative	2,765,221	1,847,732
Option & stock compensation expense	345,581	337,444
Depreciation & amortization	250,977	78,895
Settlement of lawsuit	250,000
Total operating expense	7,959,425	4,696,059
Operating loss	$(2,160,719)	$(325,764)
OTHER INCOME (EXPENSE):

Interest Income	1,039	3,807
Miscellaneous income (expense) - net	21,779	(20,296)
Interest expense	(836,971)	(720,070)
Amortization of debt discount & debt acquisition cost	(1,151,584)	(641,005)
Impairment charge - Joint Venture	(103,289)
Total other income (expense)	(2,069,026)	(1,377,565)

LOSS BEFORE TAXES	$(4,229,745)	$(1,703,329)

PROVISION FOR INCOME TAXES	––	––

NET LOSS	$(4,229,745)	$(1,703,329)

PREFERRED DIVIDENDS DECLARED	465,537	369,189

LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(4,695,282)	$(2,072,518)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.69)	$(0.48)

BASIC AND DILUTED WEIGHTED AVERAGE OF	6,851,984	4,283,338
COMMON SHARES OUTSTANDING

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Consolidated Statement of Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock
	Shares	Dollars	Shares	Dollars	Additional Paid-in Capital	Comprehensive Loss	Accumulated Deficit	Total
Balance December 31, 2006
Series A Preferred	35,000	$35
Series F Preferred	11,710	12
Series G Preferred	200,000	200
Series H Preferred	350,000	350

Balance December 31, 2006	596,710	$597	2,133,364	$2,133	$11,342,637	$(36,000)	$(14,063,648)	$(2,754,281)
Conversion of preferred stock to common stock
Class F	(11,710)	(12)	1,171,000	1,171	(1,159)
Class G	(200,000)	(200)	250,000	250	(50)
Class H	(326,442)	(326)	816,105	816	(490)

Conversion of notes payable to common stock			1,018,438	1,019	813,731			814,750
Issuance of common stock for acquisition of Nutritional Specialties, Inc			1,100,000	1,100	1,098,900			1,100,000
Conversion of accounts payable to common stock			81,251	81	64,920			65,001
Warrants issued with debt					411,600			411,600
Stock-based compensation expense					337,444			337,444
Preferred stock dividends paid in common stock			9,647	10	9,637		(9,647)	––
Sales of Series I preferred stock - net of transaction fees	510,000	510			3,884,490			3,885,000
Warrants issued with Class I Preferred Stock					749,307			749,307
Dividend on forgiveness of note receiveable					(100,000)			(100,000)
Conversion of notes payable to Series I Preferred Stock	30,000	30			299,970			300,000
Write down of investment						(1,350)		(1,350)
Dividend on preferred stock							(359,543)	(359,543)
Elimination of fractional shares in reverse split			(158)		(126)			(126)
Net (loss)							(1,703,329)	(1,703,329)

Balance December 31, 2007	598,558	$599	6,579,647	$6,580	$18,910,811	$(37,350)	$(16,136,167)	$2,744,473
Warrants issued with debt					1,393,268			1,393,268
Conversion feature of debt					435,835			435,835
Commons stock issued for services			310,000	310	209,690			210,000
Common stock issued to acquire Skae Beverage International, LLC			1,444,444	1,444	1,298,556			1,300,000
Sales of preferred shares	20,000	20			199,980			200,000
Transaction cost on sales of Sereis J Preferred Shares					(33,210)			(33,210)
Stock-based compensation expense					345,582			345,582
Commons stock issued for dividends on Preferred Stock			2,465	2	2,082			2,084
Conversion of Preferred Series I for Common Stock	(5,000)	(5)	62,500	63	(58)			––
Dividend - benefical conversion feature of Series J Preferred Stock					23,715		(23,715)
Preferred dividend							(441,822)	(441,822)
Net (loss)							(4,229,745)	(4,229,745)

Balance December 31, 2008	613,558	$614	8,399,056	$8,399	$22,786,251	$(37,350)	$(20,831,449)	$1,926,465

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Consolidated Statement of Cash Flows

	Years Ended December 31,
	2008	2007
Operating Activities:
Net (loss)	$(4,229,745)	$(1,703,329)
Adjustments to reconcile net (loss) to cash used in operating activities
Depreciation and amortization	1,402,561	781,015
Stock compensation expense	345,582	337,444
Impairment charge - Joint Venture	103,289	––
Stock issued for services	210,000	––
Changes in Assets & Liabilities:
(Increase) decrease in -
Accounts receivable	3,337	375,112
Inventory	612,860	(207,454)
Prepaid expenses	2,905	60,485
Accounts payable & accrued liabilities	243,113	290,435
Net cash used in operating activities	$(1,306,098)	$(66,292)

Investing Activites:
Purchase of equipment	(144,929)	(6,629)
Purchase of net assets of Nutritional Specialties, Inc. - net of cash acquired	––	(7,243,275)
Purchase of net assets of Skae Beverage International LLC - net of cash acquired	(746,442)	––
Investment in Joint Venture	(68,868)	(34,521)
Net cash used in investing activities	$(960,239)	$(7,284,425)

Financing Activities:
Proceeds from notes payable	3,335,975	6,601,000
Proceeds from sale of stock	150,000	5,100,000
Fees paid in connection with acquiring debt	(253,304)	––
Fees paid in connection with raising capital	(33,210)	(523,118)
Payment of dividends	(467,919)	(240,228)
Proceeds from (payments on) line of credit - net	(81,260)	377,963
Principal payments on notes payable	(977,584)	(3,295,051)
Net cash provided by finanicing activities	$1,672,698	$8,020,566
Change in cash & equivalents	(593,639)	669,849
Cash & cash equivalents beginning of year	692,049	22,200
Cash & cash equivalents end of year	$98,410	$692,049

Supplemental disclosures:
Cash paid during the year for:
Interest	$661,579	$567,141
Noncash Investing and Financing Activities:
Net assets acquired from Nutritional Specialties, Inc. - net of cash	––	$119,807
Net liabilities acquired from Skae Beverage International, LLC	289,439	––
Accrued preferred stock dividends	183,241	108,157
Common stock issued in connection with acquisition	1,300,000	1,100,000
Debt conversion to common stock		591,363
Conversion of preferred to common stock	50,000	538,152
Common stock issued in lieu of dividends	2,082	9,647
Debt issued in connection with acquisition	2,100,000	1,300,000
Exchange of accounts payable for common stock		65,000
Exchange of common stock issued for services	210,000	––
Value of warrants issued in connection with raising capital and debt	180,605	284,200
Value of warrants issued in relationship to debt	1,648,498	411,600
Decrease in market value of investment available-for-sale		29,850
Dividend on beneficial conversion feature series J Preferred Stock	23,715	––

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The consolidated financial statements include Baywood International, Inc. (“the Company”) and its wholly-owned subsidiaries Nutritional Specialties and Baywood New Leaf Acquisition, Inc. Nutritional Specialties was acquired by the Company effective March 30, 2007 and Skae Beverage International LLC was acquired by the Company effective September 9, 2008.

The Company develops, markets and distributes healthy and functional ready-to-drink (“RTD”) beverages and nutraceutical products. The Company distributes its products through independent and chain health food stores, pharmacies, grocery stores and other direct-to-consumer channels both internationally and domestically.

The Company incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986. In March 1992, the Company changed its name from Baywood Financial, Inc. to Baywood International, Inc. Between 1992 and 1998, the Company directed most of its sales efforts to international markets and established either distribution or registration of its products in certain Pacific Rim and European Countries.

Throughout 1998 and the first six months of 1999, the Company revamped its corporate strategy to focus on the development of its own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors. As a result, the Company transformed its business with a new marketing image, product lines, marketing campaign, and distribution channels The Company’s domestic marketing strategies have now diversified its sales to thousands of customers in the retail health food market.

On April 5, 2007, effective March 30, 2007, the Company acquired, through its acquisition subsidiary, substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties for a purchase price of approximately $11,100,000. Nutritional Specialties is a nutraceutical company that develops and markets over 350 nutraceutical products under the brand LifeTime® or LifeTime Vitamins®. The Company caused its acquisition subsidiary to change its name to Nutritional Specialties, Inc., d/b/a LifeTime® and is operating Nutritional Specialties as a separate, wholly-owned subsidiary.

On September 9, 2008 the Company acquired, though its acquisition subsidiary substantially all of the assets and assumed certain liabilities, of Skae Beverage International for a purchase price of approximately $4,500,000. Skae Beverage International was a branding and marketing company focusing on the ready to drink beverage market. Skae’s premiere brand is New Leaf Tea. The product comes in 11 organically-sweetened varieties, including 2 diet varieties. Baywood New Leaf Acquisition Inc. is d/b/a New Leaf as a separate, wholly-owned subsidiary.

Going Concern

The Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had a working capital deficiency of $9,796,869 and an accumulated deficit of $20,831,451 at December 31, 2008. The Company has had material operating losses and has not yet created positive cash flows from operations and its ability to generate profitable operations is uncertain. The Company has a significant amount of debt payable in 2009 and at December 31, 2008 was not in compliance with certain financial covenants related to debt agreements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 16, the Company completed business acquisitions through newly formed subsidiaries effective March 30, 2007 and September 9, 2008. The Company intends to continue to integrate its newly acquired subsidiaries over the next several months and generate positive cash flow from profitable operations. However, the Company cannot provide any assurance that profits from operations will generate sufficient cash flow to meet its working capital needs and service our existing debt. The consolidated financial statements do not include adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of all subsidiaries and the Company’s share of earnings or losses of joint ventures and affiliated companies under the equity method of accounting. All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition, Sales Returns and Allowances

Revenue is recognized when the product is shipped. Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted. All returns must be authorized in advance and must be accompanied by an invoice number within 180 days. If returned, the Company’s customers are responsible for returning merchandise in resalable condition. Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way. All price tags and glue residue must be removed prior to return if credit is expected. A restocking fee of 15% is assessed if the Company removes any price tags or glue residue, and the Company does not accept products kept longer than two years. Management communicates regularly with customers to compile data on the volume of product being sold to the end consumer. This information is used by management to evaluate the need for additional sales returns allowance prior to the release of any financial information. The Company’s experience has been such that sales returns can be estimated accurately based on feedback within 30 days of customer receipt.

Reclassifications

Certain prior year amounts on the consolidated statement of operations for the year ended December 31, 2007 have been reclassified to conform to the current year presentation. These amounts include the delineation of option & stock based compensation expense of $337,444 and depreciation & amortization expense of $78,895 from general & administrative to improve the clarity of the presentation.

Comprehensive Income

Statement of Financial Accounting Standards (“SFAS No. 130”), “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income (loss) and its components within the financial statements. Other comprehensive income (loss) consists of charges or credits to stockholders’ equity, other than contributions from or distributions to stockholders, excluded from the determination of net income (loss). The Company’s comprehensive income (loss) consists of unrealized gains and losses on available-for-sale securities.

Cash and Equivalents

The Company considers cash to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Reserves

The following table summarized the activity in the reserves for allowance for doubtful accounts for the year ended December 31, 2008 and 2007:

Period	Balance beginning of the year	Charges to cost and expenses	Deductions	Balance end of the year
December 31, 2008	$2,166	$274,485	$20,325	$256,323
December 31, 2007	$-	$6,160	$3,994	$2,166

Inventories

Inventories consist primarily of raw material and finished product and are recorded at the lower of cost or market on an average cost basis. Raw material includes: material, packaging and labeling materials. The Company

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

does not process raw materials but rather has third-party suppliers formulate, encapsulate and package finished goods.

Management analyzes inventory for possible obsolescence on an ongoing basis, and provides a write down of inventory costs when items are no longer considered to be marketable. Management’s estimate of a fair market value is inherently subjective and actual results could vary from our estimate, thereby requiring future adjustments to inventories and results of operations.

	December 31, 2008	December 31, 2007
Raw material	$289,948	$181,293
Finished goods	927,202	1,187,119
	$1,217,150	$1,368,412

Marketable Securities

The Company accounts for its marketable securities under SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” which requires certain securities to be categorized as either trading, available-for-sale or held-to-maturity. Based on the Company’s intent to invest in the securities at least through a minimum holding period, the Company’s available-for-sale securities are carried at fair value with net unrealized gain or loss recorded as a separate component of stockholders’ equity. Held-to-maturity securities are valued at amortized cost. If a decline in fair value of held-to-maturity securities is determined to be other than temporary, the investment is written down to fair value and is included in other asset, net of the decline in fair value.

Property, Equipment and Depreciation

Property and Equipment consisted of the following at December 31,

	2008	2007
Furniture and fixtures	$20,947	$49,504
Computers	116,487	165,642
Equipment	79,572	21,966
Leasehold improvements	13,656	49,256
Total	$230,662	$286,368
Less: Accumulated depreciation	29,650	220,986
Net property and equipment	$201,012	$65,382

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years. Leasehold improvements are recorded at cost and amortized over the lesser of the estimated useful life of five to seven years or the remaining term of the underlying lease Depreciation expense for the years ended December 31, 2008 and 2007 was $ 43,619 and $7,751, respectively.

Goodwill and other intangibles

Goodwill and other intangible assets resulted from the March 30, 2007 acquisition of Nutritional Specialties and the September 9, 2008 acquisition of Skae Beverage International, LLC and consisted of the following at December 31, 2008:

Asset Category	Asset Value	Accumulated Amortization	Net Intangibles
Brand value	$4,804,224	$165,592	$4,638,632
Customer lists	322,600	112,913	209,687
Goodwill	8,917,068		8,917,068
Total	$14,043,892	$278,505	$13,765,387

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill and other intangible assets resulted from the March 30, 2007 acquisition of Nutritional Specialties and consisted of the following at December 31, 2007:

Asset Category	Asset Value	Accumulated Amortization	Net Intangibles
Brand value	$303,400	$22,752	$280,648
Customer lists	322,600	48,393	274,207
Goodwill	8,917,068		8,917,068
Total	$9,543,068	$71,145	$9,471,922

The Company evaluates our goodwill for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”), which requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing our goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired and the second step is unnecessary. The Company’s goodwill in the LifeTime brand was tested for impairment at December 31, 2008 and 2007, and no impairment was identified.

The brand value (including Trademarks and Trade Names) and customer lists are being amortized over a five to ten year period. Amortization expense for the years ended December 31, 2008 and 2007 was $207,360 and $71,145, respectively. The aggregate amortization for the years 2009 through 2013 is $2,611,387 as follows:

Year	Amortization
2009	$ 544,942
2010	544,942
2011	544,942
2012	496,549
2013	480,422

Deferred Financing Cost

In conjunction with certain loans, the Company incurred certain costs including the issuance of warrants to purchase the Company’s Common Stock. This additional consideration is being amortized over the term of the loans using the straight line method which approximates the effective interest method. The total deferred financing costs were $1,075,740 and the accumulated amortization at December 31, 2008 was $605,177. The amortization expense for the years ended December 31, 2008 and 2007 was $294,925 and $310,252, respectively. As of December 31, 2008, the amortization expense for the year ended December 31, 2009 will be $470,572.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires the Company to measure the cost of employee services received in exchange for all equity awards granted including stock options based on the fair market value of the award as of the grant date. SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). The Company has adopted SFAS 123R using the modified prospective method. Accordingly, prior period amounts have not been restated. Under the modified prospective method, stock options awards that are granted, modified or settled after December 31, 2005 will be valued at fair value in accordance with provisions of SFAS 123R and recognized on a straight line basis over the service period of the entire award.

The Company granted stock options and issued restricted stock in the years ended December 31, 2008 and 2007. Accordingly, compensation cost has been recognized for the stock options and restricted stock granted to employees and vendors in the years ended December 31, 2008 and 2007 of $345,581 and $337,444, respectively.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for years ended December 31:

	2008	2007
Dividend yield	––	––
Volatility	103% to 115%	53%
Risk free interest rate	1.94% to 3.62%	4.7% to 4.8%
Estimated option life	5 – 7 Years	5 Years
Forfeiture rate	8%	8%

The volatility assumption for options and the liquidity discount on restricted stock is based on management’s estimate reflecting the thinly traded nature of our OTC securities and the high relative ownership of management and directors. As such for 2008, management’s estimate is based on the monthly changes in stock price. The estimated option life assumption approximates the “safe harbor” method described in SAB 107 which considers the weighted average vesting period and the contract term. The forfeiture rate assumption uses the Company’s past experience of option participants exercising options granted.

Income Taxes

The Company accounts for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes. The Company establishes a valuation allowance for the uncertainty our ability to generate sufficient future taxable income to utilize the net operating loss carryforwards and other deferred items. At December 31, 2008, federal and state net operating loss carryforwards were approximately $16,860,000 and $9,660,000, respectively. The Company has not used any of the net operating loss carryforwards.

Net Loss Per Share

Net loss per share is calculated using the weighted average number of shares of Common Stock outstanding during the year. The Company has adopted SFAS No. 128, “Earnings Per Share.” Diluted earnings, or loss, per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share may not been presented if the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect.

Advertising Expenses

The Company’s advertising primarily consists of print in trade and consumer publications and for promotional expenses retail placements for certain products. The Company expenses advertising costs as incurred or the first time the advertising takes place. Advertising expense totaled approximately $731,418 and $283,726 for the years ended December 31, 2008 and 2007, respectively, and is included in marketing expenses in the accompanying consolidated statements of operations.

Shipping & Handling Expenses

In accordance with Emerging Issues Task Force No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, all amounts billed to customers in a sales transaction for shipping and handling are classified as revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Instruments

Financial instruments consist primarily of cash, accounts receivable and obligations under accounts payable, accrued expenses and notes payable. The carrying amounts of cash, accounts receivable, accounts payable, certain notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments. The fair value of notes payable to related parties could not be determined because of conversion features and affiliated nature of those instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company reviews its long-lived assets and identifiable finite-lived intangibles for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company evaluates the recoverability of property and equipment and intangibles not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future net cash flows expected to result from the use of the asset or group of assets. If the estimated undiscounted future net cash flows are less than the carrying value of the asset or group of assets being reviewed, an impairment loss would be recorded. The loss would be measured based on the estimated fair value of the asset or group of assets compared to cost. The estimated fair value would be based on the best information available under the circumstances, including prices for similar assets and the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved. The Company’s intangible in the LifeTime brand was tested for impairment at December 31, 2008 and 2007, and no impairment was found.

Warrants issued on debt and beneficial conversion

The Company estimates the fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model. The warrant estimates are based on the following assumptions for the years ended December 31:

	2008	2007
Dividend yield	––	––
Volatility	99% to 115%	251% to 267%
Risk free interest rate	2.6% to 3.0%	4.5% to 4.7%
Term	5 years	3 to 5 years

The Company accounts for the beneficial conversion feature of debt and preferred stock in accordance with the Emerging Issue Task Force 98-05 using intrinsic value method measure at the date of the note.

Recently Issued Accounting Standards

In June 2006, FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes.” The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes.” FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold in determining if a tax position should be reflected in the financial statements. Only tax positions that meet the “more likely than not” recognition threshold may be recognized. The interpretation also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure, and transition requirements for uncertain tax positions. FIN No. 48 will be effective for the Company’s fiscal year ending December 31, 2007. The adoption of FIN No. 48 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 was effective for the Company’s fiscal year ending December 31, 2008. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements. In

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 2008 the FASB issued FSP 157-2 “Effective Date of FASB Statement No. 157” which delays the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. We did not elect to account for financial instruments or other items under SFAS No. 159. The adoption of SFAS No. 159 did not have an impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No.141R “Business Combinations” to improve financial reporting through greater consistency in the accounting and financial reporting of business combinations. SFAS No. 141R requires an acquiring business to recognize the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed. The adoption of SFAS No. 141R is required as of January 1, 2009. The impact of adopting SFAS No. 141R will be evaluated in 2009 should the Company enter into an acquisition subsequent to December 31, 2008.

In December 2007, the FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” to improve the relevance, comparability, and transparency of the financial information provided in consolidated financial statements as it reports on non-controlling interests. The adoption of SFAS No. 160 did not have an impact on our consolidated financial statements for the period through December 31, 2008.

In June 2008, the FASB ratified the Emerging Issues Task Force ("EITF") Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock ("EITF No. 07-05"). EITF No. 07-05 was issued to clarify the determination of whether an instrument including an embedded feature is indexed to an entity's own stock, which would qualify as an exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption for an existing instrument is not permitted. The Company is currently evaluating the impact of adopting of EITF No. 07-05.

In May 2008 the FASB issued Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement). APB 14-1 requires companies to separately account for the liability and equity components of convertible debt instruments to reflect the nonconvertible debt borrowing rate at fair value. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. While early adoption is not permitted, APB 14-1 will apply retrospectively for all periods presented.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – NET LOSS PER SHARE

Convertible preferred stock and outstanding options and warrants were not considered in the calculation for diluted loss per share for the years ended December 31, 2008 and 2007 because the effect of their inclusion would be anti-dilutive.

	2008			2007
	Loss	Shares	Per share	Loss	Shares	Per share
Net (loss)	$ (4,229,747)			$ (1,703,329)
Preferred stock dividends	(465,537)			(369,190)

Basic loss per share

Loss available to Common Stockholders	$ (4,695,284)	6,851,984	$ (0.69)	$ (2,072,518)	4,283,338	$ (0.48)

Effect of dilutive securities		N/A		N/A

Diluted loss per share		6,851,984	$ (0.69)		4,283,338	$ (0.48)

Preferred stock convertible to 7,483,044 shares of Common Stock, warrants and options to purchase 9,668,759 shares of Common Stock and notes convertible into 3,256,862 shares Common Stock were outstanding at December 31, 2008. Preferred stock convertible to 6,810,645 shares of Common Stock, warrants and options to purchase 2,361,207 shares of Common Stock were outstanding at December 31, 2007. These securities were excluded from the computation of diluted loss per share because the effect of their inclusion would be anti-dilutive.

NOTE 4 - ACCOUNTS RECEIVABLE

The Company records revenue and accounts receivable from customers upon shipment of product to the customer. Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted. All returns must be authorized in advance and must be accompanied by an invoice number within 180 days. The Company estimates returns based on historical experience and records an allowance for product returns and uncollectible accounts receivable. Historically, returns have been immaterial, and the Company has not recorded an allowance for product returns. The allowance for uncollectible accounts at December 31, 2008 and 2007 was $256,323 and $2,166, respectively.

NOTE 5 - PREFERRED STOCK

During the year ended December 31, 2008, the Company issued 20,000 Series J Preferred Shares. 5,000 of these shares were subscribed under a subscription agreement dated December 17, 2008 for which payment was received January 13, 2009. Also in 2008, 5,000 shares of Series I Preferred Shares were converted to 62,500 common shares. During the year ended December 31, 2007, the Company issued 540,000 Series I Preferred Shares, a portion of which (30,000 shares) were from conversion of notes payable of $300,000. In addition 326,442 of the Series H Preferred shares were converted into 816,105 common shares, 200,000 of the Series G Preferred Shares were converted into 250,000 common shares of the Company; Series F Preferred Shares were rescinded by the Company and 1,171,000 common shares were issued. On January 26, 2009, we advised our Preferred Shareholders that we will suspending the preferred dividends as of December 31, 2008. These dividends are cumulative and will resume when our Company is adequately funded and is generating positive cash flows from operations. Accumulated undeclared dividends at December 31, 2008 totaled $58,637.

GENERAL

Preferred stock may be issued in one or more series, having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the Board of Directors deems appropriate. In the event that any shares of Preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of Preferred stock shall be filed with the Secretary of State of Nevada. The effect of such Preferred stock is that the Board of Directors alone, subject to, federal securities laws and Nevada law, may be able to authorize the issuance of Preferred stock which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the Common Stock. The issuance of Preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

PREFERRED STOCK OUTSTANDING

The Company has four series of Preferred shares outstanding. The total authorization for all classes of Preferred stock is 10,000,000 shares. Set forth below is a description of each such series or class of Preferred stock.

Class A Preferred Shares. The Company has authorized 35,000 shares of preferred stock designated as Class A Preferred Shares (the “Class A Shares”), par value $0.001 per share, of which 35,000 shares are issued and outstanding. The Class A Shares are convertible at any time, at the option of the holder thereof, into shares of the Company’s Common Stock on a one-to-one basis. In the event of dissolution, bankruptcy or termination of the Company, the par value of all the Class A Shares shall be paid in full before the Common Stock or any part thereof or any dividend thereon is paid. Holders of Class A Shares have no voting rights or redemption rights, and no preference as to dividends or assets.

Series H Preferred Stock. The Company has authorized 350,000 shares of preferred stock designated as Series H Preferred Stock (the “Series H Preferred”), par value $0.001 and face value of $1.00 per share, of which 23,558 shares are issued and outstanding. The Series H Preferred accrue an 8% per annum cumulative dividend payable in shares of Common Stock, conversion rights into the Company’s Common Stock at $0.40 per share and are entitled to one vote for every common share owned on an if-converted basis. The Series H Preferred are redeemable at the option of the Company only at 115% of the face value.

Series I 8% Cumulative Convertible Preferred Stock. The Company has authorized 1,000,000 shares of preferred stock designated as Series I 8% Cumulative Convertible Preferred Stock (the “Convertible Preferred Stock”), $0.001 par value per share, of which 535,000 shares are issued and outstanding. Each share of Convertible Preferred Stock has a stated value per share of $10 (the "Stated Value"). The Convertible Preferred Stock is senior to the Company’s Common Stock with respect to the right to receive proceeds on liquidation or redemption and is junior to all indebtedness of the Company. Dividends accrue at the rate of 8% per annum, payable quarterly in cash, and are due and payable unless and to the extent that funds are not legally available to the Company to pay dividends. Dividends not paid shall accrue on a cumulative basis and are payable upon a Liquidation Event, as defined below, and upon a conversion of the Convertible Preferred Stock, unless converted into Common Stock at the option of the holder. Accumulated undeclared dividends related to Convertible Preferred Stock at December 31, 2008 were $ 58,637 .At the option of the holder, one share of Convertible Preferred Stock may be converted into 250 shares of Common Stock at any time at a conversion price of $0.80 per share (the “Conversion Price”), subject to anti-dilution and other customary adjustments summarized below. In the event any dividend shall not be paid in full when due (after a 10-day grace period), then for each quarterly period or portion thereof that such dividend shall not be paid in full, (i) the conversion price will be reduced by $0.05 (5 cents) but shall not be reduced below a conversion price of $0.60 per share (the “Special Conversion Price Adjustment”); and (ii) the dividend rate shall be increased by 50 basis points (1/2 of 1%), but shall not exceed a dividend rate of 10% per annum. As of December 31, 2008 the Company was late in payment certain dividends and has accrued $11,737 of additional dividends payable. The Convertible Preferred Stock will convert automatically into shares of Common Stock upon the closing of an underwritten public offering by the Company in which (i) gross proceeds to the Company are equal to or greater than $10 million and (ii) the price per share of the Common Stock sold in such public offering is equal to or greater than the then-current Conversion Price. At any time after March 12, 2008, the Company has the right to cause the mandatory conversion of the Convertible Preferred Stock into shares of Common Stock if the “Current Stock Price” (as hereinafter defined) exceeds 500% of the then-current Conversion Price in effect in any consecutive 30-day trading period. This right may be exercised upon written notice delivered within 60 days of the end of such 30-day trading period. At the sole option of the holder, upon conversion of the Convertible Preferred Stock, accrued and unpaid dividends also may be converted into shares of Common Stock at the Conversion Price. “Current Stock

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Price” means the closing sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported on the OTCBB. The Conversion Price (including the Special Conversion Price Adjustment) is subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations, and classifications. Further, in the event that the Company should issue shares of Common Stock at an effective price per share less than $0.80, the Conversion Price shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of Common Stock at such lower effective price on a fully-diluted basis, provided, however, that no such adjustment shall be made in the case of certain excluded issuances, including (a) shares of Common Stock issued upon conversion of the Convertible Preferred Stock or exercise of the Warrants or in lieu of accrued but unpaid dividends, (b) securities issued upon the exercise of or conversion of convertible securities, options or warrants issued and outstanding on the date of authorization of the Convertible Preferred Stock, provided further that such securities have not been amended thereafter to increase the number of such securities or to decrease the exercise or conversion price of any such securities (other than by the anti-dilution provisions thereof, if any), (c) issuances of equity securities to employees, consultants, landlords or suppliers of or to the Company in one or more transactions approved by the board or in mergers, consolidations, acquisitions, joint ventures or strategic alliances approved by the Board, and (d) issuances of equity securities to commercial banks or other lenders in connection with the Company obtaining loan financing in one or more transactions approved by the Board.

Before any distribution or payment shall be made to the holders of any Common Stock with respect to the entitlement to receive liquidation proceeds upon the occurrence of a Liquidation Event (as hereinafter defined), the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company legally available therefore an amount equal to the Stated Value with respect to each outstanding share of Convertible Preferred Stock held by them, plus an additional amount equal to any accrued but unpaid dividends for each share of Convertible Preferred Stock then held (such amount payable as to each such share of Convertible Preferred Stock, the “Liquidation Preference”). If, upon any Liquidation Event, the remaining assets of the Company legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Convertible Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of capital stock of the Company with a liquidation preference senior to the Convertible Preferred Stock) shall be insufficient to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Convertible Preferred Stock and shares of any class or series of Capital Stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock, then all such remaining assets legally available therefore shall be distributed among the holders of shares of Convertible Preferred Stock at the time outstanding and the holders of shares of any class or series of capital stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock, ratably among them in proportion to the full amounts to which they would otherwise be respectively entitled. If, upon any Liquidation Event, the remaining assets of the Company legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Convertible Preferred Stock outstanding and all shares of any class or series of capital stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of capital stock of the Company with a liquidation preference senior to the Convertible Preferred Stock) shall be in excess of the amounts necessary to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Convertible Preferred Stock and all such shares of stock on a parity with the Convertible Preferred Stock, then all such excess assets remaining and legally available therefore shall be distributed among the holders of shares of Convertible Preferred Stock at the time outstanding and the holders of the Common Stock, ratably among them in proportion to the number of shares of Common Stock then owned or into which shares of Convertible Preferred Stock would then be convertible. For purposes hereof, the term “Liquidation Event” shall mean (i)(a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent of the voting securities of the Company, (b) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity as a result of which the Company ceases to exist or as a result of which the Common Stock ceases to be a class of securities registered under the Exchange Act, other than

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(x) a merger solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity or (y) a merger or consolidation pursuant to which holders of the capital stock of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance, (c) the sale, lease, license or other disposition of all or substantially all the assets or any substantial asset of the Company in one or a series of related transactions or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c) or (ii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Except as otherwise provided by the Nevada Revised Statutes, the Convertible Preferred Stock votes as a class with the Common Stock with a number of votes equal to the number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible at the then-current Conversion Price. Neither Common Stock nor Convertible Preferred Stock possesses cumulative voting rights.

Series J 6% Cumulative Convertible Preferred Stock. The Company has authorized 100,000 shares of preferred stock designated as Series J 6% Cumulative Convertible Preferred Stock (the “Convertible Series J Preferred Stock”), $0.001 par value per share, of which 20,000 shares are issued and outstanding. Each share of Convertible Series J Preferred Stock has a stated value per share of $10 (the "Stated Value"). The Convertible Series J Preferred Stock is senior to the Company’s Common Stock with respect to the right to receive proceeds on liquidation or redemption and is junior to all indebtedness of the Company. The intrinsic value of the conversion feature of the Series J Preferred Stock was reflected as a dividend of $23,715 at the time of issuance of the stock. Dividends accrue at the rate of 6% per annum, payable quarterly in cash, and are be due and payable unless and to the extent that funds are not legally available to the Company to pay dividends. Dividends not paid shall accrue on a cumulative basis and are payable upon a Liquidation Event, as defined, and upon a conversion of the Convertible Series J Preferred Stock, unless converted into Common Stock at the option of the holder. At the option of the holder, one share of Convertible Preferred Stock may be converted into 57,471 shares of Common Stock at any time at a conversion price of $0.87 per share (the “Conversion Price”), subject to anti-dilution and other customary adjustments summarized. Using the Black-Scholes option-pricing model the fair-value of the warrants was $36,359, which would be reflect a net change of zero on additional paid-in capital.

The Company has reviewed the terms of the preferred stock and concluded that they do not contemplate embedded derivatives under SFAS No. 133 or liability classification and thus are appropriately classified within stockholders’ equity (deficit).

COMMON STOCK

In January 2008, a shareholder converted 5,000 Series I Preferred Shares into 62,500 common shares. In addition, the Company issued 135,000 common shares in payment of services rendered. Such shares were recorded at fair value of $1 per share on the grant date.

On September 9, 2008, the Company completed the acquisition of certain assets of Skae Beverage International, LLC, and as part of that acquisition the Company granted to Skae Beverage International, LLC, 1,444,444 common shares at fair value of $1,300,000.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - WARRANTS

Set forth below is a description of the Company’s warrants:

Shares of Common Stock

Designation / Reason Granted	Issuable Upon Exercise	Exercise Price / Share	Expiration Date
New Product Development	250,000	$1.00	July 2010
Bridge Warrants / Bridge financing	128,572	$1.00	September 2011
February Note Extension	25,000	$0.75	February 2011
Marketing Program Development	250,000	$1.00	October 2012
Investor Warrants / 2007 Private Placement	1,350,000	$0.40	March 2012
Placement Agent Warrants	945,000	$0.80	March 2012
10% Note Warrants	500,000	$0.40	March 2012
12% Bridge Note Warrants	200,000	$1.00	March 2012
Ancillary Warrants	6,000	$0.40	June 2009
Seller Warrants / Acquisition	35,000	$1.00	March 2012
February Notes Extension	150,000	$0.70 to $0.80	February 2013
April 2008 Bridge Notes Warrants	518,750	$0.80	April 2013
July 2008 Note Warrants	312,500	$0.80	July 2013
September 2008 Bridge Note Warrants	2,227,414	$0.85	September 2013
October 2008 Note Warrants	295,000	$0.85	October 2013
Series J Warrants	57,472	$0.87	Oct. - Dec. 2013

The exercise price of the warrants and the number of warrant shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that the Company should issue shares of its Common Stock at an effective price per share less than the then effective exercise price of the warrants, the exercise price and the number of warrant shares subject to such warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of Common Stock and such lower effective price on a non-fully-diluted basis, subject to similar exceptions to those described for such adjustments above with respect to the Convertible Preferred Stock. The impact of this provision would be to reduce the exercise price. The warrants contain standard reorganization provisions.

During the year ended December 31, 2008, the Company issued 25,000 warrants at $0.75, 100,000 at $0.79, 881,250 at $0.80, 2,522,414 at $0.85 and 57,472 at $0.87. During the year ended December 31, 2007, the Company issued 735,000 warrants at $1.00, 945,000 at $0.80 and 1,850,000 at $0.40.

The following table reflects a summary of Common Stock warrants outstanding and warrant activity during 2008 and 2007:

	2008			2007
	# Warrants	Weighted Average Exercise Price	Weighted Average Term (Years)	# Warrants	Weighted Average Exercise Price
Warrants outstanding at January 1,	3,905,207	$0.65	3.17	375,207	$0.79
Granted during the year	3,586,136	$0.84	4.44	3,530,000	0.63
Exercised during the year	0			0
Expired during the year	240,635	0.85		0
Warrants outstanding at December 31,	7,250,708	$0.73	3.47	3,905,207	$0.65

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Common Stock warrants expire as follows in year ended December 31:

2009	6,000
2010	250,000
2011	153,572
2012	3,280,000
2013	3,561,136
7,250,708

NOTE 7 - RELATED PARTY TRANSACTIONS

From time to time, certain officers and directors loan the Company money as well as defer payment of salaries in order to assist the Company in its cash flow needs.

The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers and directors as of December 31, 2008, the title reflects the position held as of March 9, 2009:

Officer/Director	Notes Payable		Accrued Salaries & Bonus	Accrued Dividend
	Amount	Accrued Interest	Amount	Amount
Eric Skae C.E.O & President	$2,300,000	$52,935	$12,500
Neil Reithinger C.O.O. & C.F.O.	$22,181	––	$109,900	––
Thomas Pinkowski Vice-President	$112,500	$2,276	$––
Karl H. Rullich former Vice President	$25,010	$6,349	$137,875	$63,562
O. Lee Tawes, III Director	$1,175,000	$93,310	––	17,681

The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers and directors as of December 31, 2007:

Officer/Director	Notes Payable		Accrued Salaries	Accrued Dividend
	Amount	Accrued Interest	Amount	Amount
Neil Reithinger President & C.E.O.	$181	––	$109,900
Thomas Pinkowski Vice President	$337,500	$23,897	$80,000
Karl H. Rullich Vice-President	$40,010	$2,576	$137,875	$94,900
O. Lee Tawes, III Director	$850,000	$27,657	––	$

In February 2008, as part of the restructuring of two loans with O. Lee Tawes, III, the Company granted Mr. Tawes a warrant to purchase 50,000 shares of the Company’ Common Stock at an exercise price of $0.79 per share and a warrant to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $0.80 per share, both warrants expiring in February 2013. The value of the warrants was $57,881 and was accounted for as a debt discount.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In April 2008, Mr. Tawes participated in a private placement of Units, referred to as the April 2008 Bridge Financing, by acquiring 2.5 Units. Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s Common Stock at a price per share of $0.80, with an expiration date of April 4, 2013.

In July 2008, Mr. Tawes provided additional financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 312,500 shares of the Company’s Common Stock at a price per share of $0.80, which will expire July 14, 2013. The value of the warrants was $113,310 and was accounted for as debt discount. The 12% Subordinated Notes mature on the earlier of (i) 12 months after initial issuance, (ii) upon the consummation by the Company of a debt or equity financing in which the Company receives at least $3,000,000 in gross proceeds, referred to as a Qualified Placement, or other change of control. The principal amount and accrued interest on the Subordinated Notes are convertible, at the option of the investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement.

In August 2008, the Company entered into a lease agreement with the brother of the Company’s President and Chief Executive Officer, Neil Reithinger. The Board of Directors, except for Mr. Reithinger, reviewed several proposals for alternate facilities and determined that Mr. Reithinger’s brother’s facility was superior and the terms of the lease were better than could be obtained from other independent third parties. The lease is a five year lease with a two year option out, with monthly lease payments of $4,500.

On September 9, 2008 as part of the acquisition of certain assets of Skae Beverage International LLC, the Company issued to the Skae Family and Friends $1,000,000 Notes which accrued interest at a rate of 8% per year; a $1,000,000 and $100,000 convertible subordinated notes to Skae Beverage International LLC which accrue interest at a rate of 8% per year. The Skae Family and Friends notes are payable as to (i) no less than $25,000 and no more than $50,000 every three months commencing on the first anniversary of the issuance date and (ii) any and all remaining principal and any accrued but unpaid interest are due in a single lump sum on the fifth anniversary of the issuance date. Any interest accrued during the 12 month period following issuance shall be due and payable in arrears on the first anniversary of the date issued. Any accrued interest during the 48 months following the first anniversary of the issuance shall be payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date issued. The Company may prepay the Skae Family and Friends Notes in whole or in part at any time without premium or penalty or discount, together with accrued interest to the date of payment on the principal amount prepaid. Upon an event of default, the holder may convert all or any portion of the Skae Family and Friends Note into shares of our restricted Common Stock at an initial conversion price of the greater of (i) 60% of the average of the last reported closing price of a share of our Common Stock for the 20 business days immediately preceding such day of determination, and (ii) $0.85, subject to adjustment. In order to prevent dilution, if (i) is lower than (ii) on the day of conversion, the Company must pay to the holder additional compensation as set forth in the Skae Family and Friends Note. Upon the happening of any event of default, the entire principal and all accrued but unpaid interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable. The $1,000,000 Note and the $100,000 Note, together the “Notes,” have substantially similar terms except with respect to the principal amount, conversion and prepayment. The $1,000,000 Note is convertible in whole or in part into shares of our restricted Common Stock at any time, however the Company may prepay the $1,000,000 Note at any time without penalty, together with accrued interest to the date of payment on the principal amount prepaid. The $100,000 Note is convertible in whole or in part at any time from and after September 8, 2009 into shares of our restricted Common Stock. Both Notes are convertible at $1.50 per share, subject to adjustment. The Notes are payable in full on the fifth anniversary of the issuance date. Notwithstanding the foregoing, Skae Beverage International has the right, exercisable by notice in writing at any time on or after February 28, 2009, to declare $150,000 of the of the principal amount of the $1,000,000 Note to be due and payable on March 31, 2009, if such amount is requested by Skae Beverage International or Eric Skae to satisfy liabilities arising from the transactions contemplated by the Asset Purchase Agreement. Interest accrues on the Notes at a rate of 8% per year. Any interest accrued during the 12 month period following issuance is due and payable in arrears on the first anniversary of the date of issuance. Any accrued interest during the 48 months following the first anniversary of the issuance is payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date of issuance. Upon the happening of any event of default, the entire principal and all

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable.

On October 23, 2008, Eric Skae, a Vice President and director, provided financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 295,000 shares of the Company’s Common Stock at a price per share of $0.85, which will expire October 23, 2013. The value of the warrants was $92,949 and was accounted for as debt discount.

On November 4, 2008, Scott Ricketts, a director, participated in a private placement for $100,000. In exchange, Mr. Ricketts received a warrant to purchase 28,736 common shares at an exercise price of $0.87 per share, which will expire on November 4, 2013. On November 30, 2008, the Company issued Mr. Ricketts 10,000 shares of Series J Preferred Stock, convertible at $0.87 per share into 114,943 shares of the Company’s Common Stock.

In February 2009 Mr. Tawes, a director, participated in a private placement of Units, referred to as the February 2009 Bridge Financing, by acquiring .25 units. Each Unit consisted of (i) $100,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 100,000 shares of the Company’s Common Stock at a price per share of $0.85 with an expiration date of February, 2014. The value of the warrants was $15,325 and will be accounted for as debt discount.

On March 20, 2009, the Company entered into a transaction with Eric Skae, whereby it issued to Mr. Skae a 18% Subordinated Note, with an effective date of March 17, 2009, for a principal amount of $325,000 and a warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $0.85 per share with an expiration date of March 20, 2014. The value of the warrants was $31,285 and will be accounted for as debt discount. The 18% Subordinated Note is due on April 12, 2009, unless due earlier in accordance with the terms of the Note. Interest accrues on the Note at a rate of 18% per year. Absent the occurrence of an event of default, as defined in the Note, we may prepay the Note for 100% of the full principal plus all accrued interest thereon, at any time prior to April 12, 2009, without penalty.

On March 26, 2009, Mr. Tawes, a director, provided financing to the Company in the amount of $113,357 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 175,000 shares of the Company’s Common Stock at a price per share of $0.85, which will expire March 26, 2014. The value of the warrants was $39,727 and will be accounted for as debt discount.

The Company’s policy with regard to transactions with affiliated persons or entities is that such transactions will be on terms no less favorable than could be obtained from non-affiliates. The foregoing transactions are on terms no less favorable that those that could be obtained from non-affiliates. Any such transaction must be reviewed by the Company’s independent directors.

NOTE 8 - LEASE OBLIGATIONS

The Company leases its offices and warehouse under various operating lease that expires in 2009 through 2013. Rent expense under the Arizona lease was $54,360 and $87,398 for the years ended December 31, 2008 and 2007, respectively.

Nutritional Specialties’ principal office and warehouse is located in leased space of approximately 10,381 square feet of office space under an operating lease that expires on June 30, 2010. The Company believes this facility will provide sufficient capacity to handle its needs in the coming year. Rent expense under this lease was $76,586 and $59,656 for the year ended December 31, 2008 and 2007.

New Leaf’s principal office is located at 60 Dutch Hill Road #9, Orangeburg, NY 10962. New Leaf leases approximately 1,050 square feet of office space under a non-operating lease that expires on June 1, 2009. Rent expense under this lease for the period since acquisition to December 31, 2008 is $6,902.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The future minimum lease obligations for the remaining terms of the leases are as follows:

	Arizona (related party)	California	New York
2009	$ 54,000	$ 85,340	$ 9,354
2010	$ 55,500	$ 43,606
2011	$ 60,000
2012	$ 60,000
2013	$ 45,000

NOTE 9 - GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Company generates its revenues from numerous customers, primarily in the United States. The Company’s product lines include primarily nutritional and dietary supplements. The Company operates in two reportable segments and holds all of its assets in the United States. The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally:

Net Sales
	2008	2007
Nutritional and Dietary Supplements:
United States	$9,157,125	$7,354,151
Canada	1,073,227	951,974
Other International	2,483,403	1,222,745
Total Nutritional and Dietary Supplements	$12,713,755	$9,528,870
Ready to Drink Beverages
United States	$721,945
Canada	108,240
Total Ready to Drink Beverages	$830,185
Total	$13,543,940	$9,528,870

NOTE 10 - CREDIT RISK AND OTHER CONCENTRATIONS

As of December 31, 2007, one customer constituted more that 13% of trade accounts receivable. As of December 31, 2008, no customer accounted for more than 10% of trade accounts receivable. For the years ended December 31, 2008 and 2007, no customer was greater than 10% of consolidated net sales.

From time to time, the Company’s bank balances exceed federally insured limits. At December 31, 2008 the Company had no bank balance in excess of federally insured limits. At December 31, 2007, the Company’s cash balance exceeded federally insured limits by $80,665.

We are dependent on certain third-party manufacturers, although we believe that other contract manufacturers could be quickly secured if any of our current manufacturers cease to perform adequately. As of December 31, 2008 and 2007, we utilized nine different contract manufacturers, including two manufacturers owned or controlled by Charles Ung or M. Amirul Karim, former stockholders of Nutritional Specialties, pursuant to agreements that obligate Nutritional Specialties to buy specified products from these companies for an initial three year period, subject to two annual renewal terms, so long as pricing and other terms are competitive with those of other manufacturers. For the periods ended December 31, 2008 and 2007, we purchased 45% and 35%, respectively, of our finished goods from two manufacturers, one of whom is from a company controlled by M. Amirul Karim. Management believes alternative sources are available, if required.

NOTE 11 – STOCK OPTIONS AND RESTRICTED STOCK

Under the Company’s Employee Incentive Stock Option Plan (the “1996 Plan”) approved by the stockholders in 1996, the total number of shares of Common Stock that may be granted is 500,000, amended to 325,000 in 1999. The 1996 Plan provides that shares granted come from the Company’s authorized but unissued

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. The options expire ten years from date of grant. At the Company’s Annual Meeting held on December 10, 2004, the Company’s stockholders approved the 2004 Stock Option Plan (the "2004 Plan"). At our Board of Directors meeting held on July 28, 2007, the Board approved an increase in the number of shares of Common Stock that may be granted to 2,000,000 under all plans. At our Board of Directors meeting on June 27, 2008, the Board approved a new Stock Option Plan (the “2008 Plan”) for a total of 2,000,000 additional shares. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. The option vesting period is determined by the Board of Directors at the time of grant and ranges from immediately to five years. A total of 1,581,948 shares are available for stock grants under all plans, or 18% of the Company’s issued and outstanding Common Stock as of December 31, 2008, assuming all options under both plans were granted and exercised.

The Company granted 1,532,000 and 762,500 stock options during the year ended December 31, 2008 and 2007, respectively.

The summary of activity for the Company's stock options is presented below:

	2008	Weighted Average Exercise Price	2007	Weighted Average Exercise Price

Options outstanding at beginning of year	916,000	$ 1.13	155,500	$ 2.84

Granted	1,532,000	$ 0.85	762,500

Exercised	––	––	––	––

Terminated/Expired	(29,948)	$ 1.16	(1,500)

Options outstanding at end of year	2,418,052	$ 1.11	916,000	$ 1.13

Options exercisable at end of year	1,200,750	$ 1.23	591,000	$ 2.84

Options available for grant at end of year	1,581,948		584,000

Price per share of options outstanding	$0.74 to $3.00		$0.46 to $3.80

Weighted average remaining contractual lives of all options	7.7 years		3.3 years

Weighted Average fair value of options granted during the year	$ 0.71		$ 0.65

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Common Stock options expire as follows:

2009	126,250
2010	2,500
2011	4,500
2012	62,500
2013 to 2018	2,222,302
2,418,052

The aggregate intrinsic value of the options outstanding at December 31, 2008 was approximately $82,000 and the aggregate intrinsic value of the exercisable options outstanding at December 31, 2008 was $35,000 both with a weighed average remaining contract term of 9.7 years.

Unrecognized compensation costs related to non-vested share-based compensation for the above options amounted to $660,000 and $512,000 as of December 31, 2008 and 2007, respectively, with a average forfeiture life of 5.9 years at December 31, 2008.

The Company granted 100,000 restricted shares of Common Stock during 2007 that vested ratably over a 5 year period commencing on December 31, 2007. These restricted shares were valued on the grant date at $56,000 using liquidating discount of 60%. Stock based compensation cost of $11,200 was recorded as an expense in 2008.

NOTE 12 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Net deferred tax assets totaling $6,933,000 at December 31, 2008 were offset by a valuation allowance of $6,933,000 that was provided due to the uncertainty of future realization of federal and state net operating loss carryforwards that give rise to approximately $6,415,000 of the net deferred income tax assets. The deferred income tax assets are comprised of the following at December 31:

	2008	2007
Deferred income tax assets:
Write-off of investment	$96,000	$54,000
Deferred compensation	116,000	102,000
Stock based compensation	280,000	138,000
Operating assets	105,000	1,000
Debt acquisition warrants	387,000	––
Settlement of lawsuit	102,000	––
Net operating loss carryforward	6,081,000	5,022,000
Total deferred income tax assets	7,167,000	5,317,000
Deferred income tax liabilities:
Goodwill and intangible assets	(312,000)	(166,000)
Valuation allowance	(6,855,000)	(5,151,000)
Net total	$0	$0

At December 31, 2008, the Company had federal and state net operating loss carryforwards of approximately $16,062,000 and $8,856,000, respectively. The federal net operating loss carryforwards expire in 2013 through 2029 and state loss carryforwards expire 2009 through 2014.

The valuation allowance was increased by $1,704,000 during the year ended December 31, 2008. The current income tax benefit of $1,704,000 and $696,000 generated for the years ended December 31, 2008 and 2007, respectively, was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards and other deferred items.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the differences between the effective and statutory income tax rates is as follows:

	2008		2007

Federal statutory rates	$(1,438,000)	(34)%	$(580,000)	(34)%
State income taxes	(296,000)	(7)%	(119,000)	(7)%
Valuation allowance for operating loss carryforwards	1,734,000	40%	696,000	40%
Other	9,000	1%	3,000	1%
Effective rate	$0	0%	$0	0%

NOTE 13 – RELATED PARTY NOTES PAYABLE

Related party notes payable at December 31, consisted of the following:

Description	2008	2007
Short-Term
Current portion of notes payable to officer and a director of the Company	$1,587,321	$325,150
Note payable to officers bearing interest at 12% per annum, unsecured and past due	47,191	40,191

Total short term related party notes payable	$1,634,512	$365,341

Long-Term
Note payable to an officer of the Company, bearing interest at 8% per annum, unsecured and matures on March 31, 2009	$87,500	$262,500
Notes payable to an officer of the Company and officers family, bearing interest at 8% per annum, unsecured and matures on various dates to September, 2013	2,100,000
Note payable bearing interest at 8%, held by an officer of the Company and convertible into Common Stock of the Company, unsecured and matures on March 31, 2009	25,000	75,000
Notes payable to a director. Unsecured note bearing interest at 12% per annum through the 2008 Bridge financing which matures April 9, 2009	125,000
Note payable to a director. Unsecured note bearing interest at 10% and matures on February 28, 2009	500,000	500,000
Note payable to a Officer. Unsecured note bearing interest at 12% per annum and is due July 2009.	200,000
Note payable to a director. Unsecured note bearing interest at 12% per annum and is due April 2009.	200,000
Notes payable to a director. Unsecured note bearing interest at 10% per annum and are due January 2009.	350,000	350,000
Carrying value of Long-term notes payable	3,587,500	1,187,500
Less: Debt Discount	(150,179)	(79,624)
Total long term debt related parties	3,437,321	1,107,876
Current portion of notes -related parties	1,587,321	325,150
Long-term debt – related parties	$1,850,000	$782,726

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company is in the process of renegotiating the debt that matures in 2009.

Interest expense in the years ended December 31, 2008 and 2007 amounted to $180,837 and $120,535, respectively. The weighted average interest rate for all short term borrowings amounts to for 17.9% for 2008 and 14.8% for 2007.

As described in Note 14 below, the purchasers of the 10% Notes were O. Lee Tawes, III, and his designee. Mr. Tawes is a member of the Company’s Board and is the Managing Director of Investment Banking of the placement agent, Northeast Securities, Inc. Other affiliates or employees of the placement agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement. Other affiliates or employees of the placement agent also purchased an aggregate of four Units in the 2006 Bridge Financing.

On September 9, 2008 as part of the acquisition of certain assets of Skae Beverage International LLC, the Company issued to the Skae Family and Friends $1,000,000 Notes which accrued interest at a rate of 8% per year; a $1,000,000 and $100,000 convertible subordinated notes to Skae Beverage International LLC which accrue interest at a rate of 8% per year. The Skae Family and Friends note are payable as to (i) no less than $25,000 and no more than $50,000 every three months commencing on the first anniversary of the issuance date and (ii) any and all remaining principal and any accrued but unpaid interest are due in a single lump sum on the fifth anniversary of the issuance date. Any interest accrued during the 12 month period following issuance shall be due and payable in arrears on the first anniversary of the date issued. Any accrued interest during the 48 months following the first anniversary of the issuance shall be payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date issued. The Company may prepay the Skae Family and Friends Notes in whole or in part at any time without premium or penalty or discount, together with accrued interest to the date of payment on the principal amount prepaid. Upon an event of default, the holder may convert all or any portion of the Skae Family and Friends Note into shares of our restricted Common Stock at an initial conversion price of the greater of (i) 60% of the average of the last reported closing price of a share of our Common Stock for the 20 business days immediately preceding such day of determination, and (ii) $0.85, subject to adjustment. In order to prevent dilution, if (i) is lower than (ii) on the day of conversion, the Company must pay to the holder additional compensation as set forth in the Skae Family and Friends Note. Upon the happening of any event of default, the entire principal and all accrued but unpaid interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable. The $1,000,000 Note and the $100,000 Note, together the “Notes,” have substantially similar terms except with respect to the principal amount, conversion and prepayment. The $1,000,000 Note is convertible in whole or in part into shares of our restricted Common Stock at any time, however the Company may prepay the $1,000,000 Note at any time without penalty, together with accrued interest to the date of payment on the principal amount prepaid. The $100,000 Note is convertible in whole or in part at any time from and after September 8, 2009 into shares of our restricted Common Stock. Both Notes are convertible at $1.50 per share, subject to adjustment. The Notes are payable in full on the fifth anniversary of the issuance date. Notwithstanding the foregoing, Skae Beverage International has the right, exercisable by notice in writing at any time on or after February 28, 2009, to declare $150,000 of the of the principal amount of the $1,000,000 Note to be due and payable on March 31, 2009, if such amount is requested by Skae Beverage International or Eric Skae to satisfy liabilities arising from the transactions contemplated by the Asset Purchase Agreement. Interest accrues on the Notes at a rate of 8% per year. Any interest accrued during the 12 month period following issuance is due and payable in arrears on the first anniversary of the date of issuance. Any accrued interest during the 48 months following the first anniversary of the issuance is payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date of issuance. Upon the happening of any event of default, the entire principal and all interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a schedule of principal maturities for the next five years and the total amount thereafter on this related party notes as of December 31, 2008:

Year Ending December 31,	Principal Maturities

2009	$1,634,512
2010	200,000
2011	200,000
2012	200,000
2013	1,250,000
Total	$3,484,512

NOTE 14 - LONG-TERM DEBT

Long-term debt at December 31 consisted of the following:

Description	2008	2007
Notes payable to a bank, bearing interest at prime plus 2 points which, at December 31, 2008, was 5.25% per annum, has senior debt priority, secured by all business assets, guaranteed by a director of the Company and matures July 9, 2009	$1,916,667	$2,000,000

Note payable to a bank, bearing interest at 9.75% per annum, has senior debt priority, secured by all business assets and matures on April 1, 2010, Company is in default on certain financial covenants.	1,338,011	1,437,350

Note payable bearing interest at 10%, unsecured and matures on February 28, 2009	500,000	500,000

Notes payable bearing interest at 8% per annum, unsecured and mature on March 31, 2009	87,500	262,500

Note payable bearing interest at 8% convertible into Common Stock of the Company, unsecured and matures on March 31, 2009	125,000	375,000

Notes payable bearing interest at 12%-15% per annum, are unsecured and mature June 2003 through January 2009.	130,325	137,475

Convertible notes payable – Other. Unsecured notes bear interest at 20% -30% per annum due January 2009.	240,000	90,000

Note payable to a trust, bearing interest at 5% per annum, unsecured, matures in May 2013	899,511	997,274

Capitalized equipment lease	2,117	5,378

Equipment loan bearing interest at 11% per annum, mature in November 2013	77,237

Notes payable bearing interest at 36% per annum, are unsecured and mature January 2009.	200,000

Notes payable. Unsecured note bearing interest at 12% per annum through the 2008 Bridge financing, a director has granted a put option on $1,635,000 of these notes.	2,340,000

Carrying value of Long-term notes payable	7,856,368	5,804,976

Less: Debt Discount	(824,365)	(87,752)

Total long-term debt other	7,032,003	5,717,224

Less: current maturities	6,168,114	4,044,074

Long-term debt other	$863,889	$1,673,150

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest expense in the years ended December 31, 2008 and 2007 amounted to $656,134 and $538,421, respectively. The weighted average interest rate for all short term borrowings amounts to for 17.9% for 2008 and 14.8% for 2007.

On September 19, 2006, the Company completed the 2006 Bridge Financing. Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) Bridge Warrants to purchase 21,429 shares of the Company’s Common Stock at a price per share of $0.70, which represents 30% of the principal amount divided by the exercise price. The Senior Convertible Notes matured on the earlier of (a) 12 months after initial issuance, (b) upon the consummation by the Company of a merger, business combination, sale of all or substantially all of its assets or other change of control or (c) following the closing of a Qualified Placement. The principal amount and accrued interest on the Senior Convertible Notes were convertible, at the option of each investor, into the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.

Investors in the 2006 Bridge Financing had customary "piggyback" registration rights, as well as, in certain cases, the right to demand that the Company file a single registration statement, in each case with respect to the shares of its Common Stock issuable upon exercise of the Bridge Warrants. Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement. The Company used the net proceeds of the 2006 Bridge Financing for working capital purposes. As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the Company’s 2007 Private Placement, and the Company paid all accrued interest in cash in the aggregate amount of $16,832.

The 10% Note (i) bears interest at the rate of 10% per annum, payable monthly in arrears, commencing April 30, 2007, (ii) is payable as to $500,000 of principal on February 28, 2009 and as to the balance, if not paid by the Company by February 28, 2009, will become a demand note from and after such date, (iii) is subject to prepayment by the Company without premium or penalty, but with accrued interest, after March 1, 2008, or at any time upon the closing of any offering of equity securities of the Company after the 2007 Private Placement for aggregate gross proceeds of at least $4,000,000, (iv) is subject to mandatory prepayment at the option of the holder upon the occurrence of a sale of the business or other change of control, as defined in the 10% Note, (v) is entitled to the same registration rights for the 10% Note Warrants and the Common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement and (vi) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.

The 12% 2007 Bridge Note (i) bears interest at the rate of 12% per annum, payable at maturity, (ii) is payable 90 days after the date of issuance, (iii) is subject to a late charge of 5% of any amount not paid within 15 days of the due date; (iv) is entitled to the same registration rights for the 12% Bridge Note Warrants and the common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement and (v) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default. Payment of principal and interest on the 12% 2007 Bridge Note has been unconditionally guaranteed by O. Lee Tawes, III, an affiliate of the placement agent and a member of the Company’s Board. The 12% 2007 Bridge Note was paid in full on July 12, 2007 using the proceeds of the Vineyard Bank financing.

The Bank Financing was provided by Vineyard Bank, and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company. The term loan, which was closed as of March 30, 2007, has a 3-year maturity with a 10-year amortization, at an interest rate of 9% per annum. The revolving line of credit loan has a 2-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding. Both loans are secured by a first priority security interest in all business assets of the Company. Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% 2007 Bridge Note from the proceeds of a Refinancing from Vineyard Bank, consisting of a $2,000,000 term loan having a 2-year maturity, at an interest rate equal to the prime rate plus 2%. The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing. Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III. As part

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of the bank financing the Company agreed to maintain certain financial ratios at the time of signing these agreements the Company was not in compliance with the covenants contained in the agreement. As of December 31, 2008 the Company continues to be in default of these covenants. The bank has not demanded payment of the loans, as such all Vineyard Bank loans are reflected as currently due.

The purchasers of the 10% Notes were O. Lee Tawes, III, and his designee. Mr. Tawes, a member of the Company’s Board and the Managing Director of Investment Banking of the placement agent, Northeast Securities, Inc., and other affiliates or employees of the placement agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement. Other affiliates or employees of the placement agent also purchased an aggregate of four Units in the 2006 Bridge Financing.

On April 4, 2008, the Company commenced a private placement of Units, referred to as the April 2008 Bridge Financing. Each Unit consisted of (i) $50,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s Common Stock at a price per share of $0.80 which expire April 4, 2013. The 12% Subordinated Notes mature on the earlier of (i) 12 months after initial issuance, (ii) upon the consummation by the Company of a debt or equity financing in which the Company receives at least $3,000,000 in gross proceeds, referred to as a Qualified Placement, or other change of control. The principal amount and accrued interest on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Company paid Northeast Securities, Inc., the placement agent for the sales of Units in the 2008 Bridge Financing, a fee of 7% of the gross proceeds, and is accounted for as debt discount noted in the above table, received by the Company. 16.6 Units have been sold to qualified investors for gross proceeds of $830,000.

On September 5, 2008, the Company commenced a private placement of Units, referred to as the September 2008 Bridge Financing. Each Unit consisted of (i) $100,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 117,647 shares of the Company’s Common Stock at a price per share of $0.85 which expire September 5, 2013. The 12% Subordinated Notes mature on the earlier of (i) September 4, 2009, and (ii) the consummation by the Company of a debt or equity financing or series of debt or equity financings in which the Company receives at least $4,000,000 in gross proceeds, referred to as a Qualified Placement. The principal amount and accrued interest on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Units consisted of a beneficial conversion feature of $435,836, based on the intrinsic method and amortized over one year using the straight line method which approximates the effective interest method. The Company paid Northeast Securities, Inc., the placement agent, for the sales of Units in the September 2008 Bridge Financing a fee of 9% of the gross proceeds received by the Company, accounted for as debt discount noted in the above table, and warrants to purchase 153,884 shares of the Company’s Common Stock at a price per share of $0.85 which expire September 5, 2013. A total of 16.35 Units were sold to qualified investors for gross proceeds of $1,635,000.

On November 26, 2008 the Company completed a subordinate note for $200,000 with a stated interest rate of 12% due in January 2009. The Company is currently negotiating an extension of this note, but he nature of such extension has not been determined yet.

On December 3, 2008 the Company completed the purchase of a new ERP system and financed that purchase through a third-party equipment financing arrangement having an interest rate of 11% and requiring payments of monthly interest and principal of $1,719 which matures by December 2013.

The convertible debt outstanding at December 31, 2008 of $3,435,000 would be convertible into a maximum of 3,256,862 shares of the Company’s Common Stock at December 31, 2008, on the basis of the lowest fixed conversion price. The Company has reviewed the terms of its convertible debt agreements and concluded that that they do not contemplate embedded derivatives under SFAS No. 133 due to various factors including management’s estimate that sufficient authorized shares exist to cover issuances of and conversions into Common Stock.

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a schedule of principal maturities for the next five years and the total amount thereafter on this note as of December 31, 2008:

Year Ending December 31,	Principal Maturities
2009	$6,992,479
2010	122,271
2011	129,370
2012	136,925
2013	475,322
Total	$7,856,368

NOTE 15 – CONTINGENCIES

On December 27, 2007, Farmatek IC VE DIS TIC, LTD, STI, a former distributor of Nutritional Specialties, filed a claim in the Superior Court of California, County of Orange, against our wholly-owned subsidiary, Nutritional Specialties. Farmatek alleges breach of contract and a violation of California Business and Professional Code. Farmatek was seeking $4,000,000 plus punitive damages and costs. In February 2009, we reached a settlement with Farmatek to pay Farmatek and aggregate $250,000 over the following twelve months and have accrued this item as operating expense in the year ended December 31, 2008.

On January 29, 2009, the Company was notified that it was named as a defendant, along with 54 other defendants, in a class action lawsuit under California Proposition 65 for allegedly failing to disclose the amount of lead in one of its products. The Company believes that this case is without merit and plans on defending it vigorously. The Company believes that this suit will not have a material adverse effect on its results of operations, cash flows or financial condition.

NOTE 16 – BUSINESS COMBINATION

On April 5, 2007, effective March 30, 2007, the Company acquired, through a newly-formed wholly-owned acquisition subsidiary, substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, dated March 30, 2007, among the Company, the acquisition subsidiary, Nutritional Specialties and Thomas Pinkowski, Charles Ung and M. Amirul Karim, the stockholders of Nutritional Specialties, the purchase price was payable as $7,600,000 in cash, $1,100,000 in the Company’s Common Stock (valued at $1.00 per share, or 1,100,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, convertible into shares of the Company’s Common Stock at $0.05 per share, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 35,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share.

In connection with the acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in an offering of units, with each unit consisting of 5,000 preferred shares, convertible into 62,500 shares of Common Stock at $0.80 per share, and five-year warrants to purchase 12,500 shares of Common Stock at an exercise price of $0.40 per share, (ii) the issuance of 10% notes in an aggregate principal amount of $1,000,000, (iii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iv) bank financing in an aggregate principal amount of $2,000,000. As part of the initial offering, all of the Company’s senior convertible notes were converted into an aggregate of six units. The purchasers of the 10% notes were issued warrants to purchase 500,000 shares of our Common Stock, at an exercise price of $0.40 per share, and the purchaser of the 12% bridge note was issued warrants to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. Following the initial offering and until the termination of the 2007 private placement effective as of July 16, 2007, the Company sold an additional 3.7 units for an aggregate purchase price of $185,000. The preferred shares and investor warrants comprising such units and the additional warrants, and the shares of the Company’s Common Stock underlying these preferred shares, investor warrants and additional warrants, are

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

included in this offering. The sale of the units, 10% notes and 12% bridge note was conducted through Northeast Securities, Inc., as the exclusive placement agent.

On September 9, 2008, the Company, through a subsidiary, acquired certain assets and liabilities from Skae Beverage International, LLC. These assets included current assets, fixed assets and intangible assets such as trademarks and a brand name. In exchange for the foregoing, the Company agreed to pay an aggregate purchase price of $3,800,000 and assume certain liabilities of $1,050,339. The $3,800,000 purchase price is comprised of a series of 8% Subordinated Promissory Notes in the aggregate principal amount of $1,000,000, as well as a payment to Skae Beverage International, LLC of $400,000 in cash, $1,100,000 in 8% Subordinated Promissory Notes and 1,444,444 shares of the Company’s Common Stock valued at $1,300,000. The Company also capitalized $152,000 of acquisition related costs.

The following table sets forth the allocation of the acquisition cost of Nutritional Specialties in 2007 and Skae Beverage International, LLC in 2008, including acquisition-related expenses, to the assets acquired and liabilities assumed, based on their estimated fair values:

	2008	2007
Current Assets	$726,580	$2,745,675
Equipment	34,320	38,919
Goodwill &Other Intangible assets	4,500,824	9,543,067
Total Assets Acquired	5,261,949	12,327,661

Current Liabilities	1,050,339	1,281,001
Non-current Liabilities	––	977,761
Total Liabilities Assumed	1,050,339	2,258,762
Net Assets Acquired	$4,220,885	$10,068,899

The following table provides proforma results of operations for the year ended December 31, 2008 as if Skae acquisition had been acquired as of the beginning of 2008; The following table also provides Proforma results of operations for the year ended December 31, 2007 as if the Nutritional Specialties acquisition had been acquired as of the beginning of 2007:

BAYWOOD INTERNATIONAL INC. AND SUBSIDIARIES

PROFORMA SUMMARY OPERATING STATEMENT

	December 31,
	2008	2007
Net revenues	$15,185,057	$12,763,671

Net loss	$(4,833,421)	$(1,054,045)

Diluted net loss per share	$(0.61)	$(0.33)

NOTE 17 - SUBSEQUENT EVENTS

On January 26, 2009, the Company advised the holders of Series I Preferred Shares that the Company will suspend payment on the preferred dividends as of December 31, 2008. These dividends are cumulative and will resume when the Company is adequately funded and is generating increased cash flows.

On February 5, 2009, the Company commenced a private placement of Units, referred to as the February 2009 Bridge Financing A. Each Unit consisted of (i) $100,000 principal amount of 12% Subordinated Notes and (ii) Warrants to purchase 100,000 shares of the Company’s Common Stock at a price per share of $0.85 which expire February 2014. The 12% Subordinated Notes mature on the earlier of (i) September 30, 2009, (ii) upon the consummation by the Company of a debt or equity financing in which the Company receives at least $5,000,000

BAYWOOD INTERNATIONAL, INC.

December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

in gross proceeds, referred to as a Qualified Placement, business or other change of control. The principal amount on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Company intends to use the net proceeds of this private placement for working capital purposes. As of March 6, 2009, 1 unit has been sold to qualified investors for gross proceeds of $100,000.

On February 5, 2009, the Company commenced a private placement of Units, referred to as the February 2009 Bridge Financing B. Each Unit consisted of (i) $100,000 principal amount of 3% Subordinated Notes and (ii) Warrants to purchase 300,000 shares of the Company’s Common Stock at a price per share of $0.85 which expire February 2014. The 3% Subordinated Notes mature on the earlier of (i) September 30, 2009, (ii) upon the consummation by the Company of a debt or equity financing in which the Company receives at least $5,000,000 in gross proceeds, referred to as a Qualified Placement, business or other change of control. The principal amount on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Company intends to use the net proceeds of this private placement for working capital purposes. As of March 6, 2009, 3.25 units have been sold to qualified investors for gross proceeds of $325,000.

On March 20, 2009, the Company entered into a transaction with its Chief Executive Officer, Mr. Eric Skae, whereby it issued to Mr. Skae an 18% Subordinated Note, with an effective date of March 17, 2009, for a principal amount of $325,000 and a Warrant to purchase up to 100,000 shares of Common Stock at an exercise price of $0.85 per share, subject to adjustment, expiring on the fifth anniversary of the initial issuance date of the Warrant. The 18% Subordinated Note is due on April 12, 2009, unless due earlier in accordance with the terms of the Note. Interest accrues on the Note at a rate of 18% per year. Absent the occurrence of an event of default, as defined in the Note, the Company may prepay the Note for 100% of the full principal plus all accrued interest thereon, at any time prior to April 12, 2009, without penalty. Upon an event of default, the outstanding principal amount, plus accrued but unpaid interest, liquidated damages and other amounts owed under the Note shall, at the holder’s election, become immediately due and payable in cash. Commencing five days after the event of default, the interest rate shall accrue at a rate of 22% per year, or such lower maximum amount of interest permitted to be charged under applicable law.

On March 26, 2009, Mr. Tawes, a director, provided financing to the Company in the amount of $113,357 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 175,000 shares of the Company’s Common Stock at a price per share of $0.85, which will expire March 26, 2014.

BAYWOOD INTERNATIONAL, INC.

Proforma Balance Sheet - Nutraceutical businesses (1)

Unaudited

	June 30, 2009	December 31, 2008	December 31, 2007

CURRENT ASSETS
Cash & cash equivalents Note (2)
Accounts receivable, net of allowance for uncollectible of $139,292 in June 2009; $194,323 in December 2008 & $2,166 in December 2007	$1,164,922	$754,748	$760,304
Inventory	1,136,288	976,891	1,368,412
Prepaids	49,685	48,351	33,349
Intercompany	4,094,784	2,955,679	1,840,270

Total current assets	6,445,679	4,735,669	4,002,335

PROPERTY & EQUIPMENT
Computer & equipment - net	64,117	68,614	34,559

OTHER ASSETS
Goodwill & other intangible assets - net	6,094,632	9,377,062	9,471,922

Total other assets	6,094,632	9,377,062	9,471,922
Total assets	$12,604,428	$14,181,345	$13,508,816

CURRENT LIABILITIES
Accounts payable	$1,450,934	$656,319	$844,810
Accrued liabilities	390,173	505,149	419,611
Notes payable - current portion	105,361	104,882	101,268

Total current liabilities	1,946,468	1,266,350	1,365,689

OTHER LIABILITIES
Long-term debt - other	743,409	796,746	901,384

Total other liabilities	743,409	796,746	901,384
Total liabilities	2,689,877	2,063,096	2,267,073

STOCKHOLDERS' EQUITY
Common Stock, $.001 par value, 100 shares authorized, 100 shares issued and outstanding	—	—	—
Additional paid-in capital	10,168,899	10,168,899	10,168,899
Retained earnings	(254,348)	1,949,350	1,072,844

Total stockholders' equity	9,914,551	12,118,249	11,241,743
Total liabilities and stockholders' equity	$12,604,428	$14,181,345	$13,508,816

Notes

(1)

Includes the Nutraceutical businesses of Baywood International Inc., subsidiary of Nutritional Specialties Inc., which includes the LifeTime and Baywood brands.

(2)

Cash and cash equivalents are considered a corporate asset.

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Proforma statements of operations - Nutraceutical businesses (1)

Unaudited

	Six months ended	Years ended December 31,
	June 30, 2009	2008	2007

SALES:
Net sales	$7,351,869	$12,713,755	$9,528,870

COST OF SALES:
Cost of sales	4,102,120	7,046,140	5,158,575
Gross profit	3,249,749	5,667,615	4,370,295

OPERATING EXPENSES:
Shipping & handling	664,566	1,291,176	889,697
Marketing expenses	1,169,201	2,160,782	1,542,291
General & administrative	337,201	1,113,721	736,065
Option & stock compensation expense	-	97,646	28,000
Depreciation & amortization	39,047	105,381	74,535
Impairment of intangibles & Goodwill	3,250,000

Total operating expense	5,460,015	4,768,706	3,270,588
Operating Income (loss)	(2,210,266)	898,909	1,099,707

OTHER INCOME (EXPENSE):
Interest Income	7	759
Miscellaneous income - net	28,548	24,943	13,071
Interest expense	(21,987)	(48,105)	(39,934)

Total other income (expense)	6,568	(22,403)	(26,863)

INCOME (LOSS) BEFORE TAXES	$(2,203,698)	$876,506	$1,072,844

Notes

(1)

Includes the Nutraceutical businesses of Baywood International Inc.’s wholly-owned subsidiary, Nutritional Specialties Inc., which includes the LifeTime and Baywood brands.

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Proforma statements of cash flows - Nutraceutical businesses (1)

unaudited

	Six months ended	Years ended December 31,
	June 30, 2009	2008	2007

Operating Activities:
Net income (Loss)	$(2,203,698)	$876,506	$1,072,844
Adjustments to reconcile net (loss )to cash used in operating activities
Depreciation and amortization	39,047	105,381	74,535
Stock compensation expense		97,646	28,000
Impairment of intangibles asset	3,250,000
Changes in Assets & Liabilities:
(Increase) decrease in -
Accounts receivable	(410,174)	5,556	372,396
Inventory	(159,397)	391,521	(207,454)
Prepaid expenses	(1,334)	(15,002)	32,077
Accounts payable	794,615	(188,491)	11,996
Accrued liabilities	(114,976)	85,538	69,008

Net cash used in operating activities	1,194,083	1,358,655	1,453,402

Investing Activites:
Purchase of equipment	(2,120)	(44,576)

Net cash used in investing activities	(2,120)	(44,576)	—

Financing Activities:
Intercompany transactions	(1,139,105)	(1,213,055)	(1,380,709)
Principal payments on notes payable	(52,858)	(101,024)	(72,693)

Net cash provided by financing activities	(1,191,963)	(1,314,079)	(1,453,402)

Change in cash & equivalents (2)	—	—	—
Cash & cash equivalents beginning of period (2)
Cash & cash equivalents end of period (2)	—	—	—

Supplemental disclosures:
Cash paid during the period for
Interest	$21,987	$48,105	$39,934

Notes

(1)

Includes the Nutraceutical businesses of Baywood International Inc.’s wholly-owned subsidiary, Nutritional Specialties Inc., which includes the LifeTime and Baywood brands.

(2)

Cash and cash equivalents are considered a corporate asset.

See accompanying notes to the financial statements.

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The financial statements include the Baywood International, Inc. Nutraceutical business which includes Nutritional Specialties, Inc. and the nutraceutical brands of Baywood International, Inc. (“the Business”).

The Business distributes its products through independent and chain health food stores, pharmacies, grocery stores and other direct-to-consumer channels both internationally and domestically.

On April 5, 2007, effective March 30, 2007, Baywood International, Inc. acquired, through its acquisition subsidiary, substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties for a purchase price of approximately $11,100,000. Nutritional Specialties is a nutraceutical company that develops and markets over 350 nutraceutical products under the brand LifeTime® or LifeTime Vitamins®. Baywood International, Inc. caused its acquisition subsidiary to change its name to Nutritional Specialties, Inc., d/b/a LifeTime® and is operating Nutritional Specialties as a separate, wholly-owned subsidiary.

Going Concern

The Baywood International, Inc. financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Baywood International, Inc. had a working capital deficiency of $9,796,869 and an accumulated deficit of $20,831,451 at December 31, 2008. Baywood International, Inc. has had material operating losses and has not yet created positive cash flows from operations and its ability to generate profitable operations is uncertain. Baywood International, Inc. has a significant amount of debt payable in 2009 and at December 31, 2008 was not in compliance with certain financial covenants related to debt agreements. These factors raise substantial doubt about Baywood International, Inc.’s ability to continue as a going concern. These financial statements do not include adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Business or Baywood International, Inc. be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition, Sales Returns and Allowances

Revenue is recognized when the product is shipped. Sales returns are recorded as a reduction to sales when a customer and the Business agree a return is warranted. All returns must be authorized in advance and must be accompanied by an invoice number within 180 days. If returned, the Business’ customers are responsible for returning merchandise in resalable condition. Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way. All price tags and glue residue must be removed prior to return if credit is expected. A restocking fee of 15% is assessed if the Business removes any price tags or glue residue. The Business does not accept products kept longer than two years. Management communicates regularly with customers to compile data on the volume of product being sold to the end consumer. This information is used by management to evaluate the need for additional sales returns allowance prior to the release of any financial information. The Business’ experience has been such that sales returns can be estimated accurately based on feedback within 30 days of customer receipt.

Cash and Equivalents

Baywood International, Inc., the parent, considers cash to include all short-term, highly liquid investments that are readily convertible to known amounts of cash. Cash is considered a corporate asset and is, therefore, excluded from the pro forma financial statements.

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

Reserves

The following table summarizes the activity in the reserves for allowance for doubtful accounts for the years ended December 31, 2008 and 2007:

Period	Balance beginning of the year	Charges to cost and expenses	Deductions	Balance end of the year
December 31, 2008	$2,166	$274,485	$20,325	$256,323
December 31, 2007	$-	$6,160	$3,994	$2,166

Inventories

Inventories consist primarily of raw material and finished product and are recorded at the lower of cost or market on an average cost basis. Raw material includes: material, packaging and labeling materials. The Business does not process raw materials but rather has third-party suppliers formulate, encapsulate and package finished goods.

Management analyzes inventory for possible obsolescence on an ongoing basis, and provides a write down of inventory costs when items are no longer considered to be marketable. Management’s estimate of a fair market value is inherently subjective and actual results could vary from our estimate, thereby requiring future adjustments to inventories and results of operations.

	June 30, 2009	December 31, 2008	December 31, 2007
Raw material	$124,431	$159,668	$181,293
Finished goods	$1,011,857	$817,223	$1,187,119
	$1,136,288	$976,891	$1,368,412

Property, Equipment and Depreciation

Property and Equipment consisted of the following at June 30, 2009 and December 31, 2008 and 2007:

	June 30, 2009	December 31, 2008	December 31, 2007
Furniture and fixtures	$500	$500	$500
Computers	$12,028	$9,809	$3,399
Equipment	$59,431	$59,431	$21,364
Leasehold improvements	$13,656	$13,656	$13,656
Total	$85,615	$83,496	$38,919
Less: Accumulated depreciation	$21,498	$14,882	$4,360
Net property and equipment	$64,117	$68,514	$34,559

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years. Leasehold improvements are recorded at cost and amortized over the lesser of the estimated useful life of five to seven years or the remaining term of the underlying lease. Depreciation expense for the six months ended June 30, 2009 was $6,617 and for the years ended December 31, 2008 and 2007 was $10,521 and $4,360, respectively.

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

Goodwill and other intangibles

Goodwill and intangible assets consisted of the following at June 30, 2009 and December 31, 2008 and 2007:

	Goodwill- Nutritional Specialties Inc.	Brand Value – Nutritional Specialties Inc.	Customer list- Nutritional Specialties Inc.	Total
Asset value at December 31, 2007	$8,917,068	$303,400	$322,600	$9,543,068
Accumulated amortization as of December 31, 2007		22,752	48,393	71,145
Net asset value at December 31, 2007	8,917,068	280,648	274,207	9,471,923

Asset value at December 31, 2008	$8,917,068	$303,400	$322,600	$9,543,068
Accumulated amortization as of December 31, 2008		53,092	112,913	166,005
Net asset value at December 31, 2008	$8,917,068	$250,308	$209,687	$9,377,063

Asset value at June 30, 2009	$5,667,067	$303,400	$322,600	$6,293,067
Accumulated amortization as of June 30, 2009		62,262	136,173	198,438
Net asset value at June 30, 2009	$5,667,067	$241,138	$186,427	$6,094,632

Baywood International, Inc. evaluates goodwill for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”), which requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing Baywood’s goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired and the second step is unnecessary. In April 2009, Baywood International, Inc. classified Nutritional Specialties, Inc. Assets Held for Sale. Baywood International, Inc. had valued the goodwill associated with the purchase of Nutritional Specialties, Inc. in 2007 and has recognized an impairment in value of the goodwill and other intangibles of $3,250,000 for the six month period ended June 30, 2009. In July 2009, Baywood International, Inc. and Nutritional Specialties, Inc. signed an Asset Purchase Agreement for the sale of the Lifetime and Baywood brands of products which is discussed further in Note 11, subsequent events.

Income Taxes

Baywood International, Inc. accounts for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes. Baywood International, Inc. establishes a valuation allowance for the uncertainty our ability to generate sufficient future taxable income to utilize the net operating loss carryforwards and other deferred items. At December 31, 2008,

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

federal and state net operating loss carryforwards were approximately $16,860,000 and $9,660,000, respectively. Baywood International, Inc. has not used any of the net operating loss carryforwards.

Advertising Expenses

The Business’ advertising primarily consists of print in trade and consumer publications and for promotional expenses retail placements for certain products. The Business expenses advertising costs as incurred or the first time the advertising takes place. Advertising expense totaled approximately $403,377 and $283,726 for the years ended December 31, 2008 and 2007, respectively, and is included in marketing expenses in the accompanying statements of operations.

Shipping & Handling Expenses

In accordance with Emerging Issues Task Force No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, all amounts billed to customers in a sales transaction for shipping and handling are classified as revenue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist primarily of accounts receivable and obligations under accounts payable, accrued expenses and notes payable. The carrying amounts of accounts receivable, accounts payable, certain notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments. The fair value of notes payable to related parties could not be determined because of conversion features and affiliated nature of those instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

Baywood International, Inc. reviews its long-lived assets and identifiable finite-lived intangibles for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Baywood International, Inc. evaluates the recoverability of property and equipment and intangibles not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future net cash flows expected to result from the use of the asset or group of assets. If the estimated undiscounted future net cash flows are less than the carrying value of the asset or group of assets being reviewed, an impairment loss would be recorded. The loss would be measured based on the estimated fair value of the asset or group of assets compared to cost. The estimated fair value would be based on the best information available under the circumstances, including prices for similar assets and the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved.

NOTE 3 - ACCOUNTS RECEIVABLE

The Business records revenue and accounts receivable from customers upon shipment of product to the customer. Sales returns are recorded as a reduction to sales when a customer and the Business agree a return is warranted. All returns must be authorized in advance and must be accompanied by an invoice number within 180 days. The Business estimates returns based on historical experience and records an allowance for product returns and uncollectible accounts receivable. Historically, returns have been immaterial, and the Business has not recorded an allowance for product returns. The allowance for uncollectible accounts at June 30, 2009 was $194,323, December 31, 2008 and 2007 was $256,323 and $2,166, respectively.

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

NOTE 4 - LEASE OBLIGATIONS

Nutritional Specialties’ principal office and warehouse is located in leased space of approximately 10,381 square feet of office space under an operating lease that expires on June 30, 2010. The Business believes this facility will provide sufficient capacity to handle its needs in the coming year. Rent expense under this lease was $43,278 for the six months ended June 30, 2009 and $76,586 and $59,656 for the year ended December 31, 2008 and 2007, respectively.

As of December 31, 2008, the future minimum lease obligations for the remaining terms of the leases are as follows:

California
2009	$ 85,340
2010	$ 43,606

NOTE 5 - GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Business generates its revenues from numerous customers, primarily in the United States. The Business’ product lines include primarily nutritional and dietary supplements. The Business operates in one reportable segment and holds all of its assets in the United States. The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally:

Net Sales	June 30,	December 31,	December 31,
	2009	2008	2007
Nutritional and Dietary Supplements:
United States	$6,241,540	$9,157,125	$7,354,151
Canada	525,039	1,073,227	951,974
Other International	585,290	2,483,403	1,222,745
Total Nutritional and Dietary Supplements	$7,351,869	$12,713,755	$9,528,870

NOTE 6 - CREDIT RISK AND OTHER CONCENTRATIONS

As of December 31, 2007, one customer constituted more than 13% of trade accounts receivable. As of June 30, 2009 and December 31, 2008, no customer accounted for more than 10% of trade accounts receivable. For the years ended December 31, 2008 and 2007, no customer was greater than 10% of net sales.

The Business is dependent on certain third-party manufacturers. The Business believes that other contract manufacturers could be quickly secured if any of its current manufacturers cease to perform adequately. As of June 30, 2009, December 31, 2008 and 2007, the Business utilized nine different contract manufacturers, including two manufacturers owned or controlled by Charles Ung or M. Amirul Karim, former stockholders of Nutritional Specialties, pursuant to agreements that obligate Nutritional Specialties to buy specified products from these companies for an initial three year period, subject to two annual renewal terms, so long as pricing and other terms are competitive with those of other manufacturers. For the periods ended June 30, 2009, December 31, 2008 and 2007, the Business purchased 43%, 45% and 35%, respectively, of its finished goods from two manufacturers, one of whom is from a company controlled by M. Amirul Karim. Management believes alternative sources are available, if required.

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

NOTE 7 - LONG-TERM DEBT

Long-term debt at December 31 consisted of the following:

Description	June 30, 2009	December 31, 2008	December 31, 2007
Note payable to a trust, bearing interest at 5% per annum, unsecured, matures in May 2013	$848,770	$899,511	$997,274

Capitalized equipment lease		2,117	5,378
Total long-term debt other	$848,770	$901,628	$1,002,652
Less: current maturities	$105,361	$104,882	$101,268
Long-term debt other	$743,409	$796,746	$901,384

NOTE 8 – CONTINGENCIES

On December 27, 2007, Farmatek IC VE DIS TIC, LTD, STI, a former distributor of Nutritional Specialties, Inc., filed a claim in the Superior Court of California, County of Orange, against Nutritional Specialties, Inc. Farmatek alleges breach of contract and a violation of California Business and Professional Code. Farmatek was seeking $4,000,000 plus punitive damages and costs. In February 2009, Baywood International, Inc. reached a settlement with Farmatek to pay Farmatek and aggregate $250,000 over the following twelve months and have accrued this item as operating expense in the year ended December 31, 2008 as a cost of Baywood International, Inc.

On January 29, 2009, the Business was notified that it was named as a defendant, along with 54 other defendants, in a class action lawsuit under California Proposition 65 for allegedly failing to disclose the amount of lead in one of its products. The Business believes that this case is without merit and plans on defending it vigorously. The Business believes that this suit will not have a material adverse effect on its results of operations, cash flows or financial condition.

NOTE 9 – BUSINESS COMBINATION

On April 5, 2007, effective March 30, 2007, Baywood International, Inc. acquired, through a newly-formed wholly-owned acquisition subsidiary, substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, dated March 30, 2007, among Baywood International, Inc., the acquisition subsidiary, Nutritional Specialties and Thomas Pinkowski, Charles Ung and M. Amirul Karim, the stockholders of Nutritional Specialties, the purchase price was payable as $7,600,000 in cash, $1,100,000 in Baywood’s Common Stock (valued at $1.00 per share, or 1,100,000 shares), an aggregate of $1,300,000 in promissory notes of Baywood, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, convertible into shares of Baywood International, Inc. Common Stock at $0.05 per share, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 35,000 shares of Baywood’s Common Stock at an exercise price of $1.00 per share.

BAYWOOD INTERNATIONAL, INC.

Nutraceutical businesses

June 30, 2009, December 31, 2008 and 2007

NOTES TO PROFORMA FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

Effective July 24, 2009, Baywood International, Inc. together with its wholly-owned subsidiary Nutritional Specialties, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Nutra, Inc., a subsidiary of Nutraceutical International Corporation, a Delaware corporation. Pursuant to the Agreement, Baywood International, Inc. agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business, including but not limited to its accounts, notes receivable and other receivables, inventory, tangible assets, rights existing under assigned purchase orders, proprietary rights, government licenses, customer lists, records, goodwill and assumed contracts. Certain rights and assets were excluded from the purchased assets, including the right to market, sell and distribute beverages as described in the Agreement.

In exchange for the foregoing, Nutra, Inc. agreed to pay an aggregate purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments. The final closing of the Agreement is subject to shareholder approval and certain releases including final consents from the Business’ senior lender, Vineyard Bank, N.A.

Assuming the transaction contemplated by the Agreement closes, Baywood International, Inc. intends to initiate a plan to recapitalize its balance sheet and focus on the growth of its beverage business, namely New Leaf Tea, as well as the expansion of new products within the functional drink space.

BAYWOOD INTERNATIONAL, INC.

Proforma balance sheets - New Leaf Brands, Inc. (1)

unaudited

	June 30, 2009
	Baywood International, Inc. Consolidated	Pro forma adjustments		Pro forma
CURRENT ASSETS
Cash & cash equivalents Note (3)	$309,074	$––		$309,074
Accounts receivable, net of allowance for uncollectible	430,253	––		430,253
Inventory	181,158	––		181,158
Prepaids & stock subscription receivable	22,757	––		22,757
Total current assets	943,242	––		943,242

PROPERTY & EQUIPMENT
Computer & equipment - net	120,720	––		120,720

OTHER ASSETS
Other assets	197,168	––		197,168
Indentified intangible assets - net	4,163,324	––		4,163,324
Assets held for sale	8,509,645	(8,509,645	)(2)	––
Total other assets	12,870,137	(8,509,645)		4,360,492
Total assets	$13,934,099	(8,509,645)		5,424,454

CURRENT LIABILITIES
Accounts payable	$2,858,016	(1,450,934	)(2)	1,407,082
Accounts payable related parties	758,898	––		758,898
Accrued liabilities	1,143,543	(390,173	)(2)	753,370
Accrued interest & dividends	730,565	––		730,565
Short-term notes related party	2,118,630	––		2,118,630
Short-term notes other	498,368	––		498,368
Notes payable - current portion	7,127,281	(105,361	)(2)	7,021,920
Derivative payable	3,000,000	––		3,000,000

Total current liabilities	18,235,301	(1,946,468)		16,288,833

OTHER LIABILITIES
Long-term debt related parties	1,850,000	––		1,850,000
Long-term debt - other	803,612	(743,409	)(2)	60,203

Total other liabilities	2,653,612	(743,409)		1,910,203
Total liabilities	20,888,913	(2,689,877)		18,199,036

STOCKHOLDERS' EQUITY
Preferred Stock	590	––		590
Common Stock	8,619	––		8,619
Additional paid-in capital	23,731,305	––		23,731,305
Accumulated other comprehensive loss	(37,350)	––		(37,350)
Retained earnings	(30,657,978)	254,348	(2)	(36,477,746)
		(6,074,116	)(4)
Total stockholders' equity	(6,954,814)	(5,819,768)		(12,774,582)
Total liabilities and stockholders' equity	$13,934,099	$(8,509,645)		$5,424,454

———————

(1)

Includes the ready-to-drink beverage business of Baywood International, Inc., including its subsidiary Baywood New Leaf Acquisition, Inc., which was acquired from Skae Beverage on September 9, 2008. Subsequent to the transaction, Baywood International, Inc., will change its name to New Leaf Brands, Inc.

(2)

Bases of presentation is as consolidated excluding the results of the Baywood International, Inc. Nutraceutical Businesses

(3)

Cash and cash equivalents are considered a corporate asset.

(4)

Includes the initial investment in Nutritional Specialties, Inc. of $10,168,899, less the cumulative intercompany transfer to Baywood International, Inc.

BAYWOOD INTERNATIONAL, INC.

Proforma balance sheets - New Leaf Brands, Inc. (1)

unaudited

	December 31, 2008
	Baywood International, Inc. Consolidated	Pro forma adjustments		Pro forma
CURRENT ASSETS
Cash & cash equivalents Note (3)	$98,410	$––		$98,410
Accounts receivable, net of allowance for uncollectible	945,830	(754,748	)(2)	191,082
Inventory	1,217,150	(976,891	)(2)	240,259
Prepaids & stock subscription receivable	118,947	(48,351	)(2)	70,596
Total current assets	2,380,337	(1,779,990)		600,347

PROPERTY & EQUIPMENT
Computer & equipment - net	201,012	(68,614	)(2)	132,398

OTHER ASSETS
Other assets	470,822	––		470,822
Indentified intangible assets - net	13,765,387	(9,377,062	)(2)	4,388,325
Assets held for sale
Total other assets	14,236,209	(9,377,062)		4,859,147
Total assets	$16,817,558	(11,225,666)		5,591,892

CURRENT LIABILITIES
Accounts payable	$1,967,224	(656,319	)(2)	1,310,905
Accounts payable related parties	420,014	––		420,014
Accrued liabilities	1,192,211	(505,149	)(2)	687,062
Accrued interest & dividends	294,908	––		294,908
Short-term notes related party	1,634,512	––		1,634,512
Short-term notes other	500,221	––		500,221
Notes payable - current portion	6,168,114	(104,882	)(2)	6,063,232
Derivative payable	4,000	––		4,000
Total current liabilities	12,181,204	(1,266,350)		10,914,854

OTHER LIABILITIES
Long-term debt related parties	1,850,000	––		1,850,000
Long-term debt - other	863,889	(796,746	)(2)	67,143

Total other liabilities	2,713,889	(796,746)		1,917,143
Total liabilities	14,895,093	(2,063,096)		12,831,997

STOCKHOLDERS' EQUITY
Preferred Stock	614	––		614
Common Stock	8,399	––		8,399
Additional paid-in capital	22,786,251	––		22,786,251
Accumulated other comprehensive loss	(37,350)	––		(37,350)
Retained earnings	(20,835,449)	(1,949,350	)(2)	(29,998,019)
		(7,213,220	)(4)
Total stockholders' equity	1,922,465	(9,162,570)		(7,240,105)
Total liabilities and stockholders' equity	$16,817,558	$(11,225,666)		$5,591,892

———————

(1)

Includes the ready-to-drink beverage business of Baywood International, Inc. including its subsidiary Baywood New Leaf Acquisition, Inc., which was acquired from Skae Beverage on September 9, 2008. Subsequent to the transaction, Baywood International, Inc. will change its name to New Leaf Brands, Inc.

(2)

Bases of presentation is as consolidated excluding the results of the Baywood International, Inc. Nutraceutical Businesses

(3)

Cash and cash equivalents are considered a corporate asset.

(4)

Includes the initial investment in Nutritional Specialties, Inc. of $10,168,899, less the cumulative intercompany transfer to Baywood International, Inc.

BAYWOOD INTERNATIONAL, INC.

Proforma balance sheets - New Leaf Brands, Inc. (1)

unaudited

	December 31, 2007
	Baywood International, Inc. Consolidated	Pro forma adjustments		Pro forma
CURRENT ASSETS
Cash & cash equivalents Note (3)	$692,049	$––		$692,049
Accounts receivable, net of allowance for uncollectible	760,304	(760,304	)(2)	––
Inventory	1,368,412	(1,368,412	)(2)	––
Prepaids & stock subscription receivable	69,952	(33,349	)(2)	36,603
Total current assets	2,890,717	(2,162,065)		728,652

PROPERTY & EQUIPMENT
Computer & equipment - net	65,382	(34,559	)(2)	30,823

OTHER ASSETS
Other assets	381,587	––		381,587
Indentified intangible assets - net	9,471,922	(9,471,922	)(2)	––
Assets held for sale
Total other assets	9,853,509	(9,471,922)		381,587
Total assets	$12,809,608	(11,668,546)		1,141,062

CURRENT LIABILITIES
Accounts payable	$1,081,790	(844,810	)(2)	236,980
Accounts payable related parties	12,118	––		12,118
Accrued liabilities	1,147,222	(419,611	)(2)	727,611
Accrued interest & dividends	377,232	––		377,232
Short-term notes related party	404,774	––		404,774
Short-term notes other	581,481	––		581,481
Notes payable - current portion	4,044,074	(101,268	)(2)	3,942,806
Derivative payable
Total current liabilities	7,648,691	(1,365,689)		6,283,002

OTHER LIABILITIES
Long-term debt related parties	822,917	––		822,917
Long-term debt - other	1,593,527	(901,384	)(2)	692,143

Total other liabilities	2,416,444	(901,384)		1,515,060
Total liabilities	10,065,135	(2,267,073)		7,798,062

STOCKHOLDERS' EQUITY
Preferred Stock	599	––		599
Common Stock	6,580	––		6,580
Additional paid-in capital	18,910,811	––		18,910,811
Accumulated other comprehensive loss	(37,350)	––		(37,350)
Retained earnings	(16,136,167)	(1,072,844	)(2)	(25,537,640)
		(8,328,629	)(4)
Total stockholders' equity	1,922,465	(9,401,473)		(6,657,000)
Total liabilities and stockholders' equity	$16,817,558	$(11,668,546)		$1,141,062

———————

(1)

Includes the ready-to-drink beverage business of Baywood International, Inc., including its subsidiary Baywood New Leaf Acquisition, Inc., which was acquired from Skae Beverage on September 9, 2008. Subsequent to the transaction, Baywood International, Inc. will change its name to New Leaf Brands, Inc.

(2)

Bases of presentation is as consolidated excluding the results of the Baywood International, Inc. Nutraceutical Businesses

(3)

Cash and cash equivalents are considered a corporate asset.

(4)

Includes the initial investment in Nutritional Specialties, Inc. of $10,168,899, less the cumulative intercompany transfer to Baywood International, Inc.

BAYWOOD INTERNATIONAL, INC.

Pro forma statements of operations - New Leaf Brands, Inc. (1)

unaudited

	Six months ended June 30, 2009
	Baywood International, Inc. Consolidated	Pro forma adjustments			Pro forma

SALES:
Net sales	$1,890,384	$			$1,890,384

COST OF SALES:
Cost of sales	1,565,617				1,565,617
Gross profit	324,767		––		324,767

OPERATING EXPENSES:
Shipping & handling	176,923				176,923
Marketing expenses	1,262,189				1,262,189
General & administrative	884,658				884,658
Option & stock compensation expense	68,397				68,397
Depreciation & amortization	238,248				238,248
Impairment of intangible assets	3,250,000		(3,250,000	)(2)	––

Total operating expense	5,880,415		(3,250,000)		2,630,415
Operating Income (loss)	(5,555,648)		3,250,000		(2,305,648)

OTHER INCOME (EXPENSE):
Interest Income					––
Miscellaneous income (expense) - net	3,247				3,247
Amortization of debt discount and debt acquisition cost	(1,444,414)				(1,444,414)
Interest expense	(646,138)		21,987	(2)	(624,151)
Impairment charge - joint venture					––
Derivative expense	(2,996,000)				(2,996,000)

Total other income (expense)	(5,083,305)		21,987		(5,061,318)

INCOME (LOSS) BEFORE TAXES	(10,638,953)		3,271,987		(7,366,966)
PROVISION FOR INCOME TAXES
DISCONTINUED OPERATIONS	1,068,289		(1,068,289	)(2)	––
NET LOSS	(9,570,664)		2,203,698		(7,366,966)

PREFERRED DIVIDEND DECLARED	251,862				251,862
LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(9,822,526)		$2,203,698		$(7,618,828)

———————

(1)

Includes the ready-to-drink beverage business of Baywood International, Inc. including its subsidiary Baywood New Leaf Acquisition, Inc. which was acquired from Skae Beverage on September 9, 2008. Subsequent to the transaction, Baywood International, Inc. will change its name to New Leaf Brands, Inc.

(2)

Bases of presentation is as consolidated excluding the results of the Baywood International, Inc. Nutraceutical Businesses

BAYWOOD INTERNATIONAL, INC.

Pro forma statements of operations - New Leaf Brands, Inc. (1)

unaudited

	Year ended December 31, 2008
	Baywood International, Inc. Consolidated	Pro forma adjustments		Pro forma

SALES:
Net sales	$13,543,940	$(12,713,755	)(2)	$830,185

COST OF SALES:
Cost of sales	7,745,234	(7,046,140	)(2)	699,094
Gross profit	5,798,706	(5,667,615)		131,091

OPERATING EXPENSES:
Shipping & handling	1,373,644	(1,291,176	)(2)	82,468
Marketing expenses	2,974,002	(2,160,782	)(2)	813,220
General & administrative	2,765,221	(1,113,721	)(2)	1,651,500
Option & stock compensation expense	345,581	(97,646	)(2)	247,935
Depreciation & amortization	250,977	(105,381	)(2)	145,596
Settlement of lawsuit	250,000	––		250,000

Total operating expense	7,959,425	(4,768,706)		3,190,719
Operating Income (loss)	(2,160,719)	(898,909)		(3,059,628)

OTHER INCOME (EXPENSE):
Interest Income	1,039	(759	)(2)	280
Miscellaneous income (expense) - net	21,779	(24,943	)(2)	(3,164)
Amortization of debt discount and debt acquisition cost	(1,151,584)			(1,151,584)
Interest expense	(836,971)	48,105	(2)	(788,866)
Impairment charge - joint venture	(103,289)			(103,289)
Derivative expense	(4,000)			(4,000)

Total other income (expense)	(2,073,026)	22,403		(2,050,623)

INCOME (LOSS) BEFORE TAXES	(4,233,745)	(876,506)		(5,110,251)
PROVISION FOR INCOME TAXES	––	––		––
NET LOSS	(4,233,745)	(876,506)		(5,110,251)

PREFERRED DIVIDEND DECLARED	465,537			465,537
LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(4,699,282)	$(876,506)		$(5,575,788)

———————

(1)

Includes the ready-to-drink beverage business of Baywood International, Inc. including its subsidiary Baywood New Leaf Acquisition, Inc. which was acquired from Skae Beverage on September 9, 2008. Subsequent to the transaction, Baywood International, Inc. will change its name to New Leaf Brands, Inc.

(2)

Bases of presentation is as consolidated excluding the results of the Baywood International, Inc. Nutraceutical Businesses

BAYWOOD INTERNATIONAL, INC.

Pro forma statements of operations - New Leaf Brands, Inc. (1)

unaudited

	Year ended December 31, 2007
	Baywood International, Inc. Consolidated	Pro forma adjustments		Pro forma

SALES:
Net sales	$9,528,870	$(9,528,870	)(2)	$––

COST OF SALES:
Cost of sales	5,158,575	(5,158,575	)(2)	––
Gross profit	4,370,295	(4,370,295)		––

OPERATING EXPENSES:
Shipping & handling	889,697	(889,697	)(2)	––
Marketing expenses	1,542,291	(1,542,291	)(2)	––
General & administrative	1,847,732	(736,065	)(2)	1,111,667
Option & stock compensation expense	337,444	(28,000	)(2)	309,444
Depreciation & amortization	78,895	(74,535	)(2)	4,360
Settlement of lawsuit	––	––		––

Total operating expense	4,696,059	(3,270,588)		1,425,471
Operating Income (loss)	(325,764)	(1,099,707)		(1,425,471)

OTHER INCOME (EXPENSE):
Interest Income	3,807			3,807
Miscellaneous income (expense) - net	(20,296)	(13,071	)(2)	(33,367)
Amortization of debt discount and debt acquisition cost	(720,070)			(720,070)
Interest expense	(641,005)	39,934	(2)	(601,071)
Impairment charge - joint venture	––	––		––
Derivative expense	––	––		––

Total other income (expense)	(1,377,565)	26,863		(1,350,702)

INCOME (LOSS) BEFORE TAXES	(1,703,329)	(1,072,844)		(2,776,173)
PROVISION FOR INCOME TAXES	––	––		––
NET LOSS	(1,703,329)	(1,072,844)		(2,776,173)

PREFERRED DIVIDEND DECLARED	369,189	––		369,189
LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,072,518)	$(1,072,844)		$(3,145,362)

———————

(1)

Includes the ready-to-drink beverage business of Baywood International, Inc. including its subsidiary Baywood New Leaf Acquisition, Inc. which was acquired from Skae Beverage on September 9, 2008. Subsequent to the transaction, Baywood International, Inc. will change its name to New Leaf Brands, Inc.

(2)

Bases of presentation is as consolidated excluding the results of the Baywood International, Inc. Nutraceutical Businesses

APPENDIX E

BAYWOOD INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
CURRENT ASSETS
Cash & cash equivalents	$309,074	$98,410
Accounts receivable, net of allowance for uncollectible $36,281 June 2009; $256,323 December 2008	430,253	945,830
Inventory	181,158	1,217,150
Prepaids	22,757	68,947
Stock subscription receivable	—	50,000

Total current assets	943,242	2,380,337

PROPERTY & EQUIPMENT
Computer & equipment, net	120,720	201,012

OTHER ASSETS
Goodwill and other intangible assets, net	4,163,324	13,765,387
Other	150	250
Deferred financing costs, net	197,018	470,572
Assets held for sale	8,509,645	—

Total other assets	12,870,137	14,236,209

Total assets	$13,934,099	$16,817,558

CURRENT LIABILITIES
Accounts payable	$2,858,016	$1,967,224
Accrued liabilities	1,143,543	1,196,211
Accrued liabilities related party	758,898	420,014
Dividends payable	345,154	101,999
Interest payable	385,411	192,909
Short-term notes - other	498,368	500,221
Short-term notes - related party	2,118,630	1,634,512
Notes payable - current portion	7,127,281	6,168,114
Derivative payable	3,000,000	—

Total current liabilities	18,235,301	12,181,204

OTHER LIABILTIES
Long-term debt - related party	1,850,000	1,850,000
Long-term debt - other	803,612	863,889

Total other liabilities	2,653,612	2,713,889

Total liabilities	20,888,913	14,895,093

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, convertible 10,000,000 shares authorized-	—	—
Class A - 35,000 shares issued and outstanding	35	35
Class H - 350,000 shares issued and outstanding 0 at June 30, 2009; 23,558 at December 31, 2008	—	24
Class I - 540,000 shares issued and 535,000 shares outstanding	535	535
Class J - 20,000 shares issued and outstanding	20	20
Common Stock, $.001 par value, 500,000,000 shares authorized, issued and outstanding: 8,619,022 at June 30, 2009 and 8,349,056 at December 31, 2008	8,619	8,399
Additional paid-in capital	23,731,305	22,786,251
Accumulated other comprehensive loss	(37,350)	(37,350)
Accumulated deficit	(30,657,978)	(20,835,449)

Total stockholders' equity (deficit)	(6,954,814)	1,922,465

Total liabilities and stockholders' equity (deficit)	$13,934,099	$16,817,558

See accompanying notes to the condensed consolidated financial statements

BAYWOOD INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
CONTINUING OPERATIONS
SALES:
NET SALES	$1,188,595	$––	$1,890,384	$––

COST OF SALES:
COST OF SALES	916,836	––	1,565,617	––

GROSS PROFIT	271,759	––	324,767	––

OPERATING EXPENSES:
SHIPPING & HANDLING	110,821	––	176,923	––
MARKETING EXPENSES	631,747	––	1,262,189	––
GENERAL & ADMINISTRATIVE	478,288	455,802	884,658	698,328
OPTION & STOCK COMPENSATION EXPENSE	47,790	––	68,397	49,369
DEPRECIATION & AMORTIZATION	121,122	2,621	238,248	4,018
IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS	3,250,000	––	3,250,000	––

TOTAL OPERATING EXPENSES	4,639,768	458,423	5,880,415	751,715

LOSS FROM CONTINING OPERATIONS	(4,368,009)	(458,423)	(5,555,648)	(751,715)

OTHER INCOME (EXPENSE):
INTEREST INCOME	––	29	––	807
MISCELLANEOUS INCOME (EXPENSE)	(100)	(6)	3,247	30,069
INTEREST EXPENSE	(376,642)	(178,027)	(646,138)	(347,051)
AMORTIZATION OF DEBT DISCOUNT & DEBT ACQUISITION COST	(728,679)	(170,645)	(1,444,414)	(265,880)
DERIVATIVE EXPENSE	(2,716,000)	––	(2,996,000)	––
IMPAIRMENT OF JOINT VENTURE	––	(103,289)	––	(103,289)

TOTAL OTHER INCOME (EXPENSE)	(3,821,421)	(451,938)	(5,083,305)	(685,344)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,189,430)	(910,361)	(10,638,953)	(1,437,059)

PROVISION FOR INCOME TAXES	––	––	––	––
NET LOSS FROM CONTINUING OPERATIONS	(8,189,430)	(910,361)	(10,638,953)	(1,437,059)
DISCONTINUED OPERATIONS

INCOME FROM DISCONTINUED OPERATIONS	500,572	350,918	1,068,289	755,123

NET LOSS	(7,688,858)	(559,443)	(9,570,664)	(681,936)

PREFERRED DIVIDENDS DECLARED	137,874	107,471	251,862	215,143
CUMULATIVE EFFECT OF RESTATEMENT UNDER EITF 07-05	––	––	––	4,000
LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(7,826,732)	$(666,914)	$(9,822,526)	$(901,079)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.92)	$(0.10)	$(1.17)	$(0.14)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,505,798	6,721,256	8,424,475	6,618,791

See accompanying notes to the condensed consolidated financial statements

BAYWOOD INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED

	For the six months ended June 30,
	2009	2008
Operating Activities:
Net Loss	$(9,570,664)	$(681,936)
Adjustments to reconcile net loss to cash used in operating activities
Impairment of goodwill and other intangible assets	3,250,000	103,289
Depreciation & amortization	1,721,710	322,285
Stock compensation expense	68,397	91,369
Stock issued for services	154,900	360,000
Derivatives	2,996,000	––
Changes in assets & liabilities:
(Increase) decrease in-
Accounts receivable	(837,925)	(380,043)
Inventory	(58,672)	94,344
Prepaid expenses	50,691	(351,956)
Accounts payable	890,786	129,694
Accrued expenses	478,452	(179,482)

Net cash used in operating activities	(856,325)	(492,436)
Cash generated by discontinued operations	142,769	––
Net cash used in operating activities	(713,556)	(492,436)

Investing Activities:
Purchase of equipment	(3,690)	(49,119)
Note receivable	––	(200,000)
Deferred business acquisition cost	––	(60,903)
Investment in Joint Venture	––	(68,868)
Other	100	––

Net cash used in investing activities	(3,590)	(378,890)

Financing Activities:
Proceeds from notes payable	1,263,357	999,000
Payment of dividends	(3,500)	(231,361)
Payments on line of credit, net	(1,853)	––
Principal payments on notes payable	(330,194)	(423,401)
Fees paid in connection with acquiring debt	––	(64,380)

Net cash provided by financing activities	927,810	279,858

Change in cash & cash equivalents	67,895	(591,468)
Cash & cash equivalents beginning of period	98,410	692,049
Cash & cash equivalents end of period	166,305	$100,581

Supplemental disclosures:
Cash paid during the period for:
Interest	$261,053	$362,769

NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued preferred stock dividends	251,862	215,143
Conversion of preferred to common stock	––	62,500
Common stock issued in lieu of dividends	942	932
Value of warrants issued to debt	721,015	453,082

See accompanying notes to the condensed consolidated financial statements

BAYWOOD INTERNATIONAL, INC.

FOOTNOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

NOTE 1 - BASIS OF PRESENTATION

The accompanying condensed consolidated balance sheet as of December 31, 2008, which has been derived from audited consolidated financial statements, and the unaudited condensed consolidated financial statements of Baywood International, Inc. (“Baywood” or the “Company”) as of and for the three and six months ended June 30, 2009 and 2008 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission. They do not include all information and notes required by U.S. generally accepted accounting principles for complete financial statements.

These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the accompanying notes contained in Baywood’s Annual Report on Form 10-K for the year ended December 31, 2008.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year.

NOTE 2 - GOING CONCERN

The Company’s condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the condensed consolidated financial statements accompanying this Quarterly Report on Form 10-Q, the Company had negative net working capital of approximately $17,292,059 at June 30, 2009. The Company has not yet created positive cash flows from operating activities and its ability to generate profitable operations on a sustainable basis is uncertain. The Company is in default on a number of notes payable and financing agreements. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that its existing cash resources, combined with projected cash flows from operations may not be sufficient to execute its business plan and continue operations for the next twelve months. Management has taken steps to reduce the Company’s operating expenses. Additionally, the Company intends to change its strategic direction with the sale of its Lifetime and Baywood brands to provide the necessary resources aimed at achieving profitability and positive cash flow.  The Company will continue to explore various strategic alternatives, including business combinations and private placements of debt and or equity securities.  In April 2009, the Company engaged an investment banking firm to assist management in exploring raising additional capital. However, the Company may not be successful in obtaining additional financing on acceptable terms, on a timely basis, or at all, in which case, the Company may be forced to make further cut backs, or cease operations. In July 2009, the Company entered into an Asset Purchase Agreement with (“the Agreement”) Nutra, Inc., a subsidiary of Nutraceutical International Corporation. Pursuant to the Agreement, we agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business, including but not limited to its accounts, notes and other receivables, inventory, tangible assets, rights existing under assigned purchase orders, proprietary rights, government licenses, customer lists, records, goodwill and assumed contracts. These assets are reflected as “assets held for sale” at June 30, 2009. Certain rights and assets were excluded from the purchased assets, including the right to market, sell and distribute beverages as described in the Agreement. In exchange for the foregoing, Nutra, Inc. agreed to pay an aggregate purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments.

The final closing of the transaction contemplated by the Agreement is subject to the following contingencies and requirements:

•

The approval by a majority vote of the outstanding shares of our Company which was received on August 6, 2009;

•

Obtaining certain releases including final consents from our Company’s senior lender, Vineyard Bank, N.A.;

•

If the closing of the transaction contemplated by the Agreement has not occurred by October 15, 2009 due to any failure of any of the conditions to closing described in the Agreement, then Nutra, Inc. may terminate the Agreement at its sole option unless Nutra, Inc. elects in writing to extend the Agreement for one or more successive periods of 30 days;

•

$250,000 of the purchase price will be held back by Nutra, Inc. for one year following the closing of the transaction contemplated by the Agreement to satisfy any amounts owed by us to Nutra, Inc. pursuant to the Agreement, including, at Nutra, Inc.’s option, any post-closing adjustments to the purchase price; and

•

The $8,250,000 purchase price is comprised of $7,250,000 for the purchased assets plus $1,000,000 for the LifeTIME trademark and the goodwill associated with the trademark. A third party has a right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark. On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark therefore Nutra, Inc. will pay the entire purchase price, assuming all other conditions are met.

Pursuant to the Agreement, the assets of Nutritional Specialties, Inc. will be evaluated at closing to see if they have a minimum net asset value as of the closing date, after giving effect to normal generally accepted accounting principles, or GAAP, adjustments for reserves and except for routine reductions related to normal amortization and depreciation, equal to $1,848,604. When determining this net asset value at closing, referred to as the “Estimated Net Asset Value NAV,” adjustments will be made to the extent that Nutritional Specialties, Inc.’s closing financial statements fail to conform to GAAP. In the absence of reaching a mutual agreement on the Estimated NAV amount at closing, the Estimated NAV shall equal the mean average of both parties’ good faith proposals. If the Estimated NAV is greater or less than $1,848,604, the purchase price payable at closing will be increased or decreased by the amount of such difference on a dollar-for-dollar basis. No later than six months after the closing date, if Nutra, Inc. determines that there is a material difference between the actual net asset value, referred to as the “Actual NAV,” and the Estimated NAV, it will prepare a written statement setting forth the calculation of the Actual NAV. If there is no objection to this calculation, this written statement shall be deemed the final statement. If the parties disagree, they will determine the Actual NAV according to the procedure set forth in the Agreement and the difference between the Actual NAV and the Estimated NAV will be reconciled. The assets of subject to the agreement have been classified as Assets held for Sale on the June 30, 2009 Balance Sheet and the results of operations of Nutritional Specialties, Inc. have been classified as discontinued operations in all periods presented.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has identified the policies below as critical to its business operations and the understanding of its results of operations. The impact and any associated risks related to these policies on the Company’s business operations are discussed throughout this section.

Estimates -

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes-Merton option-pricing model with the following assumptions for the six months ended June 30, 2009 and 2008:

	June 30, 2009	June 30, 2008
Dividend yield	—	—
Volatility	106% to 107%	114%
Risk free interest rate	1.8% to 2.9%	2.7%
Expected term	5 years	5 years
Forfeiture rate (options)	8%	—

Inventory –

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis. The Company does not process raw materials but rather has third-party suppliers formulate, encapsulate and package finished goods.

Inventory values are determined on a lower of cost or market basis using an average cost which approximates first-in-first-out basis. Management analyzes inventory for possible obsolescence on an ongoing basis, and provides a write-down of inventory cost when items are no longer considered to be marketable. Management’s estimate of a fair market value is inherently subjective and actual results could vary from the estimate, thereby requiring future adjustments to inventories and results of operations.

	June 30, 2009	December 31, 2008
Raw materials	$49,913	$289,948
Finished goods	131,245	927,202
Totals	$181,158	$1,217,150

Long life assets and intangibles –

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years. Leasehold improvements are recorded at cost and amortized over five to seven years or the lease term, whichever is shorter. Goodwill and other intangible assets resulted from the March 30, 2007 acquisition of certain net assets from Nutritional Specialties, Inc. and the September 9, 2008 acquisition of Skae Beverage International, LLC, now New Leaf Brands. Goodwill and intangible assets consisted of the following at June 30, 2009 and December 31, 2008:

	Goodwill- Nutritional Specialties Inc.	Brand Value – Nutritional Specialties Inc.		Brand Value – New Leaf Brands	Customer list- Nutritional Specialties Inc.	Total
Asset value at December 31, 2008	$8,917,068		$303,400	$4,500,824	$322,600	$14,043,892
Accumulated amortization as of December 31, 2008			53,092	112,500	112,913	278,505
Net asset value at December 31, 2008	$8,917,068		$250,308	$4,388,324	$209,687	$13,765,387

Asset value at June 30, 2009	$—		$—	$4,500,824	$—	$4,500,824
Accumulated amortization as of June 30, 2009				337,500	—	337,500
Net asset value at June 30, 2009	$—	$		$4,163,324	$—	$4,163,324

The Company evaluates our goodwill for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”), which requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing our goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired and the second step is unnecessary. As discussed in Note 15, in April 2009, the Company classified Nutritional Specialties Inc. Assets Held for Sale. The Company had valued the goodwill associated with the purchase of Nutritional Specialties Inc. in 2007 and has recognized an impairment in value of the goodwill and other intangibles of $3,250,000 for the six month period ended June 30, 2009. In July 2009, the Company signed an Asset Purchase Agreement for the sale of the Lifetime and Baywood brands of products which is discussed further in Note 11, subsequent events.

Derivatives –

As part of certain note and warrant agreements, the Company has provided holders with the option to convert the note or warrant into the Company’s common stock at a specified strike price. In order to prevent dilution, if the new financing exercise price is lower than the original strike price on the day of conversion or exercise, the strike price would be lowered to the new conversion or exercise price. Under the “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock” as issued by the Emerging Issue Task Force of the Financial Accounting Standards Board (EITF 07-05), the Company has determined that these types of down round protection terms are considered derivatives.

The Company originally estimated the fair value of these warrants using a Black-Scholes-Merton valuation model. The same valuation model approach is applied to the market price of the Company’s stock at January 1, 2009 and June 30, 2009 to determine the amount of the derivative relative to the down round protection. The fair value of these derivates at January 1, 2009 was zero and at June 30, 2009 was $1,200,000 and was included in financing cost for the three and six month period ended June 30, 2009. The Company considers these derivative instruments as used for the purpose of securing financing.

In August 2009, the Company offered its warrant holders the opportunity to exercise their warrants at an exercise price of $0.25 per common share or to convert their remaining warrants on a cashless basis into common shares. Additionally, the Company lowered the conversion price of certain outstanding notes to $0.25. While it is premature to assume that all warrant holders will convert or exercise into common shares, management believes that many of the warrant holders will accept this offer. The warrant holders have until August 31, 2009 to accept the offer. As such, management’s estimate will impact the derivative probability to between 5% and 100%.

Certain notes issued by the Company have conversion options at the option of the holder. The notes with down round protection terms are considered as derivatives. The Company estimates the value of these derivates by comparing the market price to the strike price. Where the market price is below the strike price, the Company evaluates the probability of conversion. Most of these notes mature in under one year and the Company considers the probability that a conversion would take place as minimal since this would require exchanging a secure instrument for equity in a declining market. The fair value of these derivatives at January 1, 2009 was $2,000 and was charged to retained earnings as a cumulative effect of adopting EITF 07-05. The change in fair value to June 30, 2009 of $1,794,000 was included in financing cost for the period then ended. The Company considers these derivative instruments as used for the purpose of securing financing.

In August 2009, the Company offered approximately 90% of its note holders the opportunity to convert their notes and accrued interest at an exercise price of $0.25 per common share. While it is premature to assume that all note holders will convert to common shares, management believes that many of the note holders will accept this offer. These note holders have until August 31, 2009 to accept this offer. As such management’s estimate will impact the derivative probability to between 5% and 100%.

The Company has a note agreement with a related party that specifies that if the Company is in default the Company must pay to the holder additional compensation. The fair value of this derivative at January 1, 2009 was $2,000 and was charged to retained earnings as a cumulative effect of adoption EITF 07-05. The change in fair value at June 30, 2009 was $2,000 and was included in financing cost for the period then ended. The Company considers this derivative instrument as used for the purpose of securing financing.

Net Loss Per Share-

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the period.. The Company has adopted SFAS No. 128, “Earnings Per Share.” Diluted earnings, or loss, per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share may not been presented if the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect.

NOTE 4 - GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Company generates its revenues from numerous customers, primarily in the United States. The Company’s product lines include mainly nutritional and dietary supplements and ready-to-drink beverages. The Company operates in only one reportable segment and holds all of its assets in the United States. The sales of nutritional and dietary supplements for the six month period ended June 30, 2009 and 2008 was $7,351,869 and $6,673,232 and is included in the results of discontinued operations. The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally for the six months ended June 30:

Net Sales		2009		2008
Nutritional and Dietary Supplements:
United States	$			$—
Canada				—
Other International				—
Totals	$			$—
Ready-to-Drink Beverages:
United States		$1,588,765		$—
Canada		251,233		—
Other International		50,386		—
Totals		$1,890,384	$
TOTAL		$1,890,384		$—

NOTE 5 - CREDIT RISK AND OTHER CONCENTRATIONS

As of June 30, 2009, approximately 21% and 14% of accounts receivable was due from two customers. Sales to these customer totaled approximately $381,000 and 226,000 for the six month period ended June 30, 2009.

As of June 30, 2008, approximately 16%, 14% and 14% of accounts receivable were due from three customers. Sales to these customers totaled approximately $411,000, $562,000 and $259,000, respectively, for the six month period ended June 30, 2008.

As of June 30, 2009, approximately 35% and 32% of accounts payable were due to two vendors. Purchases from these vendors totaled approximately $527,000 and $733,000, respectively, for the six month period ended June 30, 2009.

As of June 30, 2008, approximately 25%, 25% and 9% of accounts payable were due to three vendors. Purchases from these vendors totaled approximately $1,249,000, $851,000 and $329,000, respectively, for the six month period ended June 30, 2008.

A slowdown or loss of these customers or suppliers could materially adversely affect the results of operations and the Company’s ability to generate significant cash flow.

NOTE 6 – RELATED PARTY NOTES PAYABLE

Notes payable to related parties at June 30, 2009 and December 31, 2008 consisted of the following:

Description	June 30, 2009	December 31, 2008
Short-term
Current portion of notes payable to officers and a director of the Company.	$2,101,120	$1,587,321
Note payable to officer of the Company. Unsecured note bearing interest at 12% per annum and past due.	17,510	47,191

Total short-term related party notes payable	$2,118,630	$1,634,512

Long-term
Note payable to an officer of the Company. Unsecured note bearing interest at 8% per annum and is due March 31, 2009.	$87,500	$87,500
Notes payable to an officer of the Company and officer’s family. Unsecured notes bearing interest at 8% per annum and are due on various dates to September, 2013.	2,100,000	2,100,000
Note payable to an officer of the Company. Unsecured note bearing interest at 8% per annum, convertible into common stock of the Company and is due March 31, 2009.	25,000	25,000
Notes payable to a director of the Company. Unsecured note bearing interest at 12% per annum through the 2008 Bridge financing.	125,000	125,000
Note payable to a director of the Company. Unsecured note bearing interest at 10% per annum and is due February 28, 2009.	500,000	500,000
Note payable to an officer of the Company. Unsecured note bearing interest at 12% per annum and is due July 2009.	200,000	200,000
Note payable to a director of the Company. Unsecured note bearing interest at 12% per annum and is due April 2009.	200,000	200,000
Note payable to a director of the Company. Unsecured note bearing interest at 10% per annum and are due January 2009.	350,000	350,000
Note payable to a director of the Company. Unsecured note bearing interest at 3% per annum through the 2009 Bridge financing B.	25,000	—
Note payable to a director of the Company. Unsecured note bearing interest at 12% per annum and is due September 2009.	113,357	—
Note payable to an officer of the Company. Unsecured note bearing interest at 18% per annum and is due April 2009.	270,000	—

Carrying value of Long-term notes payable	3,995,857	3,587,500
Less: Debt Discount	(44,737)	(150,179)
Total long term debt related parties	3,951,120	3,437,321
Less: current maturities	2,101,120	1,587,321
Long-term portion	$1,850,000	$1,850,000

The Company is currently in default on notes that mature before August 19, 2009 and is in the process of renegotiating this debt and the other notes that mature in 2009 and has reflected these notes as current liabilities.

Interest expense for the six months ended June 30, 2009 and 2008 amounted to $172,747 and $77,350, respectively, for related party notes payable. The weighted average interest rate for all related party borrowings amounts to 38% for 2009 and 19% for 2008.

The purchasers of the 10% Notes were O. Lee Tawes, III, and his designee. Mr. Tawes is a member of the Company’s Board of Directors and is the Managing Director of Investment Banking of the placement agent, Northeast Securities, Inc. Other affiliates or employees of the placement agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement. Other affiliates or employees of the placement agent also purchased an aggregate of 4 Units in the 2006 Bridge Financing.

On September 9, 2008, as part of the acquisition of certain assets of Skae Beverage International, LLC, the Company issued notes in the aggregate principle amount of $1,000,000 to family and friends of Eric Skae, referred to as the Skae Family and Friends Notes, and $1,000,000 and $100,000 convertible subordinated notes to Skae Beverage International, LLC, all of which accrue interest at a rate of 8% per year. The Skae Family and Friends Notes are payable as to (i) no less than $25,000 and no more than $50,000 every three months commencing on the first anniversary of the issuance date and (ii) any and all remaining principle and any accrued but unpaid interest is due in a single lump sum on the fifth anniversary of the issuance date. Any interest accrued during the 12 month period following issuance shall be due and payable in arrears on the first anniversary of the date issued. Any accrued interest during the 48 months following the first anniversary of the issuance shall be payable in arrears on a quarterly basis after first anniversary of the note. The Company may prepay the Skae Family and Friends Notes in whole or in part at any time without premium or penalty or discount, together with accrued interest to the date of payment on the principle amount prepaid. Upon an event of default, the holder may convert all or any portion of the Skae Family and Friends Notes into shares of the Company’s restricted common stock at an initial conversion price of the greater of (i) 60% of the average of the last reported closing price of a share of the Company’s common stock for the 20 business days immediately preceding such day of determination, and (ii) $0.85, subject to adjustment. In order to prevent dilution, if (i) is lower than (ii) on the day of conversion, the Company must pay to the holder additional compensation as set forth in the Skae Family and Friends Notes. Upon the happening of any event of default, the entire principle and all accrued but unpaid interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable. The $1,000,000 note and the $100,000 note payable to Skae Beverage International, together the “Notes,” have substantially similar terms except with respect to the principle amount, conversion and prepayment. The $1,000,000 note is convertible in whole or in part into shares of the Company’s restricted common stock at any time, however the Company may prepay the $1,000,000 note at any time without penalty, together with accrued interest to the date of payment on the principle amount prepaid. The $100,000 note is convertible in whole or in part at any time from and after September 8, 2009 into shares of the Company’s restricted common stock.  Both Notes are convertible at $1.50 per share, subject to adjustment. The Notes are payable in full on the fifth anniversary of the issuance date. Any interest accrued during the 12 month period following issuance is due and payable in arrears on the first anniversary of the date of issuance. Any accrued interest during the 48 months following the first anniversary of the issuance is payable in arrears in quarterly installments on each three-month anniversary of the first anniversary of the date of issuance. Upon the happening of any event of default, the entire principle and all interest thereon, at the option of the holder, may be declared and thereupon shall become immediately due and payable.

On February 5, 2009, the Company commenced a private placement of Units, referred to as the February 2009 Bridge Financing B. Each Unit consisted of (i) $100,000 principle amount of 3% Subordinated Notes and (ii) Warrants to purchase 300,000 shares of the Company’s common stock at a price per share of $0.85 which expire February 2014. The 3% Notes mature on the earlier of (i) September 30, 2009, management is in negotiation regarding this payment or (ii) upon the Company’s consummation of a debt or equity financing in which the Company receives at least $5,000,000 in gross proceeds, referred to as a Qualified Placement, business or other change of control. The principle amount on the 3% Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Company used the net proceeds of this private placement for working capital purposes. As of February 11, 2009, the closing date of the offering, 3.25 Units were sold to qualified investors for gross proceeds of $325,000. Mr. Tawes participated in this transaction by acquiring .25 Units. Mr. Tawes is a member of the Company’s Board of Directors.

On March 20, 2009, the Company entered into a transaction with Eric Skae, the Company’s Chief Executive Officer and Chairman of the Board, whereby it issued to Mr. Skae a 18% Subordinated Note, with an effective date of March 17, 2009, for a principle amount of $325,000 and a warrant to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $0.85 per share with an expiration date of March 20, 2014. The value of the Warrants was $31,285 and will be accounted for as debt discount. The 18% Subordinated Note was due on April 12, 2009, unless due earlier in accordance with the terms of the Note. The Company is presently in default on this Note and is renegotiating the terms of this Note. Interest accrues on the Note at a rate of 18% per year.

On March 26, 2009, Mr. Tawes, a member of the Company’s Board of Directors, provided financing to the Company in the amount of $113,357 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase

175,000 shares of the Company’s common stock at a price per share of $0.85, which will expire March 26, 2014. The value of the Warrants was $39,727 and will be accounted for as debt discount.

The following is a schedule of principle maturities for the next five years and the total amount thereafter on the related party notes as of June 30, 2009:

Annual period Ending June 30,	Principle Maturities
2009	$2,163,367
2010	200,000
2012	200,000
2013	200,000
2014	1,250,000
Total	$4,013,367

NOTE 7 - LONG-TERM DEBT

Long-term debt at June 30, 2009 and December 31, 2008 consisted of the following:

Description	June 30, 2009	December 31, 2008
Notes payable to a bank, bearing interest at prime plus 2 percent which, at June 30, 2009, was 5.25% per annum, has senior debt priority, secured by all business assets, guaranteed by a director of the Company and matures July 9, 2009.	$1,866,667	$1,916,667

Note payable to a bank, bearing interest at 9.75% per annum, has senior debt priority, secured by all business assets and matures on April 1, 2010, the Company is in default on certain financial covenants and no waiver has as yet been granted.	1,313,799	1,338,011

Note payable bearing interest at 10% per annum, unsecured and matured on February 28, 2009.	500,000	500,000

Notes payable bearing interest at 8% per annum, unsecured and matured on June 30, 2009.	87,500	87,500

Note payable bearing interest at 8% per annum, convertible into common stock of the Company, unsecured and matured on June 30, 2009.	125,000	125,000

Notes payable bearing interest at 12%-15% per annum, are unsecured and matured June 2003 through January 2009.	83,475	130,325

Convertible notes payable – Other. Unsecured notes bear interest at 20% -30% per annum due January 2009.	240,000	240,000

Note payable to a trust, bearing interest at 5% per annum, unsecured, matures May 2013.	848,770	899,511

Capitalized equipment lease	281	2,117

Equipment loan bearing interest at 11% per annum, matures November 2013.	72,043	77,237

Notes payable bearing interest at 36% per annum, are unsecured and matured January 2009.	200,000	200,000

Description	June 30, 2009	December 31, 2008
Notes payable unsecured bearing interest at 12% per annum through the 2008 Bridge financing and mature September 2009, a director has granted a put option on $1,635,000 of these notes.	2,340,000	2,340,000

Notes payable unsecured bearing interest at 12% per annum through the February 2009 Bridge Financing A and mature September 2009.	100,000

Notes payable unsecured bearing interest at 3% per annum through the February 2009 Bridge Financing B and mature September 2009.	300,000

Notes payable unsecured bearing interest at 3% per annum through the April 2009 Bridge financing and mature September 2009.	333,320

Carrying value of Long-term notes payable	8,410,855	7,856,368

Less: Debt Discount	(479,962)	(824,365)

Total long-term debt other	7,930,893	7,032,003

Less: current maturities	7,127,281	6,168,114

Long-term debt - other	$803,612	$863,889

The Company is $5,647,466 in default on the Notes that mature before August 14, 2009 and is in the process of renegotiating the debt that matures in 2009. This Notes have been classified as short-term.

Interest expense for the six months ended June 30, 2009 and 2008 amounted to $463,896 and $329,133, respectively. The weighted average interest rate for all short term borrowings amounts to 72% for 2009 and 11% for 2008.

On September 19, 2006, the Company completed the 2006 Bridge Financing. Each Unit consisted of (i) $50,000 principle amount of 10% Senior Convertible Notes, and (ii) Bridge Warrants to purchase 21,429 shares of the Company’s common stock at a price per share of $0.70, which represents 30% of the principle amount divided by the exercise price. The 10% Notes matured on the earlier of (a) 12 months after initial issuance, (b) upon the consummation by the Company of a merger, business combination, sale of all or substantially all of its assets or other change of control, or (c) following the closing of a qualified placement. The principle amount and accrued interest on the 10% Notes were convertible, at the option of each investor, into the securities sold in a qualified placement, on the same terms and conditions as other investors in the qualified placement.

Investors in the 2006 Bridge Financing had customary "piggyback" registration rights, as well as, in certain cases, the right to demand that the Company file a single registration statement, in each case with respect to the shares of its common stock issuable upon exercise of the Bridge Warrants. Registration rights, if any, with respect to any capital stock issuable upon conversion of the 10% Notes were to be set forth in the terms of the qualified placement. The Company used the net proceeds of the 2006 Bridge Financing for working capital purposes. As of March 30, 2007, the investors converted all of the 10% Notes into six Units in the Company’s 2007 Private Placement, and the Company paid all accrued interest in cash in the aggregate amount of $16,832.

The 10% Note (i) bears interest at the rate of 10% per annum, payable monthly in arrears, commencing April 30, 2007, (ii) is payable as to $500,000 of principle on February 28, 2009 and the balance, which was not paid by the Company by February 28, 2009, has become a demand note from and after such date, (iii) is subject to prepayment by the Company without premium or penalty, but with accrued interest, after March 1, 2008, or at any time upon the closing of any offering of equity securities of the Company after the 2007 Private Placement for aggregate gross proceeds of at least $4,000,000, (iv) is subject to mandatory prepayment at the option of the holder upon the occurrence of a sale of the business or other change of control, as defined in the 10% Note, (v) is entitled to the same registration rights for the 10% Notes, Warrants and the common stock issuable upon exercise thereof as granted to investors in the 2007 Private Placement, and (vi) is subordinated to the prior payment of the indebtedness incurred in the Vineyard Bank financing (the “Bank Financing”), except that scheduled principle and interest payments may be made so long as the Bank Financing is not in default.

The Bank Financing was provided by Vineyard Bank, and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company. The term loan, which was closed as of March 30, 2007, has a 3-year maturity with a 10-year amortization, at an interest rate of 9.75% per annum. The revolving line of credit loan has a 2-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding. Both loans are secured by a first priority security interest in all business assets of the Company. Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% 2007 Bridge Note from the proceeds of a refinancing from Vineyard Bank, consisting of a $2,000,000 term loan having a 2-year maturity, at an interest rate equal to the prime rate plus 2% (the “Refinancing”). The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing. Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III, a member of the Company’s Board of Directors. As part of the Bank Financing, the Company agreed to maintain certain financial ratios. At the time of signing these agreements, the Company was not in compliance with the covenants contained in the agreement. As of June 30, 2009, the Company continues to be in default of these covenants and the principle payments. Vineyard Bank has not yet demanded payment of the loans, as such all Vineyard Bank loans are reflected as currently due.

On April 4, 2008, the Company commenced a private placement of Units, referred to as the April 2008 Bridge Financing. Each Unit consisted of (i) $50,000 principle amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s common stock at a price per share of $0.80 which expire April 4, 2013. The 12% Subordinated Notes mature on the earlier of (i) 12 months after initial issuance or (ii) upon the consummation by the Company of a debt or equity financing in which the Company receives at least $3,000,000 in gross proceeds, referred to as a Qualified Placement, or other change of control. The Company and the noteholders are negotiating an extension of the maturity date of the 12% Subordinated Notes. The principle amount and accrued interest on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Company paid Northeast Securities, Inc., the placement agent for the sales of Units in the April 2008 Bridge Financing, a fee of 7% of the gross proceeds, which is accounted for as debt discount noted in the above table, received by the Company. As of June 11, 2008, the closing date of the offering, 16.6 Units were sold to qualified investors for gross proceeds of $830,000.

On September 5, 2008, the Company commenced a private placement of Units, referred to as the September 2008 Bridge Financing. Each Unit consisted of (i) $100,000 principle amount of 12% Subordinated Notes and (ii) Warrants to purchase 117,647 shares of the Company’s common stock at a price per share of $0.85 which expire September 5, 2013. The 12% Subordinated Notes mature on the earlier of (i) September 4, 2009, and (ii) no more than 15 business days following the consummation by the Company of a debt or equity financing or series of debt or equity financings in which the Company receives at least $4,000,000 in gross proceeds, referred to as a Qualified Placement. The principle amount and accrued interest on the Subordinated Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Units consisted of a beneficial conversion feature valued at $435,836, based on the intrinsic method and are being amortized over one year using the straight line method which approximates the effective interest method. The Company paid Northeast Securities, Inc., the placement agent for the sales of Units in the September 2008 Bridge Financing, a fee of 9% of the gross proceeds and warrants to purchase 153,884 shares of the Company’s common stock at a price per share of $0.85 which expire September 5, 2013, which are accounted for as debt discount noted in the above table. As of September 5, 2008,the closing date of the offering, a total of 16.35 Units were sold to qualified investors for gross proceeds of $1,635,000.

On November 26, 2008, the Company completed the sale of a subordinated note for $200,000 with a stated interest rate of 12% due in January 2009. The Company is currently negotiating an extension of this note, but the nature of such extension has not been determined yet.

On December 3, 2008, the Company completed the purchase of a new ERP system and financed that purchase through a third-party equipment financing arrangement having an interest rate of 11% and requiring payments of monthly interest and principle of $1,719, which matures by November 2013.

On February 5, 2009, the Company commenced a private placement of Units, referred to as the February 2009 Bridge Financing A. Each Unit consisted of (i) $100,000 principle amount of 12% Subordinated Notes and (ii) Warrants to purchase 100,000 shares of the Company’s common stock at a price per share of $0.85 which expire February 2014. The 12% Notes mature on the earlier of (i) September 30, 2009 or (ii) upon the Company’s consummation of a debt or equity financing in which it receives at least $5,000,000 in gross proceeds, referred to as a Qualified Placement, business or other change of control. The principle amount on the 12% Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement.  As of February 11, 2009, 1 Unit was sold to a qualified investor for gross proceeds of $100,000.

On February 5, 2009, the Company commenced a private placement of Units, referred to as the February 2009 Bridge Financing B. Each Unit consisted of (i) $100,000 principle amount of 3% Subordinated Notes and (ii) Warrants to purchase 300,000 shares of the Company’s common stock at a price per share of $0.85 which expire February 2014. The 3% Notes mature on the earlier of (i) September 30, 2009 or (ii) upon the Company’s consummation of a debt or equity financing in which it receives at least $5,000,000 in gross proceeds, referred to as a Qualified Placement, business or other change of control. The principle amount on the 3% Notes are convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement.  As of February 11, 2009, the closing date of the offering, 3 Units were sold to a qualified investor for gross proceeds of $300,000.

On Aril 29, 2009 the Company commenced a private placement of Units, referred to as the April 2009 Bridge Financing. Each Unit consisted of (i) $100,000 principle amount of 3% Subordinated Notes and (ii) Warrants to purchase 300,000 shares of the Company’s common stock at a price per share of $0.40 which expire May 2014. The 3% Notes mature on the earlier of (i) September 30, 2009 or (ii) upon the closing of a transaction to sell Nutritional Specialties, Inc. Principle repayments were made in June 2009 of 17% of the principle amount and accrued interest under the notes, then 25% in August 2009 and the balance in September 2009.  As of May 1, 2009, the closing date of the offering, 4.5 Units have been sold to qualified investors for gross proceeds of $450,000.

The convertible debt outstanding at June 30, 2009 of $3,403,000 would be convertible into a maximum of 11,735,714 shares of the Company’s common stock at June 30, 2009, on the basis of the lowest fixed conversion price.

The Company has reviewed the terms of its convertible debt agreements and concluded that certain debt under EITF 07-05 has embedded derivatives under SFAS No. 133. Management estimates that sufficient authorized shares exist to cover issuances of and conversions into common stock.

The following is a schedule of principle maturities for the next five years and the total amount thereafter on these notes as of June 30, 2009:

Year Ending June 30,	Principal Maturities
2010	$7,607,242
2011	125,766
2012	133,089
2013	534,751
2014	10,007
Total	$8,410,855

NOTE 8 - STOCKHOLDERS’ EQUITY

During the six months ended June 30, 2009, a shareholder converted 23,558 Series H Preferred Shares into 58,895 common shares and was issued an additional 1,071 common shares as payment of the Series H dividend. In addition, the Company issued 150,000 common shares as payment of services rendered were recorded at fair value on the grant date of $1.00 per share and 10,000 common shares as payment of service rendered recorded at fair value on the grant date of $0.49 per share.

NOTE 9 – STOCK OPTIONS AND WARRANTS

Options –

The Company did not grant any stock options to directors and employees during the six months ended June 30, 2009 and granted 62,500 options to purchase common stock to a director for the six month period ended June 30, 2008. Compensation cost recognized during the six months ended June 30, 2009 and 2008 related to stock-based awards was $68,397 and $119,369, respectively. Options are usually issued at an exercise price equal to or above the fair value at the date of grant. The fair value of each option grant is estimated on the date of grant using the Black-Scholes-Merton option-pricing model.

The summary of activity for the Company's stock options is presented below:

	June 30, 2009	Weighted Average Exercise Price

Options outstanding at beginning of the period	2,418,052	$1.11
Granted for the period	—	—
Exercised for the period	—	—
Terminated/Expired	125,000	3.00
Options outstanding at June 30, 2009	2,293,052	$1.00
Options exercisable at June 30, 2009	1,125,750	$1.88
Options available for grant at June 30, 2009	1,706,948

Exercise price per share of options outstanding	$0.74 to $3.00

Weighted average remaining contractual lives	7.3 years

Sum of fair value of options granted during the quarter	—

The common stock options expire as follows:

2009	1,250
2010	2,500
2011	4,500
2012	12,500
2013 – 2018	2,272,302
Total	2,293,052

The aggregate intrinsic value of the options outstanding at June 30, 2009 was approximately $82,000 with a weighted average remaining contract term of 7.3 years.

Unrecognized compensation costs related to non-vested share-based compensation for the above options amounted to $629,000 as of June 30, 2009.

The Company granted 100,000 restricted shares of common stock during 2007 that vested ratably over a 5 year period commencing on December 31, 2007. These restricted shares were valued on the grant date at $56,000 using a liquidating discount of 60%. Stock-based compensation cost of $5,600 was recorded as an expense in the six month period ended June 30, 2009.

On July 1, 2008, under the terms of the Company’s 2008 Stock Option and Incentive Plan, the Company issued to certain employees 280,000 options to purchase common stock at $1.02 per share which vest ratably over a five year period and expire June 30, 2018. On September 9, 2008, under the terms of the 2008 Stock Option and Incentive Plan and consistent with the employment contract of Eric Skae, the Company issued to Mr. Skae 250,000 options to purchase common stock at $0.90 per share, of which 50,000 shares vested immediately and the remainder vest ratably over a four year period. The options will expire as to each vested portion if not exercised within five years after the date of vesting. On September 28, 2008, under the terms of the 2008 Stock Option and Incentive Plan, the Company issued to Neil Reithinger 300,000 options to purchase common stock at $0.80 per share which vested immediately and expire September 28, 2018 and 300,000 options to purchase common stock at $0.80 per share which vested upon the Company completing a $5,000,000 equity financing which the Company has not achieved and is not vested. Such equity financing shall include the total of any one financing or the aggregate of one or more financings such that the total equals or exceeds $5,000,000. On September 28 2008, under the terms of the 2008 Stock Option and Incentive Plan, the Company issued to certain employees 309,500 options to purchase common stock at $0.80 per share which vest ratably over a five year period and expire September 28, 2018.

Warrants -

During the six months ended June 30, 2009, the Company issued 350,000 warrants to related parties at an exercise price of $0.85 per share. In addition, the Company issued 1,000,000 warrants at an exercise price of $0.85 per share and 1,200,000 warrants at an exercise price of $0.40 per share. The warrants were issued as an inducement for loans to the Company. The following table reflects a summary of common stock warrants outstanding and warrant activity during the six months ended June 30, 2009:

		Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at December 31, 2008	7,250,708	$0.73	3.5
Granted during the period	2,550,000	0.64	4.7
Exercised during period	—
Expired during the period	6,000	0.40
Warrants outstanding at June 30, 2009	9,794,708	$0.71	3.1

The common stock warrants expire as follows:

Year	Amount

2010	250,000
2011	153,572
2012	3,280,000
2013	3,561,136
2014	2,550,000
Total	9,794,708

The exercise price of warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits and similar events. Further, in the event that the Company should issue shares of its common stock at an effective price per share less than the then effective exercise price of the warrants, the exercise price and the number of shares subject to such warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a non-fully-diluted basis, subject to similar exceptions to those described for such adjustments above with respect to the Series I Convertible Preferred Stock.

NOTE 10 - RELATED PARTY TRANSACTIONS

From time to time, certain officers and directors loan the Company money as well as defer payment of salaries in order to assist the Company in its cash flow needs.

The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers, directors and significant shareholders as of June 30, 2009:

Officer/Director/Significant Shareholders			Accrued Salaries & Bonus Amount	Accrued Dividend Amount

	Notes Payable
	Amount	Accrued Interest
Eric Skae	$2,570,000	$154,969	$37,501	$—
Chairman of the Board, Chief Executive Officer & President

Neil Reithinger	$—	$—	$109,900	$—
Chief Operating Officer & Chief Financial Officer

Thomas Pinkowski	$112,500	5,639	$—	—
Vice-President

Karl H. Rullich	$17,500	$7,587	$130,135	$60,062
Significant Shareholder

O. Lee Tawes, III	$1,313,357	$180,759	$—	$62,500
Director	$4,013,357	$348,954	$277,536	$122,562

In February 2008, as part of the restructuring of two loans with O. Lee Tawes, III, a member of the Company’s Board of Directors, the Company granted Mr. Tawes a warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.79 per share and a warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.80 per share, both warrants expiring in February 2013.

In April 2008, Mr. Tawes, a member of the Company’s Board of Directors, participated in a private placement of Units, referred to as the April 2008 Bridge Financing, and acquired 2.5 Units. Each Unit consisted of (i) $50,000 principle amount of 12% Subordinated Notes and (ii) Warrants to purchase 31,250 shares of the Company’s common stock at a price per share of $0.80, with an expiration date of April 4, 2013.

In July 2008, Mr. Tawes, a member of the Company’s Board of Directors, provided additional financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 312,500 shares of the Company’s common stock at a price per share of $0.80, which will expire July 14, 2013.

In August 2008, the Company entered into a lease agreement with the brother of the Company’s director and executive officer, Neil Reithinger. The Board of Directors, except for Mr. Reithinger, reviewed several proposals for alternate facilities and determined that Mr. Reithinger’s brother’s facility was superior and the terms of the lease were better than could be obtained from an independent third party. The lease is a five year lease with a two year option out, with monthly lease payments of $4,500.

On October 23, 2008, Eric Skae provided financing to the Company in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 150,000 shares of the Company’s common stock at a price per share of $0.85, which will expire July 14, 2013. At the time of the transaction, Mr. Skae served as a member of the Company’s Board of Directors.

On November 4, 2008, Scott Ricketts, a member of the Company’s Board of Directors, participated in a private placement for $100,000. In exchange, Mr. Ricketts received a warrant to purchase 28,736 common shares at an exercise price of $0.87 per share, which will expire on November 4, 2013. On November 30, 2008, the Company issued Mr. Ricketts 10,000 shares of Series J Preferred Stock, convertible at $0.40 per share into 250,000 shares of the Company’s common stock.

On February 5, 2009, the Company commenced a private placement of Units, referred to as the February 2009 Bridge Financing B. Each Unit consisted of (i) $100,000 principle amount of 3% Subordinated Notes and (ii) Warrants to purchase 300,000 shares of the Company’s common stock at a price per share of $0.85 which expire February 2014. The 3% Notes mature on the earlier of (i) September 30, 2009 or (ii) upon the Company’s consummation of a debt or equity financing in which it receives at least $5,000,000 in gross proceeds, referred to as a Qualified Placement, business or other change of control. The principle amount on the 3% Notes are convertible, at the option of each investor, into an investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement. The Company has not yet determined the terms of a Qualified Placement and has not commenced any offers for a Qualified Placement. The Company intends to use the net proceeds of this private placement for working capital purposes. As of February 11, 20009 3.25 Units were sold to qualified investors for gross proceeds of $325,000. Mr. Tawes, a member of the Company’s Board of Directors, participated in this transaction by acquiring .25 Units.

On March 20, 2009, the Company entered into a transaction with Eric Skae, the Company’s Chief Executive Officer and Chairman of the Board, whereby it issued to Mr. Skae a 18% Subordinated Note, with an effective date of March 17, 2009, for a principle amount of $325,000 and a warrant to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $0.85 per share with an expiration date of March 20, 2014. The value of the Warrants was $31,285 and will be accounted for as debt discount. The 18% Subordinated Note was due on April 12, 2009, unless due earlier in accordance with the terms of the Note. The Company is currently renegotiating the terms of the Note. Interest accrues on the Note at a rate of 18% per year.

On March 26, 2009, Mr. Tawes, a member of the Company’s Board of Directors, provided financing to the Company in the amount of $113,357 in exchange for (i) a 12% Subordinated Note and (ii) Warrants to purchase 175,000 shares of the Company’s common stock at a price per share of $0.85, which will expire March 26, 2014. The value of the Warrants was $39,727 and will be accounted for as debt discount.

The Company’s policy with regard to transactions with affiliated persons or entities is that such transactions will be on terms no less favorable than could be obtained from non-affiliates. The foregoing transactions are on terms no less favorable that those that could be obtained from non-affiliates. Any such transaction must be reviewed by the Company’s independent director.

NOTE 11 - SUBSEQUENT EVENTS

Effective July 24, 2009, together with its wholly-owned subsidiary Nutritional Specialties, Inc., the Company entered into an Asset Purchase Agreement (the “Agreement”) with Nutra, Inc., a subsidiary of Nutraceutical International Corporation, a Delaware corporation. Pursuant to the Agreement, the Company agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business, including but not limited to its accounts, notes receivable and other receivables, inventory, tangible assets, rights existing under assigned purchase orders, proprietary rights, government licenses, customer lists, records, goodwill and assumed contracts. Certain rights and assets were excluded from the purchased assets, including the right to market, sell and distribute beverages as described in the Agreement.

In exchange for the foregoing, Nutra, Inc. agreed to pay an aggregate purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments. The final closing of the Agreement is subject to shareholder approval and certain releases including final consents from the Company’s senior lender, Vineyard Bank, N.A.

Assuming the transaction contemplated by the Agreement closes, the Company intends to initiate a plan to recapitalize its balance sheet and focus on the growth of its beverage business, namely New Leaf Tea, as well as the expansion of new products within the functional drink space.

In August 2009, the Company offered its note and warrant holders the opportunity to convert or exercise their notes and or warrants at an exercise price of $0.25 per common share or to convert their remaining warrants on a cashless basis into common shares. Additionally, the Company lowered the conversion price of certain outstanding notes to $0.25. While it is premature to assume that all warrant holders will convert or exercise into common shares, management believes that many of the warrant holders will accept this offer. The note and warrant holder have until August 31, 2009 to accept the offer.

NOTE 12 – CONTINGENCIES

On December 27, 2007, Farmatek IC VE DIS TIC, LTD, STI, a former distributor of Nutritional Specialties, filed a claim in the Superior Court of California, County of Orange, against the Company’s wholly-owned subsidiary, Nutritional Specialties, Inc. Farmatek alleged a breach of contract and a violation of California Business and Professional Code. Farmatek was seeking $4,000,000 plus punitive damages and costs. On June 12, 2009, the Company entered into a settlement agreement with Farmatek pursuant to which it agreed to pay Farmatek an aggregate of $250,000 over the following twelve months and have recognized this item as operating expense in the year ended December 31, 2008. As of June 30, 2009, $200,000 is unpaid and reflected in accrued expenses.

On January 29, 2009, the Company was notified that it was named as a defendant, along with 54 other defendants, in a class action lawsuit under California Proposition 65 for allegedly failing to disclose the amount of lead in one of its products. The Company believes that this case is without merit and plans on defending it vigorously. The Company believes that this suit will not have a material adverse effect on its results of operations, cash flows or financial condition.

NOTE 13 - ACQUISITION

On September 9, 2008, the Company, through a subsidiary, acquired certain assets and liabilities from Skae Beverage International, LLC. These assets included current assets, fixed assets and intangible assets such as trademarks and a brand name. In exchange for the foregoing, the Company agreed to pay an aggregate purchase price of $3,800,000 and assume certain liabilities of $1,050,339. The $3,800,000 purchase price was comprised of a series of 8% Subordinated Promissory Notes in the aggregate principle amount of $1,000,000, as well as a payment to Skae Beverage International, LLC of $400,000 in cash, $1,100,000 in 8% Subordinated Promissory Notes and 1,444,444 shares of the Company’s common stock valued at $1,300,000. The Company also capitalized $152,000 of acquisition related costs.

The following table sets forth the allocation of the acquisition cost of Skae Beverage International, LLC in 2008, including acquisition-related expenses, to the assets acquired and liabilities assumed, based on their estimated fair values:

2008
Current Assets	$726,805
Equipment	34,320
Goodwill &Other Intangible assets	4,500,824
Total Assets Acquired	5,261,949

Current Liabilities	1,050,339
Non-current Liabilities	—
Total Liabilities Assumed	1,050,339
Net Assets Acquired	$4,211,610

NOTE 14 – LOSS PER SHARE

Convertible preferred stock, notes payable and outstanding options and warrants were not considered in the calculation for diluted earnings per share for the periods ended June 30, 2009 and 2008 because the effect of their inclusion would be anti-dilutive.

As of June 30, 2009, there was Preferred stock convertible into 6,748,145 shares of common stock and warrants and options to purchase 9,508,621 shares of common stock outstanding. As of June 30, 2008, there was Preferred stock convertible into 6,810,645 shares of common stock and warrants and options to purchase 4,571,207 shares of common stock outstanding. These securities were excluded from the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive.

NOTE 15 – ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

In April 2009, the Board of Directors authorized management to begin the process to sell Nutritional Specialties Inc. including the Lifetime® and Baywood brands of products. The sale process was cooridinated by an investment banker and on July 24, 2009 the Company signed an Asset Purchase Agreement with Nutra Corp which is described in Note 11. As of June 30, 2009, the Company classified these assets as Assets Held for Sale. Assets held for sale are measured at the lower of their carrying amount prior to classification of the group of assets as held for sale and the fair value. In the three months ended June 30, 2009, the Company recorded an impairment loss of $3,250,000, which was reported within other expenses.

The assets of the business units held for sale after impairment losses comprise:

June 30, 2009
Accounts receivable	$1,164,923
Inventories	1,136,288
Other current assets	49,685
Property & Equipment	64,117
Goodwill & Identified intangibles	6,094,632

Business units held for sale	$8,509,645

Consistent with SFAS 144 the operating results of assets that are held for sale have been classified as discontinued operations. Results of discontinued operations were:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Sales	$3,649,363	$1,524,608	$7,351,869	$6,673,232
Operating expenses	3,148,791	1,173,690	6,283,580	5,918,109
Income from discontinued operations	$500,572	$350,918	$1,068,289	$755,123